As filed with the Securities and Exchange Commission on March 28, 2011

Investment Company Act of 1940

Registration No. 811-03605

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 79	☒

(Check appropriate box or boxes)

NORTHERN INSTITUTIONAL FUNDS

(Exact Name of Registrant as Specified in Charter)

50 South LaSalle Street

Chicago, Illinois 60603

(Address of Principal Executive Offices)

800-637-1380

(Registrant’s Telephone Number, including Area Code)

Name and Address of Agent for Service:
Diana E. McCarthy	with a copy to:
Drinker Biddle & Reath LLP	Owen T. Meacham, Assistant Secretary
One Logan Square	The Northern Trust Company
Suite 2000	50 South LaSalle Street, B-9
Philadelphia, Pennsylvania 19103-6996	Chicago, Illinois 60603

This Amendment No. 79 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to shares of beneficial interest in its Liquid Assets Portfolio. Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933 (the “1933 Act”), in accordance with Regulation D under the 1933 Act, as amended.

LIQUID ASSETS PORTFOLIO

NORTHERN INSTITUTIONAL FUNDS

Prospectus dated April 1, 2011

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), any other government agency, or The Northern Trust Company, its affiliates, subsidiaries or any other bank. An investment in the Portfolio involves investment risks, including possible loss of principal.

Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NOTICE TO INVESTORS

THE PORTFOLIO IS A SERIES OF NORTHERN INSTITUTIONAL FUNDS WHICH IS REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“1940 ACT”). THE SHARES OF THE LIQUID ASSETS PORTFOLIO WHICH ARE DESCRIBED IN THIS PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SHARES OF THE LIQUID ASSETS PORTFOLIO IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE LIQUID ASSETS PORTFOLIO THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS.

THIS PROSPECTUS IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE LIQUID ASSETS PORTFOLIO DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE LIQUID ASSETS PORTFOLIO FOR SUCH INVESTOR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE DECLARATION OF TRUST OF NORTHERN INSTITUTIONAL FUNDS, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	1	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

3	PORTFOLIO SUMMARY

	3	LIQUID ASSETS PORTFOLIO

5	INVESTMENT ADVISER

6	ADVISORY FEES

7	OTHER PORTFOLIO SERVICES

8	PURCHASING AND SELLING SHARES

	8	INVESTORS

	8	PURCHASING SHARES

	8	OPENING AN ACCOUNT

	9	SELLING SHARES

10	ACCOUNT POLICIES AND OTHER INFORMATION

14	DISTRIBUTIONS AND TAX CONSIDERATIONS

15	SECURITIES, TECHNIQUES AND RISKS

	15	ADDITIONAL INFORMATION ON INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

	20	ADDITIONAL DESCRIPTION OF SECURITIES AND COMMON INVESTMENT TECHNIQUES

24	FOR MORE INFORMATION

LIQUID ASSETS PORTFOLIO	2	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

PORTFOLIO SUMMARY

LIQUID ASSETS PORTFOLIO

INVESTMENT OBJECTIVE

The Portfolio is a money market fund that seeks to maintain a stable net asset value (“NAV”) of $1.00 per share. The Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high quality money market instruments.

FEES AND EXPENSES OF THE PORTFOLIO

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

Shareholder Fees (fees paid directly from your investment)
None
Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.25%
Distribution (12b-1) Fees	None
Other Expenses	0.12%
Total Annual Portfolio Operating Expenses	0.37%
Fee Waiver and/or Expense Reimbursement(1)(2)	(0.27)%
Total Annual Portfolio Operating Expenses After Fee Waiver and/or Expense Reimbursement	0.10%

(1)

Northern Trust Investments, Inc. (“NTI” or the “Investment Adviser”) has contractually agreed to waive all of its management fees and reimburse certain expenses of the Portfolio. The contractual waiver and reimbursement arrangements are expected to continue until at least April 1, 2012. After this date, NTI or the Portfolio may terminate the contractual arrangements. The Portfolio’s Board of Trustees may terminate the contractual arrangements at any time if it determines that it is in the best interest of the Portfolio and its shareholders.

(2)	As of the date of this Prospectus, The Northern Trust Company (“TNTC”) is voluntarily waiving its custody and transfer agency fees.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its objective by investing in a broad range of high quality, U.S. dollar-denominated government, bank and commercial obligations that are available in the money markets, including:

■	Obligations of U.S. banks (including obligations of foreign branches of such banks);

■	Obligations of foreign commercial banks;

■	Commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers;

■	Corporate bonds, notes, paper and other instruments;

■	Asset-backed securities, asset-backed commercial paper and structured notes;

■	Securities issued or guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises and custodial receipts with respect thereto;

■	Securities issued or guaranteed by one or more foreign governments or political subdivisions, agencies or instrumentalities;

■	Repurchase agreements relating to the above instruments; and

■	Municipal securities issued or guaranteed by state or local governmental bodies.

The SEC imposes strict requirements on the investment quality, maturity, and diversification of the Portfolio’s investments. Accordingly, the Portfolio’s investments must have a remaining maturity of no more than 397 days and must be high quality. The Investment Adviser may consider, among other things, credit, interest rate and prepayment risks as well as general market conditions when deciding whether to buy or sell investments for the Portfolio.

During extraordinary market conditions and interest rate environments, some portion of the Portfolio’s total net assets may be uninvested. In such cases, a portion of the Portfolio’s assets may be held in cash in the Portfolio’s custody account. Cash assets are not income-generating and therefore would impact the Portfolio’s current yield. During this time, the Portfolio may not meet its investment objective.

PRINCIPAL RISKS

STABLE NAV RISK is the risk that the Portfolio will not be able to maintain an NAV per share of $1.00 at all times. A significant enough market disruption or drop in market prices of securities held by the Portfolio, especially at a time when the Portfolio needs to sell securities to meet shareholder redemption requests, could cause the value of the Portfolio’s shares to decrease to a price less than $1.00 per share.

INTEREST RATE RISK is the risk that during periods of rising interest rates, the Portfolio’s yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Portfolio’s yield (and the market value of its securities) will tend to be higher.

CREDIT (OR DEFAULT) RISK is the risk that the inability or unwillingness of an issuer or guarantor of a fixed-income security, or a counterparty to a repurchase or other transaction, to meet its payment or other financial obligations will adversely affect the value of the Portfolio’s investments and its yield.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	3	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

Changes in the credit rating of a debt security held by the Portfolio could have a similar effect.

GUARANTOR (OR CREDIT ENHANCEMENT) RISK is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution or such entity’s failure to fulfill its obligations could cause the Portfolio’s investments to decline in value. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio.

INCOME RISK is the risk that falling interest rates will cause the Portfolio’s income to decline. Income risk is generally higher for short-term debt securities.

MANAGEMENT RISK is the risk that a strategy used by the investment management team may fail to produce the intended results.

PREPAYMENT (OR CALL) RISK is the risk that prepayment of the underlying mortgage or other collateral of some fixed-income securities may result in a decreased rate of return and a decline in value of those securities.

DEBT EXTENSION RISK is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Portfolio will suffer from the inability to invest in higher yielding securities.

FOREIGN SECURITIES RISK is the risk that a foreign security, even if it is a U.S. dollar-denominated foreign security, could lose value as a result of political, financial and economic events in foreign countries, less stringent foreign securities regulations and accounting and disclosure standards or other factors.

STRUCTURED SECURITIES RISK is the risk that loss may result from the Portfolio’s investments in structured securities. Structured securities may be more volatile, less liquid and more difficult to price accurately than less complex securities due to their derivative nature. As a result, investments in structured securities may adversely affect the Portfolio’s NAV. In some cases it is possible that the Portfolio may suffer a total loss on its investment in a structured security.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency, or The Northern Trust Company, its affiliates, subsidiaries or any other bank. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

MANAGEMENT

INVESTMENT ADVISER. Northern Trust Investments, Inc., an indirect subsidiary of Northern Trust Corporation, serves as the Investment Adviser of the Portfolio.

PURCHASE AND SALE OF PORTFOLIO SHARES

Shares of the Portfolio are offered by the Trust on a private placement basis in accordance with Regulation D under the Securities Act of 1933 exclusively to securities lending customers of The Northern Trust Company (“TNTC”) and other affiliated entities and unaffiliated entities and to institutional customers of TNTC to whom cash collateral has been posted in connection with various types of swap transactions.

You may purchase Portfolio shares through your custody account at Northern Trust (or an affiliate) or an authorized intermediary or you may open an account directly with Northern Institutional Funds (the “Trust”). There is no minimum for initial or subsequent investments.

On any business day, you may sell (redeem) Portfolio shares through your custody account by contacting your Northern Trust account representative or authorized intermediary. As further described in the Portfolio’s complete Prospectus, if you purchase Portfolio shares directly from the Trust, you may sell (redeem) your shares in one of the following ways:

■	By Mail – Send a written request to: Northern Institutional Funds, P.O. Box 75986, Chicago, Illinois 60675-5986.

■	By Telephone – Call the Northern Institutional Funds Center at 800-637-1380 for instructions.

■

By Wire – Authorize wire redemptions on your New Account Application and have proceeds sent by federal wire transfer to a previously designated bank account (the minimum redemption amount by this method is $10,000).

TAX INFORMATION

The Portfolio’s distributions are generally taxable to you as ordinary income, capital gains, or a combination of the two, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account.

PAYMENTS TO OTHER FINANCIAL INTERMEDIARIES

If you purchase the Portfolio through a financial intermediary (such as a bank), the Portfolio and its related companies may pay the intermediary for the sale of Portfolio shares and related services. These payments may create a conflict of interest by influencing the intermediary to recommend the Portfolio over another investment. Ask your financial intermediary or visit its Web site for more information.

LIQUID ASSETS PORTFOLIO	4	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

INVESTMENT ADVISER

This Prospectus describes one money market portfolio (the “Portfolio”) which is offered by Northern Institutional Funds (the “Trust”) exclusively to the securities lending customers of The Northern Trust Company (“TNTC”) and other affiliated and unaffiliated entities and to institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions.

Northern Trust Investments, Inc. (“NTI” or the “Investment Adviser,” formerly known and conducting business as Northern Trust Investments, N.A.), an indirect subsidiary of Northern Trust Corporation, serves as the Investment Adviser of the Portfolio. NTI is located at 50 South LaSalle Street, Chicago, IL 60603.

NTI is an Illinois state bank and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “1940 Act”). It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds.

Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended.

As of December 31, 2010, Northern Trust Corporation, through its affiliates, had assets under custody of $4.1 trillion, and assets under investment management of $643.6 billion.

Under the Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust’s Board of Trustees, is responsible for making investment decisions for the Portfolio and for placing purchase and sale orders for portfolio securities.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	5	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

ADVISORY FEES

As compensation for advisory services and the assumption of related expenses, the Investment Adviser is entitled to an advisory fee, computed daily and payable monthly, at the annual rate set forth in the table below (expressed as a percentage of the Portfolio’s average daily net assets).

The difference, if any, between the contractual advisory fees and the actual advisory fees paid by the Portfolio reflects the fact that the Investment Adviser did not charge the full amount of the advisory fees to which it was entitled. For the period December 1, 2009 through March 31, 2010, the Investment Adviser voluntarily waived a portion of the advisory fee charged to the Portfolio, as shown in the table below. Starting April 1, 2010, the Investment Adviser contractually agreed to waive the advisory fees charged to the Portfolio in the same amount that it had previously voluntarily waived so that the advisory fees the Investment Adviser is entitled to receive do not exceed 0.00%. The contractual waiver arrangement is expected to continue until at least April 1, 2012. After this date, the Investment Adviser or the Portfolio may terminate the contractual arrangement. The Board of Trustees may terminate the contractual arrangement at any time if it determines that it is in the best interests of the Portfolio and its shareholders.

In order to avoid a negative yield, the Investment Adviser may reimburse expenses of the Portfolio. Any such expense reimbursement would be voluntary and could be implemented or discontinued at any time. There is no guarantee that the Portfolio will be able to avoid a negative yield.

A discussion regarding the Board of Trustees’ basis for its most recent approval of the Portfolio’s Advisory Agreement is available in the Portfolio’s semiannual report to shareholders for the six-month period ended May 31, 2010.

Portfolio	Contractual Rate	Advisory Fee Paid for Fiscal Year Ended 11/30/2010
LIQUID ASSETS PORTFOLIO	0.25%	0.00%

LIQUID ASSETS PORTFOLIO	6	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

OTHER PORTFOLIO SERVICES

TNTC (together with NTI, referred to as “Northern Trust”) serves as Transfer Agent and Custodian for the Portfolio. The Transfer Agent performs various shareholder servicing functions, and any shareholder inquiries should be directed to it. In addition, NTI serves as Administrator for the Portfolio. TNTC also performs certain administrative services for the Portfolio pursuant to a sub-administration agreement with NTI. NTI pays TNTC for its sub-administration services out of its administration fees and TNTC’s fees do not represent additional expenses to the Portfolio.

TNTC is entitled to transfer agency fees, calculated daily and payable monthly, at an annual rate equal to $18 for each subaccount relating to the shares of the Portfolio. As of the date of this Prospectus, TNTC is voluntarily waiving its transfer agency and custody fees.

NTI, as Administrator, is entitled to an administration fee from the Portfolio at the annual rate of 0.10% of the average daily net assets of the Portfolio. Under the Administration Agreement with the Trust, which may be amended by the Trust’s Board of Trustees without shareholder approval, NTI, as Administrator, has contractually agreed to reimburse expenses (including fees payable to NTI for its services as Administrator, but excluding management fees, transfer agency fees, taxes, interest and other extraordinary expenses) (“Expenses”) that exceed on an annualized basis 0.10% of the Portfolio’s average daily net assets.

TNTC, NTI and other Northern Trust affiliates may provide other services to the Portfolio and receive compensation for such services if consistent with the 1940 Act and the rules, exemptive orders and no-action letters issued by the SEC thereunder. Unless required, investors in the Portfolio may or may not receive specific notice of such additional services and fees.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	7	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

PURCHASING AND SELLING SHARES

Shares of the Portfolio are not registered under the 1933 Act or any of the securities laws of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares may, however, be redeemed from the Trust as described below under “Purchasing and Selling Shares—Selling Shares.”

Shares of the Portfolio are sold without a sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee. Except as provided under “Account Policies and Other Information—In-Kind Purchases and Redemptions” on page 10, redemptions will be paid in cash.

INVESTORS

Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to securities lending customers and other institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions, all of whom qualify as “Accredited Investors,” as defined in Rule 501 of Regulation D. “Accredited Investors” include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts (“Institutions”) investing cash collateral securing securities loans.

TNTC and its affiliates have established a securities lending program for their institutional customers. Each customer that participates in this securities lending program as a lender enters into a securities lending authorization agreement with TNTC or an affiliate. Cash collateral related to securities lending customers and other institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions, may be invested in shares of the Portfolio through their custody accounts at Northern Trust or an affiliate. Counterparties to such transactions may post cash collateral in connection with such transactions which TNTC or its affiliate is authorized to invest in a variety of instruments, including the Portfolio.

Securities lending customers of unaffiliated securities lending agents that are authorized to place trades with the Portfolio, subject to the terms of their agreements with such agents, may invest in shares through their authorized intermediary (“Authorized Intermediary” or collectively, “Authorized Intermediaries”) as described below. These customers and other Institutions may also invest cash collateral securing loans of their securities directly as described below.

PURCHASING SHARES

You may purchase shares of the Portfolio through your custody account at Northern Trust (or an affiliate), through an Authorized Intermediary, or you may open an account directly with the Trust.

OPENING AN ACCOUNT

SECURITIES LENDING AND SWAP COLLATERAL CUSTOMERS. Securities lending and swap collateral customers should contact their Northern Trust account representative who can assist with all phases of the investment.

THROUGH AN AUTHORIZED INTERMEDIARY. You may purchase shares of the Portfolio through your Authorized Intermediary. If you invest through an Authorized Intermediary, you will have to follow its procedures. You will also generally have to address your correspondence or questions regarding the Portfolio to your Authorized Intermediary.

DIRECTLY FROM THE TRUST. An Institution may open a shareholder account and purchase shares directly from the Trust as described in the “Opening An Account” section of this Prospectus.

BY MAIL

■	Read this Prospectus carefully.

■	Complete and sign the New Account Application.

■	Include a Northern Institutional Funds Certification Form or other acceptable evidence of authority (if applicable).

■	Enclose a check or Federal Reserve draft payable to Northern Institutional Funds.

■	Mail your check, Northern Institutional Funds Certification Form or other acceptable evidence of authority (if applicable) and completed New Account Application to:

Northern Institutional Funds

P.O. Box 75986

Chicago, Illinois 60675-5986

■	Additional documentation may be required to fulfill the requirements of the “Customer Identification Program” described on page 12.

All checks must be payable in U.S. dollars and drawn on a bank located in the United States. Cash and third party checks are not acceptable.

LIQUID ASSETS PORTFOLIO	8	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

■	For overnight delivery, use the following address:

Northern Institutional Funds

801 South Canal Street

Chicago, Illinois 60607

TO OPEN A NEW ACCOUNT PLEASE PROVIDE:

■	The name of the Portfolio

■	The number of shares or dollar amount to be invested

■	The method of payment

TO ADD TO AN EXISTING ACCOUNT, PLEASE PROVIDE:

■	The Institution’s name

■	Your account number

BY WIRE OR AUTOMATED CLEARING HOUSE (“ACH”) TRANSFER

TO OPEN A NEW ACCOUNT:

■	For more information or instructions regarding the purchase of shares, call the Northern Institutional Funds Center at 800-637-1380.

TO ADD TO AN EXISTING ACCOUNT:

■	Have your bank wire federal funds or effect an ACH transfer to:

The Northern Trust Company

Chicago, Illinois

ABA Routing No. 0710-00152

(Reference 10-Digit Portfolio account number, with no spaces (e.g., ##########))

(Reference Shareholder’s Name)

SELLING SHARES

SECURITIES LENDING AND SWAP COLLATERAL CUSTOMERS. Securities lending and swap collateral customers should contact their Northern Trust account representative who can assist with all phases of the investment.

THROUGH AN AUTHORIZED INTERMEDIARY. Securities lending customers of Authorized Intermediaries may sell (redeem) shares through their intermediary.

DIRECTLY THROUGH THE TRUST. Institutions that purchase shares directly from the Trust may redeem their shares through the Transfer Agent in one of the following ways:

BY MAIL

SEND A WRITTEN REQUEST TO:

Northern Institutional Funds

P.O. Box 75986

Chicago, Illinois 60675-5986

THE LETTER OF INSTRUCTION MUST INCLUDE:

■	The signature of a duly authorized person (A signature guarantee from an institution participating in the Stock Transfer Agency Medallion Program (“STAMP”) also may be required.)

■	Your account number

■	The name of the Portfolio

■	The number of shares or the dollar amount to be redeemed

BY TELEPHONE

■	Call the Northern Institutional Funds Center at 800-637-1380 for instructions.

■

During periods of unusual economic or market activity, telephone redemptions may be difficult to implement. In such event, shareholders should follow the procedures outlined above under “Selling Shares—By Mail.”

BY WIRE

If you authorize wire redemptions on your New Account Application, you can redeem shares and have the proceeds sent by federal wire transfer to a previously designated bank account.

■	Call the Northern Institutional Funds Center at 800-637-1380 for instructions.

■	The minimum amount that may be redeemed by this method is $10,000.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	9	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

ACCOUNT POLICIES AND OTHER INFORMATION

PURCHASE AND REDEMPTION MINIMUMS. There is no minimum for initial or subsequent purchases or redemptions.

CALCULATING SHARE PRICE. The Trust issues shares and redeems shares at NAV. The NAV for a share of the Portfolio is calculated by dividing the value of the Portfolio’s net assets by the number of outstanding shares of the Portfolio. The NAV for the Portfolio is calculated on each Business Day as of 3:00 p.m. Central time. Portfolio shares may be priced on days when the New York Stock Exchange (the “Exchange”) is closed if the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the bond markets remain open for all or part of the day. The NAV used in determining the price of your shares is the one calculated after your purchase or redemption order is received in good order as described below.

The Portfolio seeks to maintain an NAV of $1.00 per share by valuing the obligations held by it at amortized cost in accordance with SEC regulations. Amortized cost will normally approximate market value.

TIMING OF PURCHASE REQUESTS. Purchase requests received in good order and accepted by the Transfer Agent or an Authorized Intermediary on any Business Day by 3:00 p.m. Central time will be executed the day they are received by either the Transfer Agent or an Authorized Intermediary, at that day’s closing share price for the Portfolio, provided that one of the following occurs:

■	The Transfer Agent receives the payment in federal or other immediately available funds on the same Business Day by 3:00 p.m. Central time;

■

The requests are placed by an Authorized Intermediary that has entered into a servicing agreement with the Trust and payment in federal or other immediately available funds is received by the Transfer Agent by the close of the same Business Day in accordance with the terms of the Trust’s agreement with the intermediary; or

■	Payment in federal or other immediately available funds is received by the close of the same Business Day in a custody account maintained with Northern Trust or an affiliate.

Purchase requests received in good order by the Transfer Agent or an Authorized Intermediary on a non-Business Day or after the deadlines described above on a Business Day will be executed on the next Business Day, at that day’s closing share price for the Portfolio, provided that payment is made as noted above.

IN-KIND PURCHASES AND REDEMPTIONS. The Trust reserves the right to accept payment for shares in the form of securities that are permissible investments for the Portfolio. The Trust also reserves the right to pay redemptions by a distribution “in-kind” of securities (instead of cash) from the Portfolio. See the Statement of Additional Information (“SAI”) for further information about the terms of these purchases and redemptions.

MISCELLANEOUS PURCHASE INFORMATION.

■	Institutions and Authorized Intermediaries are responsible for transmitting purchase orders and delivering required funds on a timely basis.

■

Institutions and Authorized Intermediaries are responsible for all losses and expenses of the Portfolio, and purchase orders may be cancelled, in the event of any failure to make payment according to the procedures outlined in this Prospectus. In addition, a $20 charge will be imposed if a check does not clear.

■

Shares of the Portfolio are entitled to the dividends declared by the Portfolio beginning on the Business Day the purchase order is executed, provided payment in federal or other immediately available funds is received by the Transfer Agent by the time designated in “Timing of Purchase Requests” above.

■	The Trust reserves the right to reject any purchase order. The Trust also reserves the right to change or discontinue any of its purchase procedures.

■	In certain circumstances, the Trust may advance the time by which purchase orders must be received. See “Early Closings” on page 12.

■

If the Transfer Agent cannot locate an investor, the investor’s account may be deemed legally abandoned and then escheated (transferred) to the appropriate state’s unclaimed property administrator in accordance with statutory requirements.

TIMING OF REDEMPTION REQUESTS. Redemption requests received in good order by the Transfer Agent or an Authorized Intermediary on any Business Day by 3:00 p.m. Central time will be executed on the same day at that day’s closing share price for the Portfolio.

Redemption requests received in good order by the Transfer Agent or an Authorized Intermediary on a non-Business Day or after the deadline described above on a Business Day will be executed the next Business Day, at that day’s closing share price for the Portfolio.

PAYMENT OF REDEMPTION PROCEEDS. Redemption proceeds normally will be sent or credited on the next Business Day following the Business Day on which such redemption request is received in good order by the deadline noted above, unless payment in immediately available funds on the same Business Day is requested. However, if you have recently purchased Shares with a check or through an electronic transaction,

LIQUID ASSETS PORTFOLIO	10	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

payment may be delayed as discussed below under “Miscellaneous Redemption Information.”

MISCELLANEOUS REDEMPTION INFORMATION. All redemption proceeds will be sent by check unless the Transfer Agent is directed otherwise. Redemption proceeds also may be wired or transferred. Redemptions are subject to the following restrictions:

■

The Trust reserves the right to defer crediting, sending or wiring redemption proceeds for up to 7 days (or such longer period permitted by the SEC) after receiving the redemption order if, in its judgment, an earlier payment could adversely affect the Portfolio.

■

If you are redeeming recently purchased shares by check or electronic transaction, your redemption request may not be paid until your check or electronic transaction has cleared. This may delay your payment for up to 10 days.

■	Authorized Intermediaries are responsible for transmitting redemption orders and crediting their customers’ accounts with redemption proceeds on a timely basis.

■	Redemption requests made to the Transfer Agent by mail must be signed by a person authorized by acceptable documentation on file with the Transfer Agent.

■	Dividends on shares are earned through and including the day prior to the day on which they are redeemed.

■

The Trust and the Transfer Agent reserve the right to redeem shares held by any shareholder who provides incorrect or incomplete account information or when such involuntary redemptions are necessary to avoid adverse consequences to the Trust and its shareholders or the Transfer Agent.

■	The Trust may require any information from the shareholder reasonably necessary to ensure that a redemption request has been duly authorized.

■	The Trust reserves the right to change or discontinue any of its redemption procedures.

■

The Trust does not permit redemption proceeds to be sent by outgoing International ACH Transaction (“IAT”). An IAT is a payment transaction involving a financial institution’s office located outside U.S. territorial jurisdiction.

■	In certain circumstances, the Trust may advance the time by which redemption orders must be received. See “Early Closings” on page 12.

EXCESSIVE TRADING IN PORTFOLIO SHARES. The Board of Trustees of the Trust has not adopted, on behalf of the Portfolio, policies and procedures with respect to frequent purchases and redemptions of Portfolio shares in light of the nature and high quality of the Portfolio’s investments. The Portfolio reserves the right to refuse a purchase order if management of the Portfolio determines that the purchase may not be in the best interests of the Portfolio.

TELEPHONE TRANSACTIONS. All calls may be recorded or monitored. The Transfer Agent has adopted procedures in an effort to establish reasonable safeguards against fraudulent telephone transactions. If reasonable measures are taken to verify that telephone instructions are genuine, the Trust and its service providers will not be responsible for any loss resulting from fraudulent or unauthorized instructions received over the telephone. In these circumstances, shareholders will bear the risk of loss. During periods of unusual market activity, you may have trouble placing a request by telephone. In this event, consider sending your request in writing.

The proceeds of redemption orders received by telephone will be sent by check, wire or transfer according to proper instructions. All checks will be made payable to the shareholder of record and mailed only to the shareholder’s address of record.

The Trust reserves the right to refuse a telephone redemption.

ADVANCE NOTIFICATION OF LARGE TRANSACTIONS. The Trust requests that an Institution or Authorized Intermediary give advance notice to the Transfer Agent by 11:00 a.m. Central time if it intends to place a purchase or redemption order of $5 million or more on a Business Day.

MAKING CHANGES TO YOUR ACCOUNT INFORMATION. You may make changes to wiring instructions only in writing. You may make changes to an address of record or certain other account information in writing or by telephone. Written instructions must be accompanied by a completed Northern Institutional Funds Certification Form or other acceptable evidence of authority (if applicable). A signature guarantee also may be required from an institution participating in STAMP. Additional requirements may be imposed. In accordance with SEC regulations, the Trust and Transfer Agent may charge a shareholder reasonable costs in locating a shareholder’s current address.

SIGNATURE GUARANTEES. If a signature guarantee is required, it must be from an institution participating in STAMP, or other acceptable evidence of authority (if applicable) must be provided. Additional requirements may be imposed by the Trust. In addition to the situations described in this Prospectus, the Trust may require signature guarantees in other circumstances based on the amount of a redemption request or other factors.

BUSINESS DAY. A “Business Day” is each Monday through Friday when the Transfer Agent or the Exchange is open for business. For any given calendar year, the Portfolio will be

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LIQUID ASSETS PORTFOLIO

closed on the following holidays or as observed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

GOOD ORDER. A purchase or redemption request is considered to be “in good order” when all necessary information is provided and all required documents are properly completed, signed and delivered, including a completed Northern Institutional Funds Certification Form or other acceptable evidence of authority (if applicable). Additionally, a purchase order initiating the opening of an account will not be considered to be “in good order” unless the investor has provided all information required by the Trust’s “Customer Identification Program” described below.

CUSTOMER IDENTIFICATION PROGRAM. Federal law requires the Trust to obtain, verify and record identifying information, which may include the name, business street address, taxpayer identification number or other identifying information for each investor who opens or reopens an account with the Trust. Applications without this information, or without an indication that a taxpayer identification number has been applied for, may not be accepted. After acceptance, to the extent permitted by applicable law or the Trust’s customer identification program, the Trust reserves the right to: (a) place limits on account transactions until an investor’s identity is verified; (b) refuse an investment in the Trust; or (c) involuntarily redeem an investor’s shares and close an account in the event that an investor’s identity is not verified. The Trust and its agents will not be responsible for any loss in an investor’s account resulting from an investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares when an investor’s identity is not verified.

EARLY CLOSINGS. The Portfolio reserves the right to advance the time for accepting purchase or redemption orders for same Business Day credit when the Exchange and/or the bond market close early, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the SEC. In addition, on any Business Day when SIFMA recommends that the bond markets close early, the Portfolio reserves the right to close at or prior to the SIFMA recommended closing time. If the Portfolio does so, it will cease granting same Business Day credit for purchase and redemption orders received at the Portfolio’s closing time and credit will be given on the next Business Day. The Board of Trustees of the Portfolio also may, for any Business Day, decide to change the time as of which the Portfolio’s NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the SEC.

EMERGENCY OR UNUSUAL EVENTS. In the event the Exchange does not open for business because of an emergency or unusual event, the Trust may, but is not required to, open the Portfolio for purchase and redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Portfolio is open for business during an emergency situation or unusual event, please call 800-637-1380 or visit northernfunds.com/institutional/liquidassets.

AUTHORIZED INTERMEDIARIES. The Trust may authorize certain Institutions acting as Authorized Intermediaries and securities lending agents (including banks, trust companies, brokers and investment advisers), to accept purchase and redemption orders from their securities lending customers on behalf of the Portfolio. The Portfolio will be deemed to have received an order when the order is accepted by the Authorized Intermediary, and the order will be priced at the Portfolio’s per share NAV next determined, provided that the Authorized Intermediary forwards the order (and payment for any purchase order) to the Transfer Agent on behalf of the Trust within agreed-upon time periods. If the order (or payment for any purchase order) is not received by the Transfer Agent within such time periods, the Authorized Intermediary may be liable for fees and losses and the transaction may be cancelled.

Northern Trust also may provide compensation to certain Authorized Intermediaries, including affiliates of Northern Trust, that provide services to their securities lending customers who invest in the Trust or whose customers purchase significant amounts of the Portfolio’s shares. The amount of such compensation and payments may be made on a one-time and/or periodic basis, and may represent all or a portion of the annual fees earned by the Investment Adviser (after adjustments). The additional compensation and payments will be paid by Northern Trust or its affiliates and will not represent an additional expense to the Trust or its shareholders. Such payments may provide incentives for financial intermediaries to make shares of the Portfolio available to their Customers, and may allow the Portfolio greater access to such parties and their Customers than would be the case if no payments were paid.

Customers purchasing shares of the Portfolio through an Authorized Intermediary should read their account agreements with the Authorized Intermediary carefully. An Authorized Intermediary’s requirements may differ from those listed in this Prospectus. An Authorized Intermediary also may impose account charges, such as asset allocation fees, account maintenance fees, and other charges that will reduce the net return on an investment in the Portfolio. If a securities lending customer has agreed with a particular Authorized Intermediary to maintain a minimum balance and the balance falls below this minimum, the customer may be required to redeem all or a portion of the customer’s investment in the Portfolio.

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LIQUID ASSETS PORTFOLIO

Conflict of interest restrictions may apply to the receipt of compensation by an Authorized Intermediary in connection with the investment of fiduciary funds in Portfolio shares. Institutions, including banks regulated by the Comptroller of the Currency, Federal Reserve Board and state banking commissions, and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, are urged to consult their legal counsel. State securities laws regarding the registration of dealers may differ from federal law. As a result, Authorized Intermediaries investing in the Portfolio on behalf of their customers may be required to register as dealers.

PORTFOLIO HOLDINGS. The Portfolio, or its duly authorized service providers, may publicly disclose holdings of all Northern Institutional Funds in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC.

A complete schedule of the Portfolio’s holdings, current as of month-end will be available on the Portfolio’s Web site at northernfunds.com/institutional/liquidassets no earlier than ten (10) calendar days after the end of the month. This information will remain available on the Web site at least until the Portfolio files with the SEC its semiannual/annual shareholder report or quarterly portfolio holdings report that includes such period. The Portfolio may terminate or modify this policy at any time without further notice to shareholders.

The Trust also publishes on its Web site, no later than the fifth business day of each month and for a period of not less than six months, certain information regarding portfolio holdings of the Portfolio as of the last business day of the prior month. Certain portfolio information concerning the Portfolio will be provided in monthly holdings reports to the SEC on Form N-MFP. Form N-MFP will be made available to the public by the SEC 60 days after the end of the month to which the information pertains, and a link to each of the most recent 12 months of filings on Form N-MFP will be provided on the Trust’s Web site.

A further description of the Trust’s Policy on Disclosure of Portfolio Holdings is available in the SAI.

SHAREHOLDER COMMUNICATIONS. Shareholders of record will be provided each year with a semiannual report showing portfolio investments and other information as of May 31 and with an annual report containing audited financial statements as of November 30. If you have consented to the delivery of a single copy of shareholder reports, prospectuses, proxy statements or information statements to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting the Northern Institutional Funds Center by telephone at 800-637-1380 or by mail at Northern Institutional Funds, P.O. Box 75986, Chicago, IL 60675-5986. You also may send an e-mail to northern-funds@ntrs.com. The Portfolio will begin sending individual copies to you within 30 days after receipt of your revocation.

The Trust may reproduce this Prospectus in electronic format. If you have received this Prospectus in electronic format you, or your representative, may contact the Transfer Agent for a free paper copy of this Prospectus by writing to the Northern Institutional Funds Center at P.O. Box 75986, Chicago, IL 60675-5986, calling 800-637-1380 or by sending an e-mail to: northern-funds@ntrs.com.

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LIQUID ASSETS PORTFOLIO

DISTRIBUTIONS AND TAX CONSIDERATIONS

DISTRIBUTIONS

Dividends from net income are declared daily and paid monthly by the Portfolio to its shareholders. Net income includes the interest accrued on the Portfolio’s assets less estimated expenses. The Portfolio’s net realized short-term capital gains, if any, are distributed at least annually. The Portfolio does not expect to realize net long-term capital gains. Dividends are paid in cash monthly.

TAX CONSIDERATIONS

The following is a summary of certain tax considerations that may be relevant to a shareholder in the Portfolio. The discussions of the federal tax consequences in this Prospectus and the SAI are based on the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued under it, and court decisions and administrative interpretations, as in effect on the date of this Prospectus. Future legislative or administrative changes or court decisions may significantly alter the statements included herein, and any such changes or decisions may be retroactive. Except where otherwise indicated, the discussion relates to shareholders who are individual U.S. citizens or residents and is based on current tax law. You should consult your tax advisor for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

DISTRIBUTIONS. The Portfolio intends to qualify as a regulated investment company for federal tax purposes and to distribute to shareholders substantially all of its net investment income each year. Except as otherwise noted below, you will generally be subject to federal income tax at ordinary rates on the Portfolio’s distributions to you, regardless of whether they are paid in cash or reinvested in Portfolio shares.

The Portfolio generally will be invested in debt instruments and not in shares of stock on which dividend income will be received. As a result, the Portfolio does not expect to pay dividends that are eligible for the reduced tax rate on corporate dividends or that will qualify for the dividends-received deduction for corporations.

IRAS AND OTHER TAX-QUALIFIED PLANS. One major exception to the preceding tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable unless shares are acquired with borrowed funds.

BACKUP WITHHOLDING. The Trust will be required in certain cases to withhold and remit to the U.S. Treasury 28% of the dividends and gross sales proceeds paid to any shareholder (i) who had provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of taxable interest or dividend income properly, or (iii) who has failed to certify to the Trust, when required to do so, that he or she is not subject to backup withholding or that he or she is an “exempt recipient.”

U.S. TAX TREATMENT OF FOREIGN SHAREHOLDERS. For distributions attributable to the Portfolio’s taxable years ending on or before November 30, 2012, nonresident aliens, foreign corporations and other foreign investors in the Portfolio will generally be exempt from U.S. federal income tax on Portfolio distributions attributable to and properly designated by the Portfolio as U.S.-source interest income and capital gains of the Portfolio. The exemption may not apply, however, if the recipient’s investment in the Portfolio is connected to a trade or business of the recipient in the United States or if the recipient is present in the United States for 183 days or more in a year and certain other conditions are met.

All foreign investors should consult their own tax advisors regarding the tax consequences in their country of residence of an investment in the Portfolio.

STATE AND LOCAL TAXES. You also may be subject to state and local taxes on income attributable to your ownership of Portfolio shares. State income taxes may not apply, however, to the portions of the Portfolio’s distributions, if any, that are attributable to interest earned by the Portfolio on U.S. government securities. You should consult your tax advisor regarding the tax status of distributions in your state and locality.

CONSULT YOUR TAX PROFESSIONAL. Your investment in the Portfolio could have additional tax consequences. You should consult your tax professional for information regarding all tax consequences applicable to your investments in the Portfolio. More tax information is contained in the SAI. This short summary is not intended as a substitute for careful tax planning.

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LIQUID ASSETS PORTFOLIO

SECURITIES, TECHNIQUES AND RISKS

ADDITIONAL INFORMATION ON INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

All investments carry some degree of risk that will affect the value of the Portfolio, its yield and investment performance and the price of its shares. An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the FDIC, any other government agency or Northern Trust. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio. This section takes a closer look at some of the Portfolio’s principal investment strategies and related risks.

The Portfolio seeks to maintain a stable NAV of $1.00 per share. Consistent with this policy, the Portfolio:

■	Limits its dollar-weighted average portfolio maturity to 60 days or less;

■

Limits its dollar-weighted average portfolio maturity without regard to maturity shortening provisions applicable to variable and floating rate securities (also known as dollar-weighted average portfolio life) to 120 days or less;

■	Buys securities with remaining maturities of 397 days or less (except for certain variable and floating rate instruments and securities collateralizing repurchase agreements); and

■	Invests only in U.S. dollar-denominated securities that represent minimal credit risks.

SEC regulations require the Portfolio to limit its dollar-weighted average portfolio maturity to 60 days or less, and its dollar-weighted average portfolio life to 120 days or less. The Portfolio also is required to comply with SEC requirements with respect to the liquidity of the Portfolio’s investments. Specifically, the Portfolio is required to hold at least 10% of its total assets in “daily liquid assets” and the Portfolio is required to hold 30% of its total assets in “weekly liquid assets.” Daily liquid assets include cash (including time deposits), U.S. Treasury securities and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within one business day. Weekly liquid assets include cash (including time deposits), U.S. Treasury securities, agency discount notes with remaining maturities of 60 days or less and securities (including time deposits) that will mature or are subject to a demand feature that is exercisable and payable within five business days.

In addition, the Portfolio limits its investments to “Eligible Securities” as defined by the SEC. Eligible Securities include, generally, securities that either (a) have short-term debt ratings at the time of purchase in the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”) or (b) are issued or guaranteed by, or otherwise allow the Portfolio to demand payment from, an issuer with those ratings. Securities that are unrated (including securities of issuers that have long-term but not short-term ratings) may be deemed to be Eligible Securities if they are determined to be of comparable quality by the Investment Adviser under the direction of the Board of Trustees. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, the Portfolio may continue to hold the issue if the Investment Adviser believes it is in the best interest of the Portfolio and its shareholders. Securities that are in the highest short-term rating category (and comparable unrated securities) are called “First Tier Securities.” Under normal circumstances, the Portfolio intends to limit purchases of securities to First Tier Securities. Securities in which the Portfolio may invest may not earn as high a level of income as long-term or lower quality securities, which generally have greater market risk and more fluctuation in market value.

In accordance with current SEC regulations, the Portfolio generally will not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer. The Portfolio may, however, invest up to 25% of its total assets in the securities of a single issuer for up to three Business Days. These limitations do not apply to cash, certain repurchase agreements, U.S. government securities or securities of other investment companies. In addition, securities subject to certain unconditional guarantees and securities that are not First Tier Securities as defined by the SEC are subject to different diversification requirements as described in the SAI.

Stable NAV risk is the risk that the Portfolio will not be able to maintain an NAV per share of $1.00 at all times. A significant enough market disruption or drop in market prices of securities held by the Portfolio, especially at a time when the Portfolio needs to sell securities to meet shareholder redemption requests, could cause the value of the Portfolio’s shares to decrease to a price less than $1.00 per share. The U.S. government has taken numerous steps to alleviate these market concerns, including without limitation, acquiring ownership interests in distressed institutions. However, there is no assurance that such actions will be successful. Continuing market problems and government intervention in the economy may adversely affect the Portfolio.

INVESTMENT OBJECTIVE. The investment objective of the Portfolio may be changed by the Trust’s Board of Trustees without shareholder approval. Shareholders will, however, be notified of any changes. Any such change may result in the Portfolio having an investment objective different from the objective that the shareholder considered appropriate at the time of investment in the Portfolio.

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LIQUID ASSETS PORTFOLIO

ASSET-BACKED SECURITIES. Asset-backed securities are sponsored by entities such as government agencies, banks, financial companies and commercial or industrial companies. Asset-backed securities represent participations in, or are secured by and payable from, pools of assets such as mortgages, motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements, municipal securities and other financial assets. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pooled insurance policy issued by a financial institution, or by other credit enhancements.

INVESTMENT STRATEGY. The Portfolio may purchase various types of asset-backed securities that are “Eligible Securities” as defined by the SEC.

SPECIAL RISKS. In addition to credit and market risk, asset-backed securities may involve prepayment risk because the underlying assets (loans) may be prepaid at any time. Prepayment (or call) risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) sooner than expected. This may happen during a period of falling interest rates. Accordingly, the Portfolio’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. The value of these securities also may change because of actual or perceived changes in the creditworthiness of the originator, the service agent, the financial institution providing the credit support, or the counterparty. Credit supports generally apply only to a fraction of a security’s value. Like other fixed-income securities, when interest rates rise, the value of an asset-backed security generally will decline. However, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities. In addition, non-mortgage asset-backed securities involve certain risks not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws. Automobile receivables are subject to the risk that the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing the receivables. If the issuer of the security has no security interest in the related collateral, there is the risk that the Portfolio could lose money if the issuer defaults. As a result of the economic recession that commenced in the United States in 2008, there is a heightened risk that the receivables and loans underlying the asset-backed securities purchased by the Portfolio may suffer greater levels of default than were historically experienced. In addition to prepayment risk, investments in mortgage-backed securities comprised of subprime mortgages and investments in other asset-backed securities of underperforming assets may be subject to a higher degree of credit risk, valuation risk, and liquidity risk.

CREDIT (OR DEFAULT) RISK is the risk that an issuer of fixed-income securities held by the Portfolio may default on its obligation to pay interest and repay principal. Generally, the lower the credit rating of a security, the greater the risk that the issuer of the security will default on its obligation. High quality securities are generally believed to have relatively low degrees of credit risk. The Portfolio intends to enter into financial transactions with counterparties that are creditworthy at the time of the transactions. There is always the risk that the Investment Adviser’s analysis of creditworthiness is incorrect or may change due to market conditions. To the extent that the Portfolio focuses its transactions with a limited number of counterparties, it will be more susceptible to the risks associated with one or more counterparties.

CUSTODIAL RECEIPTS FOR TREASURY SECURITIES. Custodial receipts are participations in trusts that hold U.S. Treasury securities and are sold under names such as TIGRs and CATS. Like other stripped obligations, they entitle the holder to future interest payments or principal payments on the U.S. Treasury securities.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may invest a portion of its assets in custodial receipts.

SPECIAL RISKS. Like other stripped securities (which are described below), stripped custodial receipts may be subject to greater price volatility than ordinary debt obligations because of the way in which their principal and interest are returned to investors.

FOREIGN INVESTMENTS. The Portfolio may invest in U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, foreign commercial banks and foreign branches of U.S. banks. The Portfolio also may invest in U.S. dollar-denominated commercial paper and other obligations of foreign issuers. Foreign government obligations may include debt obligations of supranational entities, including international organizations (such as the European Coal and Steel Community and the International Bank for Reconstruction and Development (also known as the World Bank)) and international banking institutions and related government agencies.

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LIQUID ASSETS PORTFOLIO

INVESTMENT STRATEGY. Investments by the Portfolio in foreign issuer obligations will not exceed 50% of the Portfolio’s total assets measured at the time of purchase.

SPECIAL RISKS. Foreign securities involve special risks and costs, which are considered by the Investment Adviser in evaluating the creditworthiness of issuers and making investment decisions for the Portfolio. Foreign securities fluctuate in price because of political, financial, social and economic events in foreign countries. A foreign security could also lose value because of more or less stringent foreign securities regulations and less stringent accounting and disclosure standards. In addition, foreign markets may have greater volatility than domestic markets and foreign securities may be less liquid and harder to value than domestic securities.

Foreign securities, and in particular foreign debt securities, are sensitive to changes in interest rates. In addition, investment in the securities of foreign governments involves the risk that foreign governments may default on their obligations or may otherwise not respect the integrity of their debt.

Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments also may involve risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks may be subject to less stringent reserve requirements and to different accounting, auditing and recordkeeping requirements.

GUARANTOR (OR CREDIT ENHANCEMENT) RISK is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution or such entity’s failure to fulfill its obligations could cause the Portfolio’s investments in securities backed by guarantees, letters of credit, insurance or other credit enhancements issued by such bank or institution to decline in value. Guarantees, letters of credit, insurance or other credit enhancements do not protect the Portfolio or its shareholders from losses caused by declines in a security’s market value. In addition, having multiple securities’ credit enhanced by the same enhancement provider will increase the adverse effects on the Portfolio that are likely to result from a downgrading of, or a default by, such an enhancement provider. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio.

INSURANCE FUNDING AGREEMENTS. An insurance funding agreement (“IFA”) is an agreement that requires the Portfolio to make cash contributions to a deposit fund of an insurance company’s general account. The insurance company then credits interest to the Portfolio for a set time period.

INVESTMENT STRATEGY. The Portfolio may invest in IFAs issued by insurance companies that meet quality and credit standards established by the Investment Adviser.

SPECIAL RISKS. IFAs are not insured by a government agency—they are backed only by the insurance company that issues them. As a result, they are subject to default risk of the non-governmental issuer. In addition, the transfer of IFAs may be restricted and an active secondary market in IFAs currently does not exist. This means that it may be difficult or impossible to sell an IFA at an appropriate price.

INTEREST RATES. The Portfolio’s yield will vary with changes in interest rates. In a rising interest rate environment, the Portfolio’s yield may not rise as quickly as the yields of certain other short-term investments. Investments held by the Portfolio with longer maturities will tend to be more sensitive to interest rate changes than investments with shorter maturities.

LIQUIDITY RISK is the risk that the Portfolio will not be able to pay redemption proceeds within the time periods described in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests or other reasons. Certain portfolio securities may be less liquid than others, which may make them difficult or impossible to sell at the time and the price that the Portfolio would like. The Portfolio may have to lower the price, sell other securities instead or forgo an investment opportunity. Any of these events could have a negative effect on portfolio management or performance.

MUNICIPAL AND RELATED INSTRUMENTS. Municipal instruments include debt obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities.

Municipal instruments include both “general” and “revenue” bonds and may be issued to obtain funds for various public purposes. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities. In some cases, revenue bonds also are payable from the proceeds of a special excise or other specific revenue source such as lease payments from the user of a facility being financed. Some municipal instruments, known as private activity bonds, are issued to finance projects for private companies. Private activity bonds are usually revenue

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LIQUID ASSETS PORTFOLIO

obligations since they typically are payable by the private user of the facilities financed by the bonds.

Municipal instruments also include “moral obligation” bonds, municipal leases, certificates of participation and asset-backed securities such as custodial receipts. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or municipality. Municipal leases and participation certificates present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments on an annual basis. Custodial receipts represent interests in municipal instruments held by a trustee or custodian.

INVESTMENT STRATEGY. The Portfolio may invest from time to time in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.

SPECIAL RISKS. Municipal instruments may be backed by letters of credit, insurance or other forms of credit enhancement issued by foreign and domestic banks, insurance companies and other financial institutions. If the credit quality of these banks and financial institutions declines, the Portfolio could suffer a loss to the extent that the Portfolio is relying upon this credit support. Foreign institutions can present special risks relating to higher transaction and custody costs, the imposition of additional taxes by foreign governments, less complete financial information, less market liquidity, more market volatility and political instability. Foreign banks, insurance companies and financial institutions may be subject to less stringent reserve requirements, and to different accounting, auditing and recordkeeping requirements than U.S. banks.

In addition, a single enhancement provider may provide credit enhancement to more than one of the Portfolio’s investments. Having multiple securities credit enhanced by the same enhancement provider will increase the adverse effects on the Portfolio that are likely to result from a downgrading of, or a default by, such an enhancement provider. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio. Bond insurers that provide credit enhancement for large segments of the fixed-income markets, particularly the municipal bond market, may be more susceptible to being downgraded or defaulting during recessions or similar periods of economic stress. Municipal bonds may be covered by insurance that guarantees timely interest payments and repayment of principal on maturity. If a bond’s insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop. Insurance does not protect the Portfolio or its shareholders from losses caused by declines in a bond’s market value.

Also, an insurance company’s exposure to securities involving subprime mortgages may cause a municipal bond insurer’s rating to be downgraded or may cause the bond insurer to become insolvent, which may affect the prices and liquidity of municipal obligations insured by the insurance company.

REPURCHASE AGREEMENTS. Repurchase agreements involve the purchase of securities by the Portfolio subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may enter into repurchase agreements with financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Investment Adviser. Although the securities subject to a repurchase agreement may have maturities exceeding one year, settlement of the agreement will never occur more than one year after the Portfolio acquires the securities.

SPECIAL RISKS. In the event of a default, the Portfolio will suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral are less than the repurchase price and the Portfolio’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio’s interest in the collateral is unenforceable by the Portfolio.

The Portfolio intends to enter into transactions with counterparties that are creditworthy at the time of the transactions. There is always the risk that the Investment Adviser’s analysis of creditworthiness is incorrect or may change due to market conditions. To the extent that the Portfolio focuses its transactions with a limited number of counterparties, it will be more susceptible to the risks associated with one or more counterparties.

With respect to collateral received in repurchase transactions or other investments, the Portfolio may have significant exposure to the financial services and mortgage markets. Such exposure, depending on market conditions, could have a negative impact on the Portfolio, including minimizing the value of any collateral.

STRIPPED SECURITIES. These securities are issued by the U.S. government (or an agency, instrumentality or a sponsored enterprise), foreign governments, banks and other issuers. They entitle the holder to receive either interest payments or principal payments that have been “stripped” from a debt obligation. These obligations include stripped mortgage-backed securities, which are derivative multi-class mortgage securities.

The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the

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beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as “Separate Trading of Registered Interest and Principal of Securities” or “STRIPS.” Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may purchase stripped securities, including securities registered in the STRIPS program.

SPECIAL RISKS. Stripped securities are very sensitive to changes in interest rates and to the rate of principal prepayments. A rapid or unexpected change in either interest rates or principal prepayments could depress the price of stripped securities held by the Portfolio and adversely affect the Portfolio’s investment performance.

STRUCTURED SECURITIES. The value of such securities is determined by reference to changes in the value of specific currencies, interest rates, commodities, securities, indices or other financial indicators (the “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Examples of structured securities include, but are not limited to, asset-backed commercial paper, structured notes and other debt obligations where the principal repayment at maturity is determined by the value of a specified security or securities index.

INVESTMENT STRATEGY. The Portfolio may invest in structured securities as part of its principal investment strategies.

SPECIAL RISKS. Structured securities present additional risk that the interest paid to the Portfolio on a structured security will be less than expected. The terms of some structured securities may provide that in certain circumstances no principal is due at maturity and, therefore, the Portfolio could suffer a total loss of its investment. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may entail a greater degree of market risk than other types of securities. Structured securities also may be more volatile, less liquid and more difficult to accurately price than less complex securities due to their derivative nature.

UNITED STATES GOVERNMENT OBLIGATIONS. These instruments include U.S. Treasury obligations, such as bills, notes and bonds, which generally differ only in terms of their interest rates, maturities and time of issuance. They also include obligations issued or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Securities guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or by an agency, instrumentality or sponsored enterprise thereof, (b) securities of private issuers guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities pursuant to the FDIC Debt Guarantee Program, and (c) participations in loans made to foreign governments or their agencies that are so guaranteed.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may invest in a variety of U.S. Treasury obligations and in obligations issued or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises.

SPECIAL RISKS. Not all U.S. government obligations carry the same credit support. Although many U.S. government securities purchased by the Portfolio, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal Home Loan Banks may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the U.S. Treasury and, therefore, are not backed by the full faith and credit of the United States. Some, such as those of the Government National Mortgage Association (“Ginnie Mae”), are supported by the full faith and credit of the U.S. Treasury. Other obligations, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury; and others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations. Still others are supported only by the credit of the instrumentality or sponsored enterprise. The maximum potential liability of the issuers of some U.S. government securities held by the Portfolio may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. In addition, the secondary market for

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certain participations in loans made to foreign governments or their agencies may be limited.

An agency of the U.S. government has placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations. It is unclear what effect this conservatorship will have on the securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, these securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).

To the extent the Portfolio invests in debt instruments or securities of non-U.S. government entities that are backed by the full faith and credit of the United States, pursuant to the FDIC Debt Guarantee Program or other similar programs, there is a possibility that the guarantee provided under the Debt Guarantee Program or other similar programs may be discontinued or modified at a later date.

VARIABLE AND FLOATING RATE INSTRUMENTS. Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin tied to a specified index rate. These instruments include variable amount master demand notes and long-term variable and floating rate bonds (sometimes referred to as “Put Bonds”) where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.

INVESTMENT STRATEGY. The Portfolio may invest in variable and floating rate instruments to the extent consistent with its investment objective and strategies.

SPECIAL RISKS. Variable and floating rate instruments are subject to many of the same risks as fixed rate instruments, particularly credit risk. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Portfolio is not entitled to exercise its demand rights. As a result, the Portfolio could suffer a loss with respect to these instruments. In addition, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer’s or guarantor’s creditworthiness.

WHEN-ISSUED SECURITIES, DELAYED DELIVERY TRANSACTIONS AND FORWARD COMMITMENTS. A purchase of “when-issued” securities refers to a transaction made conditionally because the securities, although authorized, have not yet been issued. A delayed delivery or forward commitment transaction involves a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. Although the Portfolio generally would purchase securities in these transactions with the intention of acquiring the securities, the Portfolio may dispose of such securities prior to settlement if the investment management team deems it appropriate to do so.

SPECIAL RISKS. Purchasing securities on a when-issued, delayed delivery or forward commitment basis involves the risk that the value of the securities may decrease by the time they actually are issued or delivered. Conversely, selling securities in these transactions involves the risk that the value of the securities may increase by the time they actually are issued or delivered. These transactions also involve the risk that the counterparty may fail to deliver the security or cash on the settlement date.

ADDITIONAL DESCRIPTION OF SECURITIES AND COMMON INVESTMENT TECHNIQUES

This section explores various other investment securities and techniques that the Investment Adviser may use.

BORROWINGS AND REVERSE REPURCHASE AGREEMENTS. The Portfolio may borrow money from banks and may enter into reverse repurchase agreements with banks and other financial institutions. Reverse repurchase agreements involve the sale of money market securities held by the Portfolio subject to the Portfolio’s agreement to repurchase them at a mutually agreed upon date and price (including interest).

INVESTMENT STRATEGY. The Portfolio may borrow and enter into reverse repurchase agreements in amounts not exceeding one-fourth of its total assets (including the amount borrowed). The Portfolio may enter into reverse repurchase agreements when the Investment Adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense.

SPECIAL RISKS. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by the Portfolio decline in value while these transactions are outstanding, the NAV of the Portfolio’s outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risks that (a) the interest income earned by the Portfolio (from the investment of the proceeds) will be less than the interest expense of the transaction; (b) the market value of the securities sold by the Portfolio will decline below the price the Portfolio is obligated to pay to repurchase the securities; and (c) the securities may not be returned to the Portfolio.

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DERIVATIVES. The Portfolio may purchase certain “derivative” instruments. A derivative is a financial instrument whose value is derived from, or based upon, the performance of underlying assets, interest rates, or other indices. Derivatives include structured securities such as collateralized mortgage obligations and other types of asset-backed securities, “stripped” securities and various floating rate instruments.

INVESTMENT STRATEGY. The Portfolio may invest in derivatives when the Investment Adviser believes the potential risks and rewards are consistent with the Portfolio’s objective, strategies and overall risk profile.

SPECIAL RISKS. Engaging in derivative transactions involves special risks, including (a) market risk that the Portfolio’s derivatives position will lose value; (b) credit risk that the counterparty to the transaction will default; (c) leveraging risk that the value of the derivative instrument will decline more than the value of the assets on which it is based; (d) illiquidity risk that the Portfolio will be unable to sell its position because of lack of market depth or disruption; (e) pricing risk that the value of a derivative instrument will be difficult to determine; and (f) operations risk that loss will occur as a result of inadequate systems or human error. Many types of derivatives have been developed recently and have not been tested over complete market cycles. For these reasons, the Portfolio may suffer a loss whether or not the analysis of the Investment Adviser is accurate.

ILLIQUID OR RESTRICTED SECURITIES. Illiquid securities include repurchase agreements and time deposits with notice/termination dates of more than seven days, certain variable amount master demand notes that cannot be called within seven days, certain insurance funding agreements (see “Insurance Funding Agreements” below), and other securities that are traded in the U.S. but are subject to trading restrictions because they are not registered under the 1933 Act, and both foreign and domestic securities that are not readily marketable.

INVESTMENT STRATEGY. The Portfolio may invest up to 5% of its net assets in securities that are illiquid. A domestically traded security that is not registered under the 1933 Act will not be considered illiquid if the Investment Adviser determines that an adequate trading market exists for that security. If otherwise consistent with its investment objective and strategies, the Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to “qualified institutional buyers” in accordance with Rule 144A under the 1933 Act (“Rule 144A Securities”). These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust’s Board of Trustees, that an adequate trading market exists.

SPECIAL RISKS. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Portfolio. The practice of investing in Rule 144A Securities and commercial paper available to qualified institutional buyers could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities. Securities purchased by the Portfolio that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the securities, market events, economic conditions and/or investor perception.

INVESTMENT COMPANIES. To the extent consistent with its investment objective and strategies, the Portfolio may invest in securities issued by other affiliated and unaffiliated investment companies.

INVESTMENT STRATEGY. Investments by the Portfolio in other money market funds will be subject to the limitations of the 1940 Act and SEC orders. Although the Portfolio does not expect to do so in the foreseeable future, the Portfolio is authorized to invest substantially all of its assets in an open-end investment company or a series thereof that has substantially the same investment objective, strategies and fundamental restrictions as the Portfolio.

SPECIAL RISKS. As a shareholder of another investment company, the Portfolio would be subject to the same risks as any other investor in that company. It would also bear a proportionate share of any fees or expenses paid by that company. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

TEMPORARY INVESTMENTS. For capital preservation and liquidity, the Portfolio may have a greater concentration in short-term securities, including investing up to all of its assets in overnight securities, which may result in a reduction of the Portfolio’s yield.

Additionally, the Portfolio may purchase other types of securities or instruments similar to those described in these sections if otherwise consistent with the Portfolio’s investment objective and strategies. You should carefully consider the risks discussed in these sections before investing in the Portfolio.

The Portfolio may invest in other securities and is subject to further restrictions and risks that are described in the SAI. Additional information about the Portfolio, its investments and related risks can also be found in “Investment Objective and Strategies” in the SAI.

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FOR MORE INFORMATION

ANNUAL/SEMIANNUAL REPORTS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”)

Additional information about the Portfolio’s investments is available in the Portfolio’s annual and semiannual reports to shareholders. In the Portfolio’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Portfolio’s performance during the last fiscal year.

Additional information about the Portfolio and its policies also is available in the Portfolio’s SAI. The SAI is incorporated by reference into this Prospectus (and is legally considered part of this Prospectus).

The Portfolio’s annual and semiannual reports and the SAI are available free upon request by calling the Northern Institutional Funds Center at 800-637-1380 or by sending an e-mail request to: northern-funds@ntrs.com. The SAI and other information are available from a financial intermediary (such as a bank) through which the Portfolio’s shares may be purchased or sold.

TO OBTAIN OTHER INFORMATION AND FOR SHAREHOLDER INQUIRIES:

BY TELEPHONE

Call 800-637-1380

BY MAIL

The Northern Trust Company

50 South LaSalle Street

Chicago, IL 60603

Attention: Securities Lending (Liquid Assets Portfolio)

ON THE INTERNET

The Portfolio’s documents are available online and may be downloaded from:

■	The SEC’s Web site at sec.gov (text-only).

■	Northern Institutional Funds’ Web site at northernfunds.com/institutional/liquidassets

You may review and obtain copies of Northern Institutional Funds’ documents by visiting the SEC’s Public Reference Room in Washington, D.C. You also may obtain copies of Northern Institutional Funds’ documents by sending your request and a duplicating fee to the SEC’s Public Reference Section, Washington, D.C. 20549-1520 or by electronic request to: publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-551-8090.

811-03605

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NORTHERN INSTITUTIONAL FUNDS

STATEMENT OF ADDITIONAL INFORMATION

April 1, 2011

LIQUID ASSETS PORTFOLIO

This Statement of Additional Information dated April 1, 2011 (the “SAI”) is not a prospectus. This SAI should be read in conjunction with the Prospectus dated April 1, 2011, as amended or supplemented from time to time, for the shares of the Liquid Assets Portfolio (the “Portfolio”) of Northern Institutional Funds (the “Prospectus”). Copies of the Prospectus may be obtained without charge by calling 800-637-1380 (toll-free). Capitalized terms not otherwise defined have the same meaning as in the Prospectus.

The Portfolio is a series of Northern Institutional Funds (the “Trust”) which is registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The shares of the Portfolio which are described in this SAI have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any of the states of the United States. The offerings contemplated by this SAI will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

This SAI shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of shares of the Portfolio in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Portfolio that are inconsistent with those contained in this SAI. Prospective investors should not rely on any information not contained in this SAI.

This SAI is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Portfolio described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

Prospective investors should not construe the contents of this SAI as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Portfolio for such investor.

In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust of Northern Institutional Funds, the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

The audited financial statements for the Portfolio and related report of Ernst & Young LLP, an independent registered public accounting firm, contained in the annual report to the Portfolio’s shareholders for the fiscal year ended November 30, 2010, are incorporated herein by reference in the section entitled “Financial Statements.” No other parts of the annual report are incorporated by reference herein. Copies of the annual report may be obtained upon request and without charge by calling 800-637-1380 (toll-free).

No person has been authorized to give any information or to make any representations not contained in this SAI or in the Prospectus in connection with the offering of shares made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Placement Agent. The Prospectus does not constitute an offering by the Trust or by the Placement Agent in any jurisdiction in which such offering may not lawfully be made.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), any other government agency, or The Northern Trust Company, any of its affiliates, subsidiaries or any other bank. An investment in the Portfolio involves investment risks, including possible loss of principal. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

ADDITIONAL INVESTMENT INFORMATION

CLASSIFICATION AND HISTORY

The Trust is an open-end management investment company. The Portfolio is classified as diversified under the 1940 Act. The Portfolio is offered by the Trust exclusively to the securities lending customers of The Northern Trust Company (“TNTC”) and other affiliated entities and unaffiliated entities and to institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to such customers who qualify as “Accredited Investors,” as defined in Rule 501 of Regulation D. “Accredited Investors” include certain banks, broker dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares, however, may be redeemed from the Trust as described under “Purchasing and Selling Shares” on page 8 of the Prospectus.

It is currently expected that substantially all of the Portfolio’s outstanding shares will be owned by investment companies and other persons that are securities lending customers of Northern Trust and other unaffiliated securities lending agents.

The Portfolio is a series of the Trust that was formed as a Delaware statutory trust on July 1, 1997 under an Agreement and Declaration of Trust (the “Trust Agreement”). The Trust is the result of a reorganization of a Massachusetts business trust formerly known as The Benchmark Funds on March 31, 1998. The Trust’s name was changed from The Benchmark Funds to Northern Institutional Funds on July 15, 1998. The Trust also offers additional investment portfolios, including money market, fixed-income, asset allocation, equity and equity index portfolios, which are not described in this document.

INVESTMENT OBJECTIVE AND STRATEGIES

The following supplements the investment objective, strategies and risks of the Portfolio as set forth in the Prospectus. The investment objective of the Portfolio may be changed without the vote of the majority of the Portfolio’s outstanding shares. Except as expressly noted below, the Portfolio’s investment strategies may be changed without shareholder approval. In addition to the instruments discussed below and in the Prospectus, the Portfolio may purchase other types of financial instruments, however designated, whose investment and credit quality characteristics are determined by Northern Trust Investments, Inc. (“NTI” or the “Investment Adviser”) to be substantially similar to those of any other investment otherwise permitted by the Portfolio’s investment strategies.

Liquid Assets Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high quality money market instruments. The Portfolio seeks to achieve its objective by investing in a broad range of high quality, U.S. dollar-denominated government, bank and commercial obligations that are available in the money markets.

ASSET-BACKED (INCLUDING MORTGAGE-BACKED) SECURITIES. To the extent described in the Prospectus, the Portfolio may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables, municipal securities or other financial assets. The investment characteristics of asset-backed securities differ from those of traditional fixed-income securities. Asset-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made periodically, thus in effect “passing through” such payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security normally is subject to both call risk and extension risk, and an asset-backed security’s stated maturity may be shortened. In addition, the security’s total return may be difficult to predict precisely. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

If an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments.

Asset-backed securities acquired by the Portfolio may include collateralized mortgage obligations (“CMOs”). CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits (“REMICs”). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways, and normally are considered derivative securities. In some cases, CMOs may be highly leveraged and very speculative. The Portfolio will not purchase “residual” CMO interests, which normally exhibit greater price volatility.

There are a number of important differences among the agencies, instrumentalities and sponsored enterprises of the U.S. government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”) include Ginnie Mae Mortgage Pass-Through Certificates, which are guaranteed as to the timely payment of principal and interest by Ginnie Mae and backed by the full faith and credit of the United States, which means that the U.S. government guarantees that the interest and principal will be paid when due. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee.

Mortgage-backed securities issued by the Federal National Mortgage Association (“Fannie Mae”) include Fannie Mae Guaranteed Mortgage Pass-Through Certificates, which are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the United States, except as described below, but are supported by the right of the issuer to borrow from the U.S. Treasury. Fannie Mae is a stockholder owned corporation chartered under an Act of the U.S. Congress. Fannie Mae certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) include Freddie Mac Mortgage Participation Certificates. Freddie Mac is a corporate instrumentality of the United States, created pursuant to an Act of Congress. Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Mac certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal after default.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating federal sponsorship of Fannie Mae and Freddie Mac. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress with regard to such sponsorship or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of government guaranteed mortgage-backed securities and the Portfolio’s liquidity and value.

There is risk that the U.S. government will not provide financial support to its agencies, authorities, instrumentalities or sponsored enterprises. The Portfolio may purchase U.S. government securities that are not backed by the full faith and credit of the United States, such as those issued by Fannie Mae and Freddie Mac. The maximum potential liability of the issuers of some U.S. government securities held by the Portfolio may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

The extreme and unprecedented volatility and disruption that impacted the capital and credit markets during late 2008 and into 2009 have led to increased market concerns about Freddie Mac’s and Fannie Mae’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. On September 7, 2008, both Freddie Mac and Fannie Mae were placed under the conservatorship of the Federal Housing Finance Agency (“FHFA”). Under the plan of conservatorship, the FHFA has assumed control of, and generally has the power to direct, the operations of Freddie Mac and Fannie Mae, and is empowered to exercise all powers collectively held by their respective shareholders, directors and officers, including the power to: (1) take over the assets of and operate Freddie Mac and Fannie Mae with all the powers of the shareholders, the directors, and the officers of Freddie Mac and Fannie Mae and conduct all business of Freddie Mac and Fannie Mae; (2) collect all obligations and money due to Freddie Mac and Fannie Mae; (3) perform all functions of Freddie Mac and Fannie Mae which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Freddie Mac and Fannie Mae; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator. In addition, in connection with the actions taken by the FHFA, the U.S. Treasury Department (the “Treasury”) has entered into certain preferred stock purchase agreements with each of Freddie Mac and Fannie Mae which establish the Treasury as the holder of a new class of senior preferred stock in each of Freddie Mac and Fannie Mae, which stock was issued in connection with financial contributions from the Treasury to Freddie Mac and Fannie Mae. The Treasury has also: (i) established a new secured lending credit facility which will be available to Freddie Mac, Fannie Mae, and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, and which will be available until December 2012; and (ii) initiated a temporary program to purchase residential mortgage-backed securities issued by Freddie Mac and Fannie Mae.

The conditions attached to the financial contribution made by the Treasury to Freddie Mac and Fannie Mae and the issuance of this senior preferred stock place significant restrictions on the activities of Freddie Mac and Fannie Mae. Freddie Mac and Fannie Mae must obtain the consent of the Treasury to: (i) make any payment to purchase or redeem its capital stock or pay any dividend other than in respect of the senior preferred stock, (ii) issue capital stock of any kind, (iii) terminate the conservatorship of the FHFA except in connection with a receivership, or (iv) increase its debt beyond certain specified levels. In addition, significant restrictions are placed on the maximum size of each of Freddie Mac’s and Fannie Mae’s respective portfolios of mortgages and mortgage-backed securities portfolios, and the purchase agreements entered into by Freddie Mac and Fannie Mae provide that the maximum size of their portfolios of these assets must decrease by a specified percentage each year. The future status and role of Freddie Mac and Fannie Mae could be impacted by (among other things) the actions taken and restrictions placed on Freddie Mac and Fannie Mae by the FHFA in its role as conservator; the restrictions placed on Freddie Mac’s and Fannie Mae’s operations and activities as a result of the senior preferred stock investment made by the Treasury; market responses to developments at Freddie Mac and Fannie Mae; and future legislative and regulatory action that alters the operations, ownership, structure and/or mission of these institutions, each of which may, in turn, impact the value of, and cash flows on, any mortgage-backed securities guaranteed by Freddie Mac and Fannie Mae, including any such mortgage-backed securities held by the Portfolio.

As a result of the economic recession that commenced in the U.S. in 2008, there is a heightened risk that the receivables and loans underlying the asset-backed securities purchased by the Portfolio may suffer greater levels of default than was historically experienced.

In addition, privately issued mortgage-backed securities (as well as other types of asset-backed securities) do not have the backing of any U.S. government agency, instrumentality or sponsored enterprise. The seller or servicer of the underlying mortgage obligations generally will make representations and warranties to certificate-holders as to certain characteristics of the mortgage loans and as to the accuracy of certain information furnished to the trustee in respect of each such mortgage loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate-holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place a mortgage loan pursuant to the conditions set forth therein. Such a repurchase or substitution obligation may constitute the sole remedy available to the related certificate-holders or the trustee for the material breach of any such representation or warranty by the seller or servicer. To provide additional investor protection, some mortgage-backed securities may have various types of credit enhancements, reserve funds, subordination provisions or other features.

Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

The recent and unprecedented disruption in the residential mortgage-backed securities market (and in particular, the “subprime” residential mortgage market), the broader mortgage-backed securities market and the asset-backed securities market have resulted in downward price pressures and increasing foreclosures and defaults in residential and commercial real estate. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward, and have contributed to dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. These conditions have prompted a number of financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. The continuation or worsening of this general economic downturn may lead to further declines in income from, or the value of, real estate, including the real estate which secures the mortgage-backed securities held by the Portfolio. Additionally, a lack of credit availability, higher mortgage rates and decreases in the value of real property have occurred and may continue to occur or worsen, and potentially prevent borrowers from refinancing their mortgages, which may increase the likelihood of default on their mortgage loans. These economic conditions may also adversely affect the amount of proceeds the holder of a mortgage loan or mortgage-backed securities (including the mortgage-backed securities in which the Portfolio may invest) would realize in the event of a foreclosure or other exercise of remedies. Moreover, even if such mortgage-backed securities are performing as anticipated, the value of such securities in the secondary market may nevertheless fall or continue to fall as a result of deterioration in general market conditions for such mortgage-backed securities or other asset-backed or structured products. Trading activity associated with market indices may also drive spreads on those indices wider than spreads on mortgage-backed securities, thereby resulting in a decrease in value of such mortgage-backed securities, including the mortgage-backed securities owned by the Portfolio.

Asset-backed securities acquired by the Portfolio may also include collateralized debt obligations (“CDOs”). CDOs include collateralized bond obligations (“CBOs”) and collateralized loan obligations (“CLOs”) and other similarly structured securities.

A CBO is a trust or other special purpose entity (“SPE”) that is typically backed by a diversified pool of fixed-income securities (which may include high risk, below investment grade securities). A CLO is a trust or other SPE that is typically collateralized by a pool of loans, which may include, among others, domestic and non–U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Although certain CDOs may receive credit enhancement in the form of a senior–subordinate structure, over–collateralization or bond insurance, such enhancement may not always be present and may fail to protect the Portfolio against the risk of loss on default of the collateral. Certain CDOs may use derivatives contracts to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in this SAI. CDOs may charge management fees and administrative expenses, which are in addition to those of the Portfolio.

For both CBOs and CLOs, the cashflows from the SPE are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the first loss from defaults from the bonds or loans in the SPE and serves to protect the other, more senior tranches from default (though such protection is not complete). Since it is partially protected from defaults, a senior tranche from a CBO or CLO typically has higher ratings and lower yields than its underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as investor aversion to CBO or CLO securities as a class. Interest on certain tranches of a CDO may be paid in kind (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolio as illiquid securities. However, an active dealer market may exist for CDOs, allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed-income securities and asset–backed securities generally discussed elsewhere in this SAI, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Portfolio may invest in tranches of CDOs that are subordinate to other tranches; (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results; and (v) the CDO’s manager may perform poorly or default.

COMMERCIAL PAPER, BANKERS’ ACCEPTANCES, CERTIFICATES OF DEPOSIT, TIME DEPOSITS AND BANK NOTES. To the extent consistent with its investment objective and strategies, the Portfolio may invest in commercial paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party. Bank notes generally rank junior to deposit liabilities of banks and pari passu with other senior, unsecured obligations of the bank. Bank notes are classified as “other borrowings” on a bank’s balance sheet, while deposit notes and certificates of deposit are classified as deposits. Bank notes are not insured by the FDIC or any other insurer. Deposit notes are insured by the FDIC only to the extent of $250,000 per depositor per bank.

The Portfolio, to the extent such obligations are U.S. dollar denominated, may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations include Eurodollar Certificates of Deposit (“ECDs”), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits (“ETDs”), which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits (“CTDs”), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit (“Yankee CDs”), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers’ Acceptances (“Yankee BAs”), which are U.S. dollar-denominated bankers’ acceptances issued by a U.S. branch of a foreign bank and held in the United States.

Commercial paper purchased by the Portfolio may include asset-backed commercial paper. Asset-backed commercial paper is issued by a SPE that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of these assets and the level of any additional credit support.

CUSTODIAL RECEIPTS FOR TREASURY SECURITIES. To the extent consistent with its investment objective and strategies, the Portfolio may acquire U.S. government obligations and their unmatured interest coupons that have been separated (“stripped”) by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including “Treasury Income Growth Receipts” (“TIGRs”) and “Certificate of Accrual on Treasury Securities” (“CATS”). The stripped coupons are sold separately from the underlying principal, which usually is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. government obligations for federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue.

DEMAND FEATURES AND GUARANTEES. To the extent consistent with its investment objective and strategies, the Portfolio may invest a significant percentage of its assets in securities that have demand features, guarantees or similar credit and liquidity enhancements. A demand feature permits the holder of the security to sell the security within a specified period of time at a stated price and entitles the holder of the security to receive an amount equal to the approximate amortized cost of the security plus accrued interest. A guarantee permits the holder of the security to receive, upon presentment to the guarantor, the principal amount of the underlying security plus accrued interest when due or upon default. A guarantee is the unconditional obligation of an entity other than the issuer of the security. Demand features and guarantees can effectively:

•	shorten the maturity of a variable or floating rate security,
•	enhance the security’s credit quality, and
•	enhance the ability to sell the security.

The aggregate price for a security subject to a demand feature or a guarantee may be higher than the price that would otherwise be paid for the security without the guarantee or the demand feature. When the Portfolio purchases securities subject to guarantees or demand features, there is an increase in the cost of the underlying security and a corresponding reduction in its yield. Because the Portfolio invests in securities backed by banks and other financial institutions, changes in the credit quality of these institutions could cause losses to the Portfolio.

FOREIGN INVESTMENTS. To the extent consistent with its investment objective and strategies, the Portfolio may invest in U.S. dollar denominated foreign debt, including the securities of foreign governments. Several risks exist concerning such investments, including the risk that foreign governments may default on their obligations, may not respect the integrity of such debt, may attempt to renegotiate the debt at a lower rate, and may not honor investments by U.S. entities or citizens.

FORWARD COMMITMENTS, WHEN-ISSUED SECURITIES AND DELAYED-DELIVERY TRANSACTIONS. The Portfolio may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment (sometimes called delayed-delivery) basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions normally are negotiated directly with the other party.

The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or negotiate a commitment after entering into it. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

When the Portfolio purchases securities on a when-issued, delayed-delivery or forward commitment basis, the Portfolio will segregate liquid assets having a value (determined daily) at least equal to the amount of the Portfolio’s purchase commitments until three days prior to the settlement date, or will otherwise cover its position. These procedures are designed to ensure that the Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued purchases, forward commitments and delayed-delivery transactions. For purposes of determining the Portfolio’s average dollar-weighted maturity, the maturity of when-issued, delayed-delivery or forward commitment securities will be calculated from the commitment date.

ILLIQUID OR RESTRICTED SECURITIES. The Portfolio may invest up to 5% of its net assets in securities that are illiquid. The Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act, but can be sold to “qualified institutional buyers” in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust’s Board of Trustees, that an adequate trading market exists. This practice could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

INFLATION-INDEXED SECURITIES. To the extent consistent with its investment objective and strategies, the Portfolio may invest in inflation-indexed securities, which are fixed-income securities whose value is periodically adjusted according to the rate of inflation. Two structures are common: the U.S. Treasury and some other issuers utilize a structure that accrues inflation into the principal value of the security; most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have varying maturities and pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed and will fluctuate. The Portfolio also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal amount.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

The taxation of inflation-indexed Treasury securities is similar to the taxation of conventional bonds. Both interest payments and the difference between original principal and the inflation-adjusted principal will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to the principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received. If an upward adjustment has been made (which typically should happen), investors in non-tax-deferred accounts will pay taxes on this amount currently. Decreases in the indexed principal can be deducted only from current or previous interest payments reported as income. Inflation-indexed Treasury securities therefore have a potential cash flow mismatch to an investor, because investors must pay taxes on the inflation-adjusted principal before the repayment of principal is received. It is possible that, particularly for high income tax bracket investors, inflation-indexed Treasury securities would not generate enough income in a given year to cover the tax liability they could create. This is similar to the current tax treatment for zero-coupon bonds and other discount securities. If inflation-indexed Treasury securities are sold prior to maturity, capital losses or gains are realized in the same manner as traditional bonds. The Portfolio, however, distributes income on a monthly basis. Portfolio investors will receive dividends that represent both the interest payments and the principal adjustments of the inflation-indexed securities held in the Portfolio.

INSURANCE FUNDING AGREEMENTS. To the extent consistent with its investment objective and strategies, the Portfolio may invest in insurance funding agreements (“IFAs”). An IFA is normally a general obligation of the issuing insurance company and not a separate account. The purchase price paid for an IFA becomes part of the general assets of the insurance company, and the contract is paid from the company’s general assets. Generally, IFAs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in IFAs may not exist. Therefore, IFAs will be subject to the Portfolio’s limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days and a reliable trading market is absent.

INVESTMENT COMPANIES. With respect to the investments of the Portfolio in the securities of other affiliated and unaffiliated investment companies, such investments will be limited so that, as determined after a purchase is made, either: (a) not more than 3% of the total outstanding stock of such investment company will be owned by the Portfolio, the Trust as a whole and its affiliated persons (as defined in the 1940 Act); or (b) (i) not more than 5% of the value of the total assets of the Portfolio will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. Pursuant to exemptive orders, these limits will not apply to the investment of securities lending collateral by the Portfolio in certain investment company portfolios advised by Northern Trust. In addition, these limits will not apply to the investment of uninvested cash balances in shares of registered or unregistered money market portfolios whether affiliated or unaffiliated. The foregoing exemption, however, only applies to an unregistered money market portfolio that (i) limits its investments to those in which a money market portfolio may invest under Rule 2a-7 of the 1940 Act, and (ii) undertakes to comply with all the other provisions of Rule 2a-7.

Investments by the Portfolio in other investment companies, including exchange-traded funds (“ETFs”), will be subject to the limitations of the 1940 Act except as permitted by Securities and Exchange Commission (“SEC”) orders. The Portfolio may rely on SEC orders that permit them to invest in certain ETFs beyond the limits contained in the 1940 Act, subject to certain terms and conditions. Generally, these terms and conditions require the Board to approve policies and procedures relating to certain of the Portfolio’s investments in ETFs. These policies and procedures require, among other things, that (i) the Investment Adviser conducts the Portfolio’s investment in ETFs without regard to any consideration received by the Portfolio or any of its affiliated persons and (ii) the Investment Adviser certifies to the Board quarterly that it has not received any consideration in connection with an investment by the Portfolio in an ETF, or if it has, the amount and purpose of the consideration will be reported to the Board and an equivalent amount of advisory fees shall be waived by the Investment Adviser.

Certain investment companies whose securities are purchased by the Portfolio may not be obligated to redeem such securities in an amount exceeding 1% of the investment company’s total outstanding securities during any period of less than 30 days. Therefore, such securities that exceed this amount may be illiquid.

If required by the 1940 Act, the Portfolio expects to vote the shares of other investment companies that are held by it in the same proportion as the vote of all other holders of such securities.

To the extent consistent with its investment objective and strategies, the Portfolio may invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, strategy and restrictions as the Portfolio. However, the Portfolio currently intends to limit its investments in securities issued by other investment companies to the extent described above. The Portfolio may adhere to other limitations with respect to its investments in securities issued by other investment companies if required or permitted by the SEC or deemed to be in the best interests of the Trust.

MUNICIPAL INSTRUMENTS. To the extent consistent with its investment objective and strategies, the Portfolio may invest in municipal instruments. Opinions relating to the validity of municipal instruments and to federal and state tax issues relating to these securities are rendered by bond counsel to the respective issuing authorities at the time of issuance. Such opinions may contain various assumptions, qualifications or exceptions that are reasonably acceptable to the Investment Adviser. Neither the Trust nor the Investment Adviser will review the proceedings relating to the issuance of municipal instruments or the bases for such opinions.

Municipal instruments generally are issued to finance public works, such as airports, bridges, highways, housing, health-related entities, transportation-related projects, educational programs, water and pollution control and sewer works. They also are issued to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions and for other facilities. Municipal instruments include private activity bonds issued by or on behalf of public authorities. Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds also are issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities.

State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

Municipal instruments include both “general” and “revenue” obligations. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as lease revenue payments from the user of the facility being financed. Industrial development bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of an industrial revenue bond usually is directly related to the credit standing of the private user of the facility involved.

Within the principal classifications of municipal instruments described above there are a variety of categories, including municipal bonds, municipal notes, municipal leases, asset-backed securities such as custodial receipts and participation certificates. Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases and participation certificates are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Participation certificates may represent participation in a lease, an installment purchase contract, or a conditional sales contract. Certain municipal lease obligations (and related participation certificates) may include “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Custodial receipts are underwritten by securities dealers or banks and evidence ownership of future interest payments, principal payments or both on certain municipal securities. Municipal leases (and participations in such leases) present the risk that a municipality will not appropriate funds for the lease payments. The Investment Adviser will determine the credit quality of any unrated municipal leases on an ongoing basis, including an assessment of the likelihood that the leases will not be canceled.

To the extent consistent with its investment objective and strategies, the Portfolio also may invest in “moral obligation” bonds, which normally are issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund (if such a fund has been established), the restoration of which is a moral commitment, but not a legal obligation of the state or municipality which created the issuer.

To the extent consistent with its investment objective and strategies, the Portfolio may purchase serial bonds and other long-term securities provided that they have remaining maturities meeting the Portfolio’s maturity requirement. The Portfolio also may purchase long-term variable and floating rate bonds (sometimes referred to as “put bonds”) where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at least every thirteen months. Put bonds with conditional puts (that is, puts which cannot be exercised if the issuer defaults on its payment obligations) will present risks that are different than those of other municipal instruments because of the possibility that the Portfolio might hold long-term put bonds on which defaults occur following acquisition by the Portfolio.

To the extent consistent with its investment objective and strategies, the Portfolio may acquire securities in the form of custodial receipts evidencing rights to receive a specific future interest payment, principal payment or both on certain municipal obligations. Such obligations are held in custody by a bank on behalf of the holders of the receipts. These custodial receipts are known by various names, including “Municipal Receipts,” “Municipal Certificates of Accrual on Tax-Exempt Securities” (“M-CATS”) and “Municipal Zero-Coupon Receipts.” The Portfolio also may purchase certificates of participation that, in the opinion of counsel to the issuer, are exempt from regular federal income tax. Certificates of participation are a type of floating or variable rate of obligation that represents interests in a pool of municipal obligations held by a bank.

To the extent consistent with its investment objective and strategies, the Portfolio may invest in “tax credit bonds.” A tax credit bond is defined in the Internal Revenue Code of 1986, as amended (the “Code”) as a “qualified tax credit bond” (which includes a qualified forestry conservation bond, a new clean renewable energy bond, a qualified energy conservation bond and a qualified zone academy bond, each of which must meet certain requirements specified in the Code), a “build America bond” (which includes certain qualified bonds issued before January 1, 2011) or certain other specified bonds.

An issuer’s obligations under its municipal instruments are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal instruments may be materially adversely affected by litigation or other conditions.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal instruments. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor’s federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards the federal income tax status of interest on municipal instruments or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of municipal instruments for investment by the Portfolio and the Portfolio’s liquidity and value. In such an event, the Board of Trustees would reevaluate the Portfolio’s investment objectives and strategies and consider changes in their structure or possible dissolution.

Certain of the municipal instruments held by the Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually will be obtained by the issuer of the municipal instrument at the time of its original issuance. In the event that the issuer defaults on an interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors. Moreover, the insurers’ exposure to securities involving subprime mortgages may cause a municipal bond insurer’s rating to be downgraded or may cause the bond insurer to become insolvent, which may affect the prices and liquidity of municipal obligations insured by the insurance company. The Portfolio may invest more than 25% of its total assets in municipal instruments covered by insurance policies.

In addition, a single enhancement provider may provide credit enhancement to more than one of the Portfolio’s investments. Having multiple securities’ credit enhanced by the same enhancement provider will increase the adverse effects on the Portfolio that are likely to result from a downgrading of, or a default by, such an enhancement provider. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio. Bond insurers that provide credit enhancement for large segments of the fixed-income markets, particularly the municipal bond market, may be more susceptible to being downgraded or defaulting during recessions or similar period of economic stress. Municipal bonds may be covered by insurance that guarantees timely interest payments and repayment of principal on maturity. If a bond’s insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop. Insurance does not protect the Portfolio or its shareholders from losses caused by declines in a bond’s market value.

Municipal instruments purchased by the Portfolio may be backed by letters of credit or other forms of credit enhancement issued by foreign (as well as domestic) banks and other financial institutions. A change in the credit quality of these banks and financial institutions could, therefore, cause loss to the Portfolio that invests in municipal instruments. Letters of credit and other obligations of foreign financial institutions may involve certain risks in addition to those of domestic obligations.

The Portfolio may invest in municipal leases, which may be considered liquid under guidelines established by the Trust’s Board of Trustees. The guidelines will provide for determination of the liquidity of a municipal lease obligation based on factors including the following: (i) the frequency of trades and quotes for the obligation; (ii) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (iii) the willingness of dealers to undertake to make a market in the security; and (iv) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer. The Investment Adviser, under guidelines approved by the Trust’s Board of Trustees, also will consider the marketability of a municipal lease obligation based upon an analysis of the general credit quality of the municipality issuing the obligation and the essentiality to the municipality of the property covered by the lease.

Currently, it is not the intention of the Portfolio to invest more than 25% of the value of its total assets in municipal instruments whose issuers are located in the same state.

REPURCHASE AGREEMENTS. The Portfolio may agree to purchase portfolio securities from financial institutions subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price (“repurchase agreements”). Repurchase agreements are considered to be loans under the 1940 Act. Although the securities subject to a repurchase agreement may bear maturities exceeding one year, settlement for the repurchase agreement will never be more than one year after the Portfolio’s acquisition of the securities and normally will be within a shorter period of time. Securities subject to repurchase agreements normally are held either by the Trust’s custodian or subcustodian (if any), or in the Federal Reserve/Treasury Book-Entry System. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest). Default by the seller would, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. In addition, in the event of a bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio’s interest in the collateral is unenforceable.

REVERSE REPURCHASE AGREEMENTS. The Portfolio may borrow funds by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price (“reverse repurchase agreements”). The Portfolio may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, on a date simultaneous with or prior to the expiration of the reverse repurchase agreement. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price. The Portfolio will pay interest on amounts obtained pursuant to a reverse repurchase agreement. While reverse repurchase agreements are outstanding, the Portfolio will segregate liquid assets in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement.

STRIPPED SECURITIES. To the extent consistent with its investment objective and strategies, the Portfolio may purchase stripped securities. The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as “Separate Trading of Registered Interest and Principal of Securities” or “STRIPS.” The Portfolio may purchase securities registered in the STRIPS program. Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

Other types of stripped securities may be purchased by the Portfolio, including stripped mortgage-backed securities (“SMBS”). SMBS usually are structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class receives all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, the Portfolio may fail to recoup fully its initial investment in these securities. The market value of the class consisting entirely of principal payments generally is extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest generally are higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns also are volatile and there is a risk that the initial investment will not be recouped fully. SMBS issued by the U.S. government (or a U.S. government agency, instrumentality or sponsored enterprise) may be considered liquid under guidelines established by the Trust’s Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the net asset value (“NAV”) per share.

STRUCTURED SECURITIES. To the extent consistent with its investment objective and strategies, the Portfolio may purchase structured securities. These fixed-income instruments are structured to recast the investment characteristics of the underlying security or reference asset. If the issuer is a unit investment trust or other special purpose vehicle, the structuring will typically involve the deposit with or purchase by such issuer of specified instruments (such as commercial bank loans or securities) and/or the execution of various derivative transactions, and the issuance by that entity of one or more classes of securities (structured securities) backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of such payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments. Investments in these securities may be structured as a class that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher rates of return and present greater risks than unsubordinated structured products.

The Portfolio’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. Because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. These securities generally are exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments. Structured securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the underlying security or reference asset. Structured securities may also be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

SUPRANATIONAL BANK OBLIGATIONS. The Portfolio, to the extent consistent with its investment objective and strategies, may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade among nations (e.g., the World Bank). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

U.S. GOVERNMENT OBLIGATIONS. Examples of the types of U.S. government obligations that may be acquired by the Portfolio include U.S. Treasury Bills, Treasury Notes and Treasury Bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, Ginnie Mae, General Services Administration, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks, and the Maritime Administration.

Securities guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities, or sponsored enterprises also are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or by any agency, instrumentality or sponsored enterprise thereof, and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.

To the extent consistent with its investment objective and strategies, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued by or guaranteed by the U.S. government or by its agencies, instrumentalities, or sponsored enterprises. Not all government obligations carry the same credit support. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it were not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited. In the absence of a suitable secondary market, such participations generally are considered illiquid.

VARIABLE AND FLOATING RATE INSTRUMENTS. Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin in relation to a generally recognized index rate. These instruments include long-term variable and floating rate bonds (sometimes referred to as “put bonds”), where the Portfolio obtains at the time of purchase the right to put the bonds back to the issuer or a third party at par at a specified date.

With respect to the variable and floating rate instruments that may be acquired by the Portfolio, the Investment Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to demand features, will monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument meets the Portfolio’s quality requirements, the issuer’s obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend.

The Portfolio will invest in variable and floating rate instruments only when the Investment Adviser deems the investment to involve minimal credit risk. Unrated variable and floating rate instruments will be determined by the Investment Adviser to be of comparable quality at the time of the purchase to rated instruments that may be purchased by the Portfolio. In determining weighted average portfolio maturity, an instrument may, subject to the SEC’s regulations, be deemed to have a maturity shorter than its nominal maturity based on the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal as specified in the instrument. Variable and floating rate instruments eligible for purchase by the Portfolio include variable amount master demand notes, which permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.

YIELDS AND RATINGS. The yields on certain obligations, including the instruments in which the Portfolio may invest, are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, financial condition of the issuer, size of the offering, maturity of the obligation and ratings of the issue. The ratings of Standard & Poor’s® Ratings Services (“S&P”), Dominion Bond Rating Service Limited (“Dominion”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. For a more complete discussion of ratings, see Appendix A to this SAI.

Subject to the limitations stated in the Prospectus, if a security held by the Portfolio undergoes a rating revision, the Portfolio may continue to hold the security if the Investment Adviser determines such retention is warranted.

ZERO COUPON BONDS. To the extent consistent with its investment objective and strategies, the Portfolio may invest in zero coupon bonds. Zero coupon bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified date. The original issue discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interests in such stripped debt obligations or coupons. The market prices of zero coupon bonds generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree to changes in interest rates than interest bearing securities having similar maturities and credit quality.

Zero coupon bonds involve the additional risk that, unlike securities that periodically pay interest to maturity, the Portfolio will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Portfolio may obtain no return at all on its investment. In addition, even though such securities do not provide for the payment of current interest in cash, the Portfolio is nonetheless required to accrue income on such investments for each taxable year and generally is required to distribute such accrued amounts (net of deductible expenses, if any) to avoid being subject to tax. Because no cash generally is received at the time of the accrual, the Portfolio may be required to liquidate other portfolio securities to obtain sufficient cash to satisfy federal tax distribution requirements applicable to the Portfolio.

INVESTMENT RESTRICTIONS

The Portfolio is subject to the fundamental investment restrictions enumerated below which may be changed with respect to the Portfolio only by a vote of the holders of a majority of the Portfolio’s outstanding shares as described in “Description of Shares” on page 50.

The Portfolio may not:

(1) Make loans, except through (a) the purchase of debt obligations in accordance with the Portfolio’s investment objective and strategies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, (c) loans of securities, and (d) loans to affiliates of the Portfolio to the extent permitted by law.

(2) Purchase or sell real estate or securities issued by real estate investment trusts, but this restriction shall not prevent the Portfolio from investing directly or indirectly in portfolio instruments secured by real estate or interests therein.

(3) Invest in commodities or commodity contracts, except that the Portfolio may invest in currency and financial instruments and contracts that are commodities or commodity contracts.

(4) Invest in companies for the purpose of exercising control or management.

(5) Act as underwriter of securities (except as the Portfolio may be deemed to be an underwriter under the 1933 Act in connection with the purchase and sale of portfolio instruments in accordance with its investment objective and portfolio management policies).

(6) Make any investment inconsistent with the Portfolio’s classification as a diversified investment company under the 1940 Act.

(7) Purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of the Portfolio to be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to, and the Portfolio reserves freedom of action, when otherwise consistent with its investment policies, to concentrate its investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, obligations (other than commercial paper) issued or guaranteed by U.S. banks and U.S. branches of foreign banks and repurchase agreements and securities loans collateralized by such U.S. government obligations or such bank obligations. For the purpose of this restriction, state and municipal governments and their agencies and authorities are not deemed to be industries; as to utility companies, the gas, electric, water and telephone businesses are considered separate industries; personal credit finance companies and business credit finance companies are deemed to be separate industries; and wholly-owned finance companies are considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

(8) Borrow money, except that to the extent permitted by applicable law (a) the Portfolio may borrow from banks, other affiliated investment companies and other persons, and may engage in reverse repurchase agreements and other transactions which involve borrowings, in amounts up to 33-1/3% of its total assets (including the amount borrowed) or such percentage permitted by law, (b) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (c) the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, and (d) the Portfolio may purchase securities on margin. If due to market fluctuations or other reasons the Portfolio’s borrowings exceed the limitations stated above, the Trust will promptly reduce the borrowings of the Portfolio in accordance with the 1940 Act. In addition, as a matter of fundamental policy, the Portfolio will not issue senior securities to the extent such issuance would violate applicable law.

(9) Notwithstanding any of the Trust’s other fundamental investment restrictions (including, without limitation, those restrictions relating to issuer diversification, industry concentration and control), the Portfolio may (a) purchase securities of other investment companies to the full extent permitted under Section 12 of the 1940 Act (or any successor provision thereto) or under any regulation or order of the SEC; and (b) invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, strategies and fundamental restrictions as the Portfolio.

For the purposes of Investment Restrictions Nos. 1 and 8 above, the Portfolio has received an exemptive order from the SEC permitting it to participate in lending and borrowing arrangements with affiliates.

In applying Restriction No. 6 above, a security is considered to be issued by the entity, or entities, whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio’s total assets.

The freedom of action reserved in Investment Restriction No. 7 with respect to U.S. branches of foreign banks is subject to the requirement that they are subject to the same regulation as domestic branches of domestic banks. The freedom of action reserved with respect to foreign branches of domestic banks is subject to the requirement that the U.S. parent of the foreign branch be unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason. Obligations of U.S. branches of foreign banks may include certificates of deposit, bank and deposit notes, bankers’ acceptances and fixed time deposits. These obligations may be general obligations of the parent bank or may be limited to the issuing branch. Such obligations will meet the criteria for “Eligible Securities” as described in the Prospectus.

Except to the extent otherwise provided in Investment Restriction No. 7, for the purpose of such restriction in determining industry classification, the Portfolio may use any one of the following: the Bloomberg Industry Group Classification, S&P, J. J. Kenny Municipal Purpose Codes, FT Interactive Industrial Codes, Securities Industry Classification Codes or the Global Industry Classification Standard. For the purpose of determining the percentage of the Portfolio’s total assets invested in securities of issuers having their principal business activities in a particular industry, an asset-backed security will be classified separately based on the nature of its underlying assets.

Securities held in escrow or separate accounts in connection with the Portfolio’s investment practices described in this SAI and the Prospectus are not deemed to be mortgaged, pledged or hypothecated for purposes of the foregoing restrictions.

Notwithstanding Restriction No. 8, the Portfolio intends to limit any borrowings to not more than 25% of the Portfolio’s total assets (including the amount borrowed).

The Portfolio intends, as a non-fundamental policy, to diversify its investments in accordance with current SEC regulations. Investments in the securities of any single issuer (excluding cash, cash items, certain repurchase agreements, U.S. government securities and securities of other investment companies) will be limited to not more than 5% of the value of the Portfolio’s total assets at the time of purchase, except that 25% of the value of the total assets of the Portfolio may be invested in the securities of any one issuer for a period of up to three Business Days. Subject to certain exceptions, immediately after the acquisition of any demand features or guarantees (i.e., generally, the right to sell the security at a price equal to its approximate amortized cost (for a demand feature) or principal amount (for a guarantee) plus accrued interest), with respect to 75% of the assets of the Portfolio, no more than 10% of the Portfolio’s total assets may be invested in securities issued by or subject to demand features or guarantees issued by the same issuer. In accordance with SEC regulations, the Portfolio will limit its investments in securities that are rated in the two highest short-term rating categories as determined by at least two nationally recognized statistical rating organizations (“NRSROs”) (or one NRSRO if the security is rated by only one NRSRO) but which are not First Tier Securities (as defined in Rule 2a-7 under the 1940 Act) or, if unrated, are not of comparable quality to First Tier Securities (“Second Tier Securities”) to 3% of its total net assets, with investments in any one issuer being limited to no more than one-half of one percent of its total assets.

Any Investment Restriction which involves a maximum percentage (other than the restriction set forth in Investment Restriction No. 8) will not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio. The 1940 Act requires that if the asset coverage for borrowings at any time falls below the limits described in Investment Restriction No. 8, the Portfolio will, within three days thereafter (not including Sundays and holidays), reduce the amount of its borrowings to an extent that the net asset coverage of such borrowings shall conform to such limits.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board of Trustees of the Trust has adopted a policy on disclosure of portfolio holdings, which it believes is in the best interest of the Portfolio’s shareholders. The policy provides that neither the Portfolio nor its Investment Adviser, Placement Agent or any agent, or any employee thereof (“Portfolio Representative”) will disclose the Portfolio’s portfolio holdings information to any person other than in accordance with the policy. For purposes of the policy, “portfolio holdings information” means the Portfolio’s actual portfolio holdings, as well as non-public information about its trading strategies or pending transactions including the portfolio holdings, trading strategies or pending transactions of any actively managed commingled fund portfolio which contains identical holdings as the Portfolio. Under the policy, neither the Portfolio nor any Portfolio Representative may solicit or accept any compensation or other consideration in connection with the disclosure of portfolio holdings information. A Portfolio Representative may provide portfolio holdings information to third parties if such information has been included in the Portfolio’s public filings with the SEC.

Portfolio holdings information that is not filed with the SEC may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential and are prohibited from trading on the information they receive. Disclosure to such third parties must be approved in advance by the Trust’s Chief Compliance Officer (“CCO”). Disclosure to providers of auditing, custody, proxy voting and other similar services for the Portfolio, as well as rating and ranking organizations, will generally be permitted; however, information may be disclosed to other third parties (including, without limitation, individuals, institutional investors, and intermediaries that sell shares of the Portfolio) only upon approval by the CCO, who must first determine that the Portfolio has a legitimate business purpose for doing so. In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality as determined by the CCO. In accordance with the policy, the recipients who receive non-public portfolio holdings information on an ongoing basis are as follows: the Investment Adviser and its affiliates; the Portfolio’s independent registered public accounting firm; the Portfolio’s custodian; the Portfolio’s legal counsel; the Portfolio’s financial printer, R.R. Donnelley; the Portfolio’s proxy voting service, RiskMetrics Group; and the following rating and ranking organization: Moody’s. These entities are obligated to keep such information confidential. Third-party providers of custodial or accounting services to the Portfolio may release non-public portfolio holdings information of the Portfolio only with the permission of Portfolio Representatives. From time to time, portfolio holdings information may be provided to broker-dealers solely in connection with the Portfolio seeking portfolio securities trading recommendations. In providing this information reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken in an effort to avoid any potential misuse of the disclosed information.

The Portfolio currently publishes on the Trust’s Web site, northernfunds.com/institutional/liquidassets, complete portfolio holdings as of month-end subject to at least a ten (10) calendar day lag between the date of the information and the date on which the information is disclosed. The Trust also publishes on its Web site, no later than the fifth business day of each month and for a period of not less than six months, certain information regarding the Portfolio’s portfolio holdings as of the last business day of the prior month. The Portfolio may publish on the Web site complete portfolio holdings information more frequently if it has a legitimate business purpose for doing so. Additionally, shareholders of the Portfolio have access to portfolio holdings on a daily basis through their Northern Trust custody account.

Portfolio holdings also are currently disclosed through required filings with the SEC. The Portfolio files its portfolio holdings with the SEC for each fiscal quarter on Form N-CSR (with respect to each annual period and semiannual period) and Form N-Q (with respect to the first and third quarters of the Portfolio’s fiscal year). Certain portfolio information will be provided in monthly holdings reports to the SEC on Form N-MFP. Form N-MFP will be made available to the public by the SEC 60 days after the end of the month to which the information pertains, and a link to each of the most recent 12 months of filings on Form N-MFP will be provided on the Trust’s Web site. Shareholders may obtain the Portfolio’s Forms N-CSR, N-Q and N-MFP filings on the SEC’s Web site at sec.gov. In addition, the Portfolio’s Forms N-CSR, N-Q and N-MFP filings may be reviewed and copied at the SEC’s public reference room in Washington, DC. You may call the SEC at 1-800-SEC-0330 for information about the SEC’s Web site or the operation of the public reference room.

Under the policy, the Board of Trustees is to receive information, on a quarterly basis, regarding any other disclosures of non-public portfolio holdings information that were permitted during the preceding quarter.

ADDITIONAL TRUST INFORMATION

TRUSTEES AND OFFICERS

The Board of Trustees of the Trust is responsible for the management and business and affairs of the Trust. Set forth below is information about the Trustees and Officers of Northern Institutional Funds as of the date of this SAI. Each Trustee has served in that capacity since he or she was originally elected or appointed to the Board of Trustees. As of the date of this SAI, each Trustee oversees a total of 64 portfolios in the Northern Funds Complex—Northern Institutional Funds offers 21 portfolios and Northern Funds offers 43 portfolios.*

NON-INTERESTED TRUSTEES

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
William L. Bax Age: 67 Trustee since 2005

•     Managing Partner of PricewaterhouseCoopers, Chicago (an accounting firm) from 1997 to 2003;

•     Director of Big Shoulders Fund since 1997;

•     Director of Children’s Memorial Hospital since 1998;

•     Trustee of DePaul University from 1998 to 2009;

•     Director of Sears Roebuck & Co. (a retail company) from 2003 to 2005;

•     Director of Andrew Corporation (a communications product company) from 2006 to 2008.

• Arthur J. Gallagher & Co. (an insurance brokerage company).

*	Ms. Skinner and Mr. Potter each oversee a total of 57 portfolios in the Northern Funds Complex—36 portfolios offered by Northern Funds and 21 offered by Northern Institutional Funds.
(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-five years.

(3)

This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (i.e., public companies) or other investment companies registered under the 1940 Act.

NON-INTERESTED TRUSTEES (CONTINUED)

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Edward J. Condon, Jr. Age: 70 Trustee since 1994

•    Chairman and CEO of The Paradigm Group, Ltd. (a financial adviser) since 1993;

•    Principal and Co-Founder of Paradigm Capital, Ltd. (a financial adviser) since 1996;

•    Founding Member and Director of the Illinois Venture Capital Association since 2001;

•    Member of the Board of Directors of the Chicago Children’s Museum from 2001 to 2007;

•    Member of the Board of Governors of The Metropolitan Club since 2003;

• None
• Member of the Board of Advisors of AAVIN Equity Partners (a private equity firm) since 2005; • Member of the National Advisory Board of National Domestic Violence Hotline since 2005;

•    Member of the Board of Directors at LightBridge Healthcare Research Inc. (a healthcare-related educational materials provider) since 2006;

•    Member of Advisory Board of Lextech Global Services (a systems engineering services company) since 2009;

•    Private Equity Administrator of Illinois Technology Development Account from 2003 to 2006;

•    Member of Advisory Council of Northwestern Brain Tumor Institute since 2010;

•    Chairman of ViMedicus, Inc. (a healthcare-related educational materials provider) since 2010.

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-five years.

(3)

This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (i.e., public companies) or other investment companies registered under the 1940 Act.

NON-INTERESTED TRUSTEES (CONTINUED)

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Sharon Gist Gilliam Age: 67 Trustee since 2001

•    Principal Officer, UCG Associates, Inc. (an aviation consulting firm) from 2005 to 2006 and Director from 2005 to 2008;

•    CEO of Chicago Housing Authority from 2006 to 2007;

•    Executive Vice President of Unison-Maximus, Inc. (an aviation and governmental consulting company) from 1989 to 2005.

• None
Sandra Polk Guthman Age: 67 Trustee since 1997

•    Chair and CEO of Polk Bros. Foundation (an Illinois not-for-profit corporation) since 1993;

•    Director of National Public Finance Guarantee Corporation (f/k/a MBIA Insurance Corp. of Illinois) (a municipal bond insurance company) since 1994;

•    Trustee of Rush University Medical Center.

• None

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-five years.

(3)	This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

NON-INTERESTED TRUSTEES (CONTINUED)

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Michael H. Moskow Age: 73 Trustee since 2008

•    Vice Chairman and Senior Fellow on the Global Economy at the Chicago Council on Global Affairs since 2007;

•    Director of Commonwealth Edison since 2007;

•    President and Chief Executive Officer of the Federal Reserve Bank of Chicago from 1994 to 2007;

•    Director of Education Corporation of America since 2008;

•    Chairman of the Japan America Society of Chicago since 2009;

•    Former Chairman and Current Member of the Board of Directors, National Bureau of Economic Research from 1978 to 1991, and since 1993;

•    Member of the Board of Trustees of the Northwestern Memorial Foundation from 2004 to 2010;

•    Member of the Board of Directors of the Civic Consulting Alliance since 2002;

• Discover Financial Services; • Diamond Management and Technology Consultants, Inc. (a management and technology consulting firm) from 2008 to 2009; • Taylor Capital Group, Inc. (financial services).
• Member of the Board of Directors of the Chicago Workforce Investment Council (f/k/a Chicago LEADS Civic Advisory Board) since 2009;

•    Member of the Board of Directors of The Chicago Council on Global Affairs since 1995;

•    Member of the Board of Directors of the Council on Foreign Relations from 1998 to 2008;

•    Member of the Board of Trustees of Lafayette College since 1996;

•    Member of the Board of Directors of the National Futures Association since 2010.

Mary Jacobs Skinner, Esq. Age: 53 Trustee since 2000	• Partner in the law firm of Sidley Austin LLP.	• None

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-five years.

(3)	This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

NON-INTERESTED TRUSTEES (CONTINUED)

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Richard P. Strubel Age: 71 Trustee since 1982 and Chairman since 2008

•    Vice Chairman and Director of Cardean Learning Group (formerly UNext, Inc.) (a provider of educational services via the Internet) from 2004 to 2007;

•    President, Chief Operating Officer and Director of UNext, Inc. from 1999 to 2004;

•    Audit Committee Chairman, The University of Chicago from 2006 to present;

•    Trustee, The University of Chicago from 1987 to present.

• Gildan Activewear, Inc. (an athletic clothing marketing and manufacturing company); • Goldman Sachs Mutual Fund Complex (94 portfolios); • Goldman Sachs Closed-End Funds (2 portfolios).
Casey J. Sylla Age: 67 Trustee since 2008

•    Chairman and President of the Allstate Financial Group from 2002 to 2007;

•    Chairman of the Investment Committee, Legal and General Investment Management—America, 2007;

•    Board member, University of Wisconsin—Eau Claire Foundation from 2006 to present;

•    Advisor, G.D. Searle Family Trusts from 2010 to present.

• GATX Corporation (transportation services).

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-five years.

(3)	This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

INTERESTED TRUSTEE

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Stephen N. Potter(4) Age: 54 Trustee since 2008

•    Director of Northern Trust Global Advisors, Inc. since May 2008;

•    Chairman of Northern Trust Investments, Inc. since March 2008;

•    President of Northern Trust Global Investments, Ltd. from March 2008 to February 2009;

•    Director of Northern Trust Global Investments, Ltd. from February 2000 to February 2009;

•    Executive Vice President of Northern Trust Corporation since October 2003;

•    Chairman and Chief Executive Officer of Northern Trust Global Services, Ltd. from 2003 to 2008;

•    Chief Executive Officer of Europe, the Middle East and Africa at The Northern Trust Company from 2001 to March 2008;

•    Managing Director, Institutional Group, Northern Trust Global Investments, Ltd. from 1995 to 2001.

• None

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-five years.

(3)	This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.
(4)

An “interested person,” as defined by the 1940 Act. Mr. Potter is deemed to be an “interested” Trustee because he is an officer, director, employee, and a shareholder of Northern Trust Corporation and/or its affiliates.

OFFICERS OF THE TRUST

NAME, ADDRESS, AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
Lloyd A. Wennlund Age: 53 50 South LaSalle Street Chicago, IL 60603 President since 2000	Executive Vice President since 2003 and Director since 2001 of Northern Trust Investments, Inc.; Executive Vice President and other positions at The Northern Trust Company and Managing Executive, Mutual Funds for Northern Trust Global Investments since 1994; Director, The Northern Trust Company of Connecticut since August 2006; President and Director of Northern Trust Securities, Inc. from 1997 to 2009.

Eric K. Schweitzer Age: 49 50 South LaSalle Street Chicago, IL 60603 Vice President since 2000	Senior Vice President at Northern Trust Investments, Inc. since 2001; Senior Vice President at The Northern Trust Company since 2000.

Susan J. Hill Age: 54 50 South LaSalle Street Chicago, IL 60603 Chief Compliance Officer since 2004	Chief Compliance Officer of Northern Trust Company of Connecticut since 2007; Chief Compliance Officer of Northern Trust Global Advisors, Inc. since 2007; Chief Compliance Officer of Northern Trust Investments, Inc. since 2005; Senior Vice President of Northern Trust Investments, Inc. since 2005; Vice President of Northern Trust Investments, Inc. and The Northern Trust Company from 2000 to 2004.

Darlene Chappell Age: 48 50 South LaSalle Street Chicago, IL 60603 Anti-Money Laundering Compliance Officer since 2009	Anti-Money Laundering Compliance Officer for Northern Trust Investments, Inc., Northern Trust Securities, Inc. and The Northern Trust Company of Connecticut since 2009; Vice President and Compliance Consultant for The Northern Trust Company since 2006; Audit Manager—Compliance Department of National Futures Association from 2000 to 2006.

Randal Rein Age: 40 50 South LaSalle Street Chicago, IL 60603 Treasurer since 2008	Senior Vice President of Northern Trust Investments, Inc. since 2010 and Senior Vice President of Fund Administration of The Northern Trust Company through 2010; Vice President of Fund Administration of The Northern Trust Company from 2007 to 2010; Second Vice President of Fund Administration of The Northern Trust Company from 2002 to 2007.

Michael Pryszcz Age: 43 50 South LaSalle Street Chicago, IL 60603 Assistant Treasurer since 2008	Senior Vice President of Fund Accounting of The Northern Trust Company since 2010; Vice President of Fund Accounting of The Northern Trust Company from 2005 to 2010; Second Vice President of Fund Accounting of The Northern Trust Company from 2000 to 2005.

Richard Crabill Age: 42 50 South LaSalle Street Chicago, IL 60603 Assistant Treasurer since 2008	Vice President of Fund Administration of The Northern Trust Company since 2005; Second Vice President of Fund Administration of The Northern Trust Company from 2002 to 2005.

(1)

Officers hold office at the pleasure of the Board of Trustees until the next annual meeting of the Trust or until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

OFFICERS OF THE TRUST (CONTINUED)

NAME, ADDRESS, AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
Craig R. Carberry, Esq. Age: 50 50 South LaSalle Street Chicago, IL 60603 Secretary since 2010	Senior Counsel at The Northern Trust Company since May 2000; Secretary of Northern Trust Investments, Inc. since 2000; Secretary of NT Alpha Strategies Fund since 2004; Secretary of Northern Trust Global Advisers, Inc. since 2007; Secretary of The Northern Trust Company of Connecticut since 2009; Secretary of NETS Trust from 2008 to 2009.

Owen T. Meacham, Esq. Age: 40 50 South LaSalle Street Chicago, IL 60603 Assistant Secretary since 2008	Senior Vice President and Senior Regulatory Administration Attorney of The Northern Trust Company since 2011; Vice President and Senior Regulatory Administration Attorney of The Northern Trust Company from 2007 to 2011; Vice President and Product Strategy and Development Manager of ABN AMRO Asset Management from 2005 to 2007.

Shanna Palmersheim, Esq. Age: 34 50 South LaSalle Street Chicago, IL 60603 Assistant Secretary since 2008	Second Vice President and Regulatory Administration Attorney of The Northern Trust Company since 2008; Associate Counsel of Peregrine Financial Group from 2007 to 2008; Senior Treasury Analyst at Harley-Davidson Financial Services from 2005 to 2007; Law Clerk at Paul McAndrew Law Firm from 2004 to 2005; Senior Accountant at State Street Corporation from 1999 to 2002.

(1)

Officers hold office at the pleasure of the Board of Trustees until the next annual meeting of the Trust or until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

Certain of the Trustees and officers and the organizations with which they are associated have had in the past, and may have in the future, transactions with Northern Trust Corporation, Northern Funds Distributors, LLC (“NFD”) and their respective affiliates. The Trust has been advised by such Trustees and officers that all such transactions have been and are expected to be in the ordinary course of business and the terms of such transactions, including all loans and loan commitments by such persons, have been and are expected to be substantially the same as the prevailing terms for comparable transactions for other customers. As a result of the responsibilities assumed by the Trust’s service providers, the Trust itself requires no employees.

Each officer holds comparable positions with Northern Funds and certain officers hold comparable positions with certain other investment companies of which Northern Trust Corporation or an affiliate thereof, is the investment adviser, custodian, transfer agent and/or administrator.

LEADERSHIP STRUCTURE. The Board of Trustees is currently composed of nine Trustees, eight of whom are not “interested persons” as defined in the 1940 Act (“non-interested Trustee”), and one of whom is an “interested person” as defined in the 1940 Act (“interested Trustee”). The Chairman of the Board of Trustees, Richard P. Strubel, is a non-interested Trustee. Stephen N. Potter is considered an interested Trustee because he is an officer, director, employee, and a shareholder of Northern Trust Corporation and/or its affiliates. Each Trustee was nominated to serve on the Board of Trustees because of his or her experience, skills and qualifications. See “Trustee Experience” below. The Board of Trustees believes that its leadership structure is consistent with industry practices and is appropriate in light of the size of the Trust and the nature and complexity of its business. In particular:

•

Board Composition. The Trustees believe that having a super-majority of non-interested Trustees (more than 75%) is appropriate and in the best interest of shareholders. The Trustees also believe that having Mr. Potter serve as an interested Trustee brings management and financial insight that is important to certain of the Board of Trustees’ decisions and also in the best interest of shareholders.

•

Independent Trustee Meetings and Executive Sessions. The Trustees believe that meetings of the non-interested Trustees and meetings in executive session, including with independent counsel, help prevent conflicts of interest from occurring. The Trustees also believe that these sessions allow the non-interested Trustees to deliberate candidly and constructively, separately from management, in a manner that affords honest disagreement and critical questioning.

RISK OVERSIGHT. Risk oversight is a part of the Board of Trustees’ general oversight of the Portfolio and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Investment Adviser and other service providers (depending on the nature of the risk), which carry out the Portfolio’s investment management and business affairs. The Investment Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that may give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they occur. Each of the Investment Adviser and other service providers have their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Investment Adviser has a dedicated risk management function that is headed by a chief risk officer.

Currently, the Board receives and reviews risk reports on a quarterly basis from the Investment Adviser’s chief risk officer. The Audit Committee reviews and discusses these reports with the Investment Adviser’s Chief Risk Officer prior to their presentation to the Board. These reports cover such risk areas that include, but are not limited to, credit risk, investment risk, operational risk, fiduciary risk, compliance risk, market and liquidity risk, operational risk and strategic risk. These reports are intended to provide the Trustees with a forward-looking view of risk and the manner in which the Investment Adviser is managing various risks. The Trustees also are currently receiving risk education from the chief risk officer in order to enhance the effectiveness of their oversight of risk management. The Governance Committee of the Board coordinates the Board’s education program with respect to risk management.

The Audit Committee, in addition to its risk management responsibilities, plays an important role in the Board of Trustees’ risk oversight. Working with the Portfolio’s independent registered accountants, the Audit Committee ensures that the Portfolio’s annual audit scope includes risk-based considerations, such that the auditors consider the risks potentially impacting the audit findings as well as risks to the Portfolio’s financial position and operations.

The Board of Trustees also monitors and reviews the Portfolio’s performance metrics, and regularly confers with the Investment Adviser on performance-related issues.

The Trust’s CCO reports to the Board of Trustees at least quarterly regarding compliance and legal risk issues. In addition to providing quarterly reports, the CCO provides an annual report to the Board of Trustees in accordance with the Portfolio’s compliance policies and procedures. The CCO regularly discusses relevant compliance and legal risk issues affecting the Portfolio during meetings with the non-interested Trustees and counsel. The CCO updates the Board of Trustees on the application of the Portfolio’s compliance policies and procedures and discusses how they mitigate risk. The CCO also reports to the Board of Trustees immediately regarding any problems associated with the Portfolio’s compliance policies and procedures that could expose (or that might have the potential to expose) the Portfolio to risk.

TRUSTEE EXPERIENCE. Each Trustee is required to possess certain qualities such as integrity, intelligence, the ability to critically discuss and analyze issues presented to the Board of Trustees and an understanding of a trustee’s fiduciary obligations with respect to a registered investment company. In addition to these qualities, the following is a description of certain other Trustee attributes, skills, experiences and qualifications.

William L. Bax: Mr. Bax was Managing Partner of the Chicago office of PricewaterhouseCoopers (PwC), an international accounting, auditing and consulting firm, from 1997 to 2003, and a partner in the firm for a total of 26 years. He previously served as a director of Sears Roebuck & Co., a publicly traded retail company, from 2003 to 2005, and Andrew Corporation, a publicly-traded communications product company, from 2006 to 2007. He currently serves as a director for a public operating company board, Arthur J. Gallagher & Co. During his 26 years as a partner and 6 years as head of PwC’s Chicago office, Mr. Bax gained extensive experience advising public companies regarding accounting, disclosure and strategic issues. Mr. Bax understands the Board’s oversight role with respect to the Investment Adviser and other Portfolio service providers as a result of his public company board experience and service as a non-interested Trustee of Northern Institutional Funds and Northern Funds since 2005 and of the Northern Multi-Manager Funds since 2006, as well as his current and prior directorships with public operating companies.

Edward J. Condon, Jr.: Mr. Condon was Vice President and Corporate Treasurer of Sears, Roebuck and Co. a multi-national conglomerate with responsibilities to various operating entities including but not limited to Allstate Insurance, Dean Witter Reynolds, Coldwell Banker as well as the large retail trading company. In this capacity he served as Chairman, Managing Director or Audit Chairman of several rated subsidiaries active in public financial markets. He also served as one of three members of the investment committee of Sears Profit Sharing and Pension Plan. After 27 years he retired in 1993 to form The Paradigm Group a financial consulting and venture capital investment firm of which he remains CEO. Mr. Condon has been audit chairman of several private companies and is a founding board member of the Illinois Venture Capital Association. He has also served as the administrator and board member of the State of Illinois Technology Fund. He has experience analyzing and evaluating financial statements of issuers as a result of his investment and business experience. Mr. Condon is also familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and other Portfolio service providers as a result of his service as a non-interested Trustee of Northern Institutional Funds since 1994 as well as his service on Northern Funds’ Board of Trustees since 2000 and on the Northern Multi-Manager Funds since 2006.

Sharon Gist Gilliam: Ms. Gilliam is former principal officer of UCG Associates, Inc., a Chicago-based aviation business consulting firm. She is also the former chief executive officer of the Chicago Housing

Authority and former Budget Director for the city of Chicago as well as a former executive vice president of Unison-Maximus, Inc., an aviation governmental consulting firm. As a result of these positions, Ms. Gilliam has business, management and financial experience. She also is familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and other Portfolio service providers as a result of her service as a non-interested Trustee of Northern Institutional Funds and Northern Funds since 2001 and Northern Multi-Manager Funds since 2006.

Sandra Polk Guthman: Ms. Guthman has been the chief executive officer of Polk Bros. Foundation, a multi-million dollar private foundation, since 1993. In this capacity, she analyzes investments for the foundation and therefore also has experience supervising and evaluating investment advisers and their performance. In addition, Ms. Guthman has experience in the securities industry generally as a result of her service as a director of MBIA Insurance Corp. of Illinois, a private municipal bond insurance company, now known as National Public Finance Guarantee. Ms. Guthman has also chaired a number of governance and nominating committees of other boards of directors and served previously on the board of directors of a Chicago bank. She also is familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and the other Portfolio service providers as a result of her service as a non-interested Trustee of Northern Institutional Funds since 1997, Northern Funds since 2000 and Northern Multi-Manager Funds since 2006.

Michael H. Moskow: Mr. Moskow served as president and chief executive officer of the Federal Reserve Bank of Chicago from 1994 to 2007. Prior to his service at the Federal Reserve, Mr. Moskow had experience in the private sector, academia and the federal government. He currently serves as a director on numerous public operating company boards, including Discover Financial Services, Taylor Capital Group and Commonwealth Edison. Mr. Moskow also has served as a member of two public company audit committees and he serves on other private operating company and not-for-profit boards of directors. As a result of these positions, Mr. Moskow has experience with financial matters and securities markets. He is also generally familiar with board functions and processes as a result of his many board positions. Mr. Moskow also understands the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and other Portfolio service providers as a result of his service as a non-interested Trustee of Northern Institutional Funds, Northern Multi-Manager Funds and Northern Funds since 2008.

Mary Jacobs Skinner: Ms. Skinner is a partner in Sidley Austin LLP, a large international law firm, in which she manages a regulatory-based practice. As a result of this position, Ms. Skinner is familiar with legal, regulatory and financial matters. She also is familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and other Portfolio service providers as a result of her service as a non-interested Trustee of Northern Institutional Funds since 2000 and Northern Funds since 1998.

Richard P. Strubel: Mr. Strubel serves as trustee of the Goldman Sachs Funds, a family of mutual funds managed by Goldman Sachs Asset Management, a division of Goldman Sachs & Co. He also serves on the board of Gildan Activewear Inc., which is listed on the New York Stock Exchange (“NYSE”). Mr. Strubel was Vice-Chairman of the Board of Cardean Learning Group (formerly known as Unext), and previously served as Unext’s President and Chief Operating Officer. Mr. Strubel was Managing Director of Tandem Partners, Inc., a privately-held management services firm, and served as President and Chief Executive Officer of Microdot, Inc. Previously, Mr. Strubel served as President of Northwest Industries, then a NYSE-listed company, a conglomerate with operating entities around the world. Mr. Strubel is also a Trustee of the University of Chicago. Mr. Strubel has also served as a non-interested Trustee of Northern Institutional Funds since 1982, as well as Northern Funds since 2000 and Northern Multi-Manager Funds since 2006. As a result of these various positions, Mr. Strubel understands how investment companies operate and the oversight role of a fund board with respect to the Investment Adviser and other Portfolio service providers.

Casey J. Sylla: Mr. Sylla is a former chief investment officer and chief financial officer for The Allstate Corporation. He also served as chairman of the investment committee of a registered investment adviser, Legal and General Investment Management-America. As a result of these positions, Mr. Sylla is familiar with financial, investment and business matters. He also understands the functions of a board through his current service as a member of a board of a public operating company, GATX Corporation. He also serves as President of the University of Wisconsin – Eau Claire Foundation and is an advisor to the G.D. Searle Family Trusts. In addition, he is familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and other Portfolio service providers as a result of his service as a non-interested Trustee of Northern Institutional Funds, Northern Funds and Northern Multi-Manager Funds since 2008.

Stephen N. Potter: Mr. Potter has held various executive and internal subsidiary board positions with NTI and The Northern Trust Company since 1982, including his present position as president of the Investment Adviser. As a result of these positions, Mr. Potter has financial, business, management and investment experience. Although he is an “interested” person under the 1940 Act, the independent Trustees believe that Mr. Potter provides an important business perspective with respect to the Investment Adviser and the Portfolio’s other service providers that is critical to their decision-making process. Mr. Potter also understands the functions of the Board as a result of his service on the Boards of Northern Institutional Funds and Northern Funds since 2008.

STANDING BOARD COMMITTEES. The Board of Trustees has established three standing committees in connection with its governance of the Portfolio: Audit, Governance and Valuation.

The Audit Committee consists of three members: Messrs. Bax (Chairperson), Condon and Strubel (ex officio). The Audit Committee oversees the audit process and provides assistance to the full Board of Trustees with respect to fund accounting, tax compliance and financial statement matters. In performing its responsibilities, the Audit Committee selects and recommends annually to the entire Board of Trustees an independent registered public accounting firm to audit the books and records of the Trust for the ensuing year, and reviews with the firm the scope and results of each audit. The Audit Committee also is designated as the Qualified Legal Compliance Committee. The Audit Committee convenes at least four times each year to meet with the independent registered public accounting firm to review the scope and results of the audit and to discuss other non-audit matters as requested by the Board’s Chairperson, the Committee Chairperson or the independent registered public accounting firm. During the fiscal year ended November 30, 2010, the Audit Committee convened five times.

The Governance Committee consists of four members: Mses. Guthman (Chairperson) and Gilliam and Messrs. Moskow and Strubel (ex officio). The functions performed by the Governance Committee include, among other things, selecting and nominating candidates to serve as non-interested Trustees, reviewing and making recommendations regarding Trustee compensation, developing policies regarding Trustee education, subject to Board oversight, supervising the Trust’s CCO and reviewing information and making recommendations to the Board in connection with the Board’s annual consideration of the Trust’s custodian, foreign custody, transfer agency and administration agreements. During the fiscal year ended November 30, 2010, the Governance Committee convened five times. As stated above, each Trustee holds office for an indefinite term until the occurrence of certain events. In filling Board vacancies, the Governance Committee will consider nominees recommended by shareholders. Nominee recommendations should be submitted to the Trust at its mailing address stated in the Portfolio’s Prospectus and should be directed to the attention of Northern Institutional Funds Governance Committee.

The Valuation Committee consists of five members: Messrs. Sylla (Chairperson), Condon, Potter and Strubel (ex officio) and Ms. Skinner. The Valuation Committee is authorized to act for the Board in connection with the valuation of portfolio securities of the Trust’s non-money market Portfolios in accordance with the Trust’s valuation procedures. During the fiscal year ended November  30, 2010, the Valuation Committee convened six times.

TRUSTEE OWNERSHIP OF PORTFOLIO SHARES. Shares of the Portfolio are offered exclusively to the securities lending customers of TNTC and affiliated entities and unaffiliated entities and to institutional customers of TNTC and affiliated entities to whom cash collateral has been posted in connection with various types of swap transactions. For this reason, the Trustees may not make direct investments in the Portfolio. The following table shows the dollar range of shares owned by each Trustee in the Portfolio and other Portfolios of Northern Institutional Funds and Northern Funds.

Information as of December 31, 2010
Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies*
William L. Bax	None	$50,001 – $100,000
Edward J. Condon, Jr.	None	Over $100,000
Sharon Gist Gilliam	None	Over $100,000
Sandra Polk Guthman	None	Over $100,000
Michael H. Moskow	None	Over $100,000
Stephen N. Potter	None	Over $100,000
Mary Jacobs Skinner	None	Over $100,000
Richard P. Strubel	None	Over $100,000
Casey J. Sylla	None	Over $100,000

*	The Northern Funds Complex consists of Northern Institutional Funds and Northern Funds. As of December 31, 2010, Northern Institutional Funds offered 21 portfolios and Northern Funds offered 43 portfolios.

TRUSTEE AND OFFICER COMPENSATION. The Trust pays each Trustee who is not an officer, director or employee of Northern Trust Corporation or its subsidiaries annual fees for his or her services as a Trustee of the Trust and as a member of the respective Board committees. In recognition of their services, the fees paid to the Board and Committee chairpersons are larger than the fees paid to other members of the Trust’s Board and Committees. The Trustees also are reimbursed for travel expenses incurred in connection with attending such meetings. The Trust also may pay the incidental costs of a Trustee to attend training or other types of conferences relating to the investment company industry.

The following tables set forth certain information with respect to the compensation of each non-interested and interested Trustee of the Trust for the fiscal year ended November 30, 2010:

Non-Interested Trustees

	Liquid Assets Portfolio	Total Compensation from Fund Complex (including the Portfolio) (1)
William L. Bax	$2,775	$185,000
Edward J. Condon, Jr.	2,775	185,000
Sharon Gist Gilliam	2,400	160,000
Sandra Polk Guthman	2,775	185,000
Michael H. Moskow	2,400	160,000	(2)
Mary Jacobs Skinner	2,400	160,000	(3)
Richard P. Strubel	3,300	220,000
Casey J. Sylla	2,775	185,000

Interested Trustee

	Liquid Assets Portfolio	Total Compensation from Fund Complex (including the Portfolio) (1)
Stephen N. Potter(4)	None	None

(1)	As of December 31, 2010, the Northern Funds Complex consisted of Northern Institutional Funds (21 portfolios) and Northern Funds (43 portfolios).
(2)	Mr. Moskow did not defer any amounts of compensation for the fiscal year ended November 30, 2010; Mr. Moskow earned $16,369.88 in accrued interest from previous years’ deferred compensation.
(3)

For the fiscal year ended November 30, 2010, Ms. Skinner elected to defer $80,000 of $160,000 total compensation; Ms. Skinner earned $121.30 in accrued interest from previous years’ deferred compensation.

(4)	As an “interested” Trustee, who is an officer, director and employee of Northern Trust Corporation and/or its affiliates, Mr. Potter does not receive any compensation from the Trust for his service.

The Trust does not provide pension or retirement benefits to its Trustees.

Each Trustee is entitled to participate in the Northern Institutional Funds Deferred Compensation Plan (the “D.C. Plan”). Under the D.C. Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested by the Trust in the shares of the Northern Institutional Funds Global Tactical Asset Allocation Portfolio, Diversified Assets Portfolio and/or at the discretion of the Trust, another money market fund selected by the Trust that complies with the provisions of Rule 2a-7 under the 1940 Act or one or more short-term fixed-income instruments selected by the Trust that are “eligible securities” as defined by that rule. The amount paid to the Trustees under the D.C. Plan will be determined based upon the performance of such investments. Deferral of Trustees’ fees will not obligate the Trust to retain the service of any Trustee or obligate the Portfolio to any level of compensation to the Trustee. The Trust may invest in underlying securities without shareholder approval.

The Trust’s officers do not receive fees from the Trust for services in such capacities. Northern Trust Corporation and/or its affiliates, of which Mses. Chappell, Hill and Palmersheim and Messrs. Carberry, Crabill, Meacham, Pryszcz, Rein, Schweitzer and Wennlund are officers, receive fees from the Trust as Investment Adviser, Administrator, Custodian and Transfer Agent.

CODE OF ETHICS

The Trust, its Investment Adviser and principal underwriter have adopted codes of ethics (the “Codes of Ethics”) under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust.

INVESTMENT ADVISER, TRANSFER AGENT AND CUSTODIAN

NTI (formerly known and conducting business as Northern Trust Investments, N.A.), an indirect subsidiary of Northern Trust Corporation, serves as the Investment Adviser of the Portfolio. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603.

NTI is an Illinois state bank and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds.

The Northern Trust Company (“TNTC”) is the principal subsidiary of Northern Trust Corporation. TNTC is located at 50 South LaSalle Street, Chicago, Illinois 60603. TNTC is a member of the Federal Reserve System. Since 1889 TNTC has administered and managed assets for individuals, institutions and corporations. Unless otherwise indicated, NTI and TNTC are referred to collectively in this SAI as “Northern Trust.”

As of December 31, 2010, Northern Trust Corporation, through its affiliates, had assets under custody of $4.1 trillion, and assets under investment management of $643.6 billion.

Investment Advisory Agreement

Under the Trust’s Investment Advisory Agreement with the Investment Adviser for the Portfolio (the “Advisory Agreement”), the Investment Adviser, subject to the general supervision of the Trust’s Board of Trustees, makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Portfolio.

The Investment Adviser also is responsible for monitoring and preserving the records required to be maintained under the regulations of the SEC (with certain exceptions unrelated to its activities for the Trust). In making investment recommendations for the Portfolio, investment advisory personnel may not inquire or take into consideration whether issuers of securities proposed for purchase or sale for the Portfolio’s accounts are customers of TNTC’s commercial banking department. These requirements are designed to prevent investment advisory personnel for the Portfolio from knowing which companies have commercial business with TNTC and from purchasing securities where they know the proceeds will be used to repay loans to the bank.

The Advisory Agreement has been approved by the Board of Trustees, including the “non-interested” Trustees, and the initial shareholder of the Trust.

In connection with portfolio transactions for the Portfolio, which are generally done at a net price without a broker’s commission, the Advisory Agreement with the Trust provides that the Investment Adviser shall attempt to obtain the best net price and execution.

On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other fiduciary or agency accounts of the Investment Adviser, the Advisory Agreement provides that the Investment Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Portfolio or the amount of the securities that are able to be sold for the Portfolio. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the Advisory Agreement permits the Investment Adviser, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of the Investment Adviser’s opinion of the reliability and quality of the broker or dealer.

The Advisory Agreement provides that the Investment Adviser may render similar services to others so long as its services under the Advisory Agreement are not impaired thereby. The Advisory Agreement also provides that the Trust will indemnify the Investment Adviser against certain liabilities (including liabilities under the federal securities laws relating to untrue statements or omissions of material fact and actions that are in accordance with the terms of the Advisory Agreement) or, in lieu thereof, contribute to resulting losses.

As compensation for its advisory services and its assumption of related expenses, the Investment Adviser is entitled to an advisory fee from the Portfolio, computed daily and payable monthly, at an annual rate of 0.25% (expressed as a percentage of the Portfolio’s average daily net assets). For the fiscal year ended November 30, 2010, the Investment Adviser received advisory fees in the amount of 0% (expressed as a percentage of the Portfolio’s average daily net assets).

The difference, if any, between the contractual advisory fees and the advisory fees paid by the Portfolio during the fiscal year ended November 30, 2010, reflects the fact that the Investment Adviser did not charge the full amount of the advisory fees to which it was entitled. Prior to April 1, 2010, the Investment Adviser voluntarily waived all of the advisory fees charged to the Portfolio. Starting April 1, 2010, the Investment Adviser contractually agreed to waive its advisory fees charged to the Portfolio in the same amount that it previously voluntarily waived, as reflected in the table that appears under “Fees and Expenses of the Portfolio” in the Summary Prospectus. The contractual waiver arrangement is expected to continue until at least April 1, 2012. After this date, the Investment Adviser or the Portfolio may terminate the contractual arrangement. The Board of Trustees may terminate the contractual arrangements at any time if it determines that it is in the best interest of the Portfolio or its shareholders.

For the fiscal years indicated below, the amount of advisory fees incurred by the Portfolio (after fee waivers) was as follows:

	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Liquid Assets Portfolio	$0	$0	$0

For the fiscal years ended November 30, the Investment Adviser waived advisory fees as follows:

	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Liquid Assets Portfolio	$3,374,882	$2,467,507	$6,462,942

Transfer Agency Agreement

Under its Transfer Agency Agreement with the Trust, TNTC as Transfer Agent has undertaken to perform some or all of the following services: (i) answer inquiries regarding the current yield of, and certain other matters (e.g., account status information) pertaining to, the Trust, (ii) process purchase and redemption transactions and the disbursement of the proceeds of redemptions, (iii) provide periodic statements showing account balances, (iv) mail reports and proxy materials to shareholders, (v) provide information in connection with the preparation by the Trust of various regulatory reports and prepare reports to the Trustees and management, (vi) answer inquiries (including requests for prospectuses and statements of additional information, and assistance in the completion of new account applications) from investors and respond to all requests for information regarding the Trust (such as current price, recent performance, and yield data) and questions relating to accounts of investors (such as possible errors in statements, and transactions), (vii) respond to and seek to resolve all complaints of investors with respect to the Trust or their accounts, (viii) furnish proxy statements and proxies, annual and semiannual financial statements, and dividend, distribution and tax notices to investors, (ix) furnish the Trust with all pertinent Blue Sky information, (x) perform all required tax withholding, (xi) preserve records, and (xii) furnish necessary office space, facilities and personnel. The Transfer Agent may appoint one or more sub-transfer agents in the performance of its services.

As compensation for the services rendered by the Transfer Agent under the Transfer Agency Agreement with respect to the shares described in this SAI and the assumption by the Transfer Agent of related expenses, TNTC is entitled to a fee from the Trust, calculated daily and payable monthly, at an annual rate equal to $18 for each subaccount relating to such shares of the Portfolio. This fee is subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Transfer Agent may permanently or temporarily waive all or any portion of any upward adjustment. The Transfer Agent’s affiliates and correspondent banks may receive compensation for performing the services described in the preceding paragraph that the Transfer Agent would otherwise receive. Conflict of interest restrictions under state and federal law (including the Employee Retirement Income Security Act of 1974 (“ERISA”)) may apply to the receipt by such affiliates or correspondent banks of such compensation in connection with the investment of fiduciary funds in shares of the Portfolio.

For the fiscal years indicated below, the amount of transfer agency fees paid by the Portfolio was as follows:

	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Liquid Assets Portfolio	$0	$0	$0

Custodian Agreement

Under its Custodian Agreement with the Trust, TNTC (the “Custodian”) (i) holds the Portfolio’s cash and securities, (ii) maintains such cash and securities in separate accounts in the name of the Portfolio, (iii) makes receipts and disbursements of funds on behalf of the Portfolio, (iv) receives, delivers and releases securities on behalf of the Portfolio, (v) collects and receives all income, principal and other payments in respect of the Portfolio’s investments held by the Custodian, and (vi) maintains the accounting records of the Trust. The Custodian may employ one or more subcustodians, provided that the Custodian, subject to certain monitoring responsibilities, shall have no more responsibility or liability to the Trust on account of any action or omission of any subcustodian so employed than such subcustodian has to the Custodian. The Custodian also may appoint agents to carry out such of the provisions of the Custodian Agreement as the Custodian may from time to time direct.

As compensation for the services rendered with respect to the Trust by the Custodian to the Portfolio, and the assumption by the Custodian of certain related expenses, the Custodian is entitled to payment from the Trust as follows: (i) $18,000 annually for the Portfolio, plus (ii) 1/100th of 1% annually of the Portfolio’s average daily net assets to the extent they exceed $100 million, plus (iii) a fixed dollar fee for each trade in portfolio securities, plus (iv) a fixed dollar fee for each time that the Custodian receives or transmits funds via wire, plus (v) reimbursement of expenses incurred by the Custodian for telephone, postage, courier fees, office supplies and duplicating. The fees referred to in clauses (iii) and (iv) are subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Custodian may permanently or temporarily waive all or any portion of any upward adjustment.

The Custodian’s fees under the Custodian Agreement are subject to reduction based on the Portfolio’s daily uninvested U.S. cash balances (if any).

For the fiscal years indicated below, the amount of custodian and fund accounting fees paid by the Portfolio was as follows:

	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Liquid Assets Portfolio	$0	$0	$0

Unless sooner terminated, the Advisory Agreement, Transfer Agency Agreement and Custodian Agreement will continue in effect with respect to the Portfolio until June 30, 2011. Thereafter, each of the foregoing Agreements will continue in effect for successive 12-month periods, provided that the continuance is approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the applicable Agreement or “interested persons” (as such term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Trustees or by the vote of a majority of the outstanding shares of the Portfolio (as defined under “Description of Shares”). Each Agreement is terminable at any time without penalty either by the Trust (by specified Trustee or shareholder action) or by the Investment Adviser, Custodian or Transfer Agent, as the case may be, on 60 days’ written notice.

Northern Trust Corporation and its affiliates may act as an underwriter of various securities. Under the 1940 Act, the Portfolio is precluded, subject to certain exceptions, from purchasing in the primary market those securities with respect to which Northern Trust Corporation or an affiliate is serving as a principal underwriter. In the opinion of Northern Trust Corporation or an affiliate, this limitation will not significantly affect the ability of the Portfolio to pursue its investment objective.

In the Advisory Agreement, the Investment Adviser agrees that the name “Northern” may be used in connection with the Trust’s business on a royalty-free basis. TNTC has reserved to itself the right to grant the non-exclusive right to use the name “Northern” to any other person. The Advisory Agreement provides that at such time as the Advisory Agreement is no longer in effect, the Trust will cease using the name “Northern.”

BROKERAGE TRANSACTIONS

For the fiscal years ended November 30, 2010, 2009 and 2008, all portfolio transactions for the Portfolio were executed on a principal basis and, therefore, no brokerage commissions were paid by the Portfolio. Purchases by the Portfolio from underwriters of portfolio securities, however, normally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include the spread between the dealer’s cost for a given security and the resale price of the security. No commissions were paid by the Portfolio described in this SAI to any direct or indirect “affiliated” persons (as defined in the 1940 Act) of the Portfolio.

The Trust is required to identify any securities of its “regular brokers or dealers” or their parents which the Trust acquired during its most recent fiscal year.

During the fiscal year ended November 30, 2010, the Portfolio acquired and sold securities of the following regular broker/dealers and owned the following amounts of securities of such regular broker/dealers, as defined in Rule 10b-1 under the 1940 Act, or their parent companies:

Name of Regular Broker/ Dealer of which the Portfolio Acquired and Sold Securities	Parent Company Name (if applicable)	As of November 30, 2010 the Portfolio Owned the Following Approximate Aggregate Market Value of Securities
Bank of America Corp.	N/A	$11,258,000
Citigroup, Inc.	N/A	$100,000,000
Credit Suisse First Boston Corp.	N/A	$0
Deutsche Bank, AG	N/A	$10,000,000
Goldman Sachs Group	N/A	$30,000,000
JP Morgan Chase	N/A	$0
Morgan Stanley	N/A	$11,258,000

CONFLICTS OF INTEREST

The Investment Adviser’s portfolio managers are often responsible for managing one or more Northern Institutional Fund portfolios, as well as other accounts, including separate accounts and other pooled investment vehicles. A portfolio manager may manage a separate account or other pooled investment vehicle that may have a materially higher or lower fee arrangement with the Investment Adviser than the Portfolio. The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible, due to varying investment restrictions among accounts and for other reasons, that certain investments could be made for some accounts and not others or conflicting investment positions could be taken among accounts. The Investment Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. It seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, the Investment Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. In addition, the Investment Adviser and the Trust have adopted policies limiting the circumstances under which cross-trades may be effected between the Portfolio and another client account. The Investment Adviser conducts periodic reviews of trades for consistency with these policies.

The Investment Adviser will give advice to and make investment decisions for the Trust as it believes is in the fiduciary interest of the Trust. Advice given to the Trust or investment decisions made for the Trust may differ from, and may conflict with, advice given or investment decisions made for the Investment Adviser or its affiliates, or other portfolios or accounts managed by the Investment Adviser or its affiliates. For example, other portfolios or accounts managed by the Investment Adviser may sell short securities of an issuer in which the

Trust has taken, or will take, a long position in the same securities. The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the Trust and such increase in price would be to the Trust’s detriment. Conflicts may also arise because portfolio decisions regarding the Trust may benefit the Investment Adviser or its affiliates or another account or portfolio managed by the Investment Adviser or its affiliates. For example, the sale of a long position or establishment of a short position by the Trust may impair the price of the same security sold short by (and therefore benefit) another account or portfolio managed by the Investment Adviser or its affiliates, and the purchase of a security or covering a short position in a security by the Trust may increase the price of the same security held by (and therefore benefit) another account or portfolio managed by the Investment Adviser or its affiliates. Actions taken with respect to the Investment Adviser and its affiliates’ other portfolios or accounts managed by them may adversely impact the Portfolio, and actions taken by the Portfolio may benefit the Investment Adviser or its affiliates or its other portfolios or accounts.

PROXY VOTING

Northern Institutional Funds has delegated the voting of portfolio securities to the Investment Adviser. The Investment Adviser has adopted the proxy voting policies and procedures applicable to Northern Trust Corporation and its affiliates (the “Northern Proxy Voting Policy”) for the voting of proxies on behalf of client accounts for which the Investment Adviser has voting discretion, including the Portfolio. Under the Northern Proxy Voting Policy, shares are to be voted in the best interests of the Portfolio.

A Proxy Committee comprised of senior investment and compliance officers of the Investment Adviser has adopted certain guidelines (the “Proxy Guidelines”) concerning various corporate governance issues. The Proxy Committee has the responsibility for the content, interpretation and application of the Proxy Guidelines and may apply these Proxy Guidelines with a measure of flexibility. The Investment Adviser has retained an independent third party (the “Service Firm”) to review proxy proposals and to make voting recommendations to the Proxy Committee in a manner consistent with the Proxy Guidelines. The Proxy Committee will apply the Proxy Guidelines as discussed below to any such recommendation.

The Proxy Guidelines provide that the Investment Adviser will generally vote for or against various proxy proposals, usually based upon certain specified criteria. As an example, the Proxy Guidelines provide that the Investment Adviser will generally vote in favor of proposals to:

•	Repeal existing classified boards and elect directors on an annual basis;

•	Adopt a written majority voting or withhold policy (in situations in which a company has not previously adopted such a policy);

•	Lower supermajority shareholder vote requirements for charter and bylaw amendments;

•	Lower supermajority shareholder vote requirements for mergers and other business combinations;

•	Increase common share authorizations for a stock split;

•	Implement a reverse stock split;

•	Approve an ESOP (employee stock ownership plan) or other broad based employee stock purchase or ownership plan, or increase authorized shares for existing plans; and

•	Adopt certain social and environmental issues regarding discrimination, disclosures of environmental impact and corporate sustainability, when appropriate.

The Proxy Guidelines also provide that the Investment Adviser will generally vote against proposals to:

•	Classify the board of directors;

•	Require that poison pill plans be submitted for shareholder ratification;

•	Adopt dual class exchange offers or dual class recapitalizations;

•	Require a supermajority shareholder vote to approve mergers and other significant business combinations;

•	Require a supermajority shareholder vote to approve charter and bylaw amendments; and

•	Adopt certain social and environmental proposals deemed unwarranted by the company’s board of directors.

In certain circumstances, the Proxy Guidelines provide that proxy proposals will be addressed on a case-by-case basis, including those regarding executive and director compensation plans, mergers and acquisitions, ratification of poison pill plans, a change in the company’s state of incorporation and an increase in authorized common stock.

Except as otherwise provided in the Northern Proxy Voting Policy, the Proxy Committee may vote proxies contrary to the recommendations of the Service Firm if it determines that such action is in the best interest of the Portfolio. In exercising its discretion, the Proxy Committee may take into account a wide array of factors relating to the matter under consideration, the nature of the proposal and the company involved. As a result, the Proxy Committee may vote in one manner in the case of one company and in a different manner in the case of another where, for example, the past history of the company, the character and integrity of its management, the role of outside directors, and the company’s record of producing performance for investors justifies a high degree of confidence in the company and the effect of the proposal on the value of the investment. Similarly, poor past performance, uncertainties about management and future directions, and other factors may lead the Proxy Committee to conclude that particular proposals present unacceptable investment risks and should not be supported. In addition, the Proxy Committee also evaluates proposals in context. For example, a particular proposal may be acceptable standing alone, but objectionable when part of an existing or proposed package. Special circumstances may also justify casting different votes for different clients with respect to the same proxy vote.

The Investment Adviser may occasionally be subject to conflicts of interest in the voting of proxies due to business or personal relationships it maintains with persons having an interest in the outcome of certain votes. For example, the Investment Adviser may provide trust, custody, investment management, brokerage, underwriting, banking and related services to accounts owned or controlled by companies whose management is soliciting proxies. Occasionally, the Investment Adviser may also have business or personal relationships with other proponents of proxy proposals, participants in proxy contests, corporate directors or candidates for directorships. The Investment Adviser may also be required to vote proxies for securities issued by Northern Trust Corporation or its affiliates or on matters in which the Investment Adviser has a direct financial interest, such as shareholder approval of a change in the advisory fees paid by the Portfolio. The Investment Adviser seeks to address such conflicts of interest through various measures, including the establishment, composition and authority of the Proxy Committee and the retention of the Service Firm to perform proxy review and vote recommendation functions. The Proxy Committee has the responsibility to determine whether a proxy vote involves a conflict of interest and how the conflict should be addressed in conformance with the Northern Proxy Voting Policy. The Proxy Committee may resolve such conflicts in any of a variety of ways, including without limitation the following: (i) voting in accordance with the Proxy Guidelines based recommendation of the Service Firm; (ii) voting in accordance with the recommendation of an independent fiduciary appointed for that purpose; (iii) voting pursuant to client direction by seeking instructions from the Board of Trustees of the Trust; or by (iv) voting pursuant to a “mirror voting” arrangement under which shares are voted in the same manner and proportion as shares over which the Investment Adviser does not have voting discretion. The method selected by the Proxy Committee may vary depending upon the facts and circumstances of each situation.

The Investment Adviser may choose not to vote proxies in certain situations. This may occur, for example, in situations where the exercise of voting rights could restrict the ability to freely trade the security in question

(as is the case, for example, in certain foreign jurisdictions known as “blocking markets”). In circumstances in which the Service Firm does not provide recommendations for a particular proxy, the Proxy Committee may obtain recommendations from analysts at the Investment Adviser who review the issuer in question or the industry in general. The Proxy Committee will apply the Proxy Guidelines as discussed above to any such recommendation.

This summary of the Northern Proxy Voting Policy and Proxy Guidelines, as adopted by the Investment Adviser, is also posted in the resources section of the Northern Institutional Funds’ Web site, northernfunds.com/institutional/liquidassets. You may also obtain, upon request and without charge, a paper copy of the Northern Proxy Voting Policy and Proxy Guidelines or a Statement of Additional Information by calling 800-595-9111.

Information regarding how the Portfolio voted proxies, if any, relating to portfolio securities for the most recent 12 month period ended June 30 will be available, without charge, upon request, by contacting the Investment Adviser at 800-595-9111 or Northern Trust or by visiting the SEC’s Web site, sec.gov.

ADMINISTRATOR AND PLACEMENT AGENT

NTI (the “Administrator”) acts as administrator for the Portfolio under an Administration Agreement with the Trust. Subject to the general supervision of the Trust’s Board of Trustees, the Administrator provides supervision of all aspects of the Trust’s non-investment advisory operations and performs various corporate secretarial, treasury and blue sky services, including but not limited to: (i) maintaining office facilities and furnishing corporate officers for the Trust; (ii) furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies; (iii) performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, such as expense accrual monitoring and payment of the Trust’s bills, preparing monthly reconciliation of the Trust’s expense records, updating projections of annual expenses, preparing materials for review by the Board of Trustees and compliance testing; (iv) preparing and submitting reports to the Trust’s shareholders and the SEC; (v) preparing and arranging for printing of financial statements; (vi) preparing monthly Portfolio profile reports; (vii) preparing and filing the Trust’s federal and state tax returns (other than those required to be filed by the Trust’s Custodian and Transfer Agent) and providing shareholder tax information to the Trust’s Transfer Agent; (viii) assisting the Trust’s Investment Adviser, at the Investment Adviser’s request, in monitoring and developing compliance procedures for the Trust which will include, among other matters, procedures to assist the Investment Adviser in monitoring compliance with each Portfolio’s investment objective, policies, restrictions, tax matters and applicable laws and regulations; (ix) assisting in marketing strategy and product development; (x) performing oversight/management responsibilities, such as the supervision and coordination of certain of the Trust’s service providers; (xi) performing “blue sky” compliance functions; (xii) assisting in maintaining corporate records and good standing status of the Trust in its state of organization; and (xiii) monitoring the Trust’s arrangements with respect to services provided by Servicing Agents to their Customers who are the beneficial owners of shares, pursuant to servicing agreements between the Trust and such Servicing Agents.

Subject to the limitations described below, as compensation for its administrative services and the assumption of related expenses, the Administrator is entitled to a fee from the Portfolio, computed daily and payable monthly, at an annual rate of 0.10% of the Portfolio’s average daily net assets. NTI, as Administrator, has contractually agreed to reimburse the Portfolio for its expenses (including administration fees payable to NTI, but excluding management fees, transfer agency fees, taxes, interest and other extraordinary expenses) (“Other Operating Expenses”) that exceed on an annualized basis 0.10% of the Portfolio’s average daily net assets.

Prior to January 1, 2009, NTI and PNC Global Investment Servicing (U.S.) Inc. (“PNC”) served as Co-Administrators (the “Co-Administrators”) for the Portfolio under a Co-Administration Agreement with the Trust. The Portfolio paid a Co-Administration fee to NTI, at an annual rate of 0.10% of the average daily net assets of the Portfolio. NTI, in turn, paid a portion of the fee to PNC.

For the fiscal years indicated below, the Administrator and Co-Administrators (for periods prior to January 1, 2009) received fees under the Administration and Co-Administration Agreements, respectively, with the Trust on behalf of the Portfolio in the amount of:

	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Liquid Assets Portfolio	$1,349,940	$986,634	$2,590,818

Additionally, for the fiscal years indicated below, NTI, as Administrator and Co-Administrator contractually reimbursed the Portfolio for its expenses, thereby reducing the administration fees in the following amounts:

	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Liquid Assets Portfolio	$97,534	$109,451	$247,697

Unless sooner terminated, the Administration Agreement will continue in effect until June 30, 2011, and thereafter for successive one-year terms with respect to the Portfolio, provided that the Agreement is approved annually (i) by the Board of Trustees or (ii) by the vote of a majority of the outstanding shares of the Portfolio (as defined below under “Description of Shares”), provided that in either event the continuance also is approved by a majority of the Trustees who are not parties to the Agreement and who are not interested persons (as defined in the 1940 Act) of any party thereto, by vote cast in person at a meeting called for the purpose of voting on such approval. The Administration Agreement is terminable at any time without penalty by the Trust on at least 60 days’ written notice to the Administrator. The Administrator may terminate the Administration Agreement at any time without penalty after at least 60 days’ written notice to the Trust. The Administration Agreement provides that the Administrator may render similar services to others so long as its services under such Agreement are not impaired thereby. The Administration Agreement also provides that the Trust will indemnify the Administrator against all claims except those resulting from the willful misfeasance, bad faith or negligence of the Administrator, or the Administrator’s breach of confidentiality.

The Trust also has entered into a Placement Agency Agreement under which NFD, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine 04101, as agent, sells shares of the Portfolio. NFD pays the cost of printing and distributing prospectuses to persons who are not shareholders of the Trust (excluding preparation and typesetting expenses) and of certain other distribution efforts. No compensation is payable by the Trust to NFD for its services. However, the Investment Adviser has entered into an agreement with NFD under which it makes payments to NFD in consideration for its services under the Placement Agency Agreement. NFD is not compensated for services under the Placement Agency Agreement. The payments made by the Investment Adviser to NFD do not represent an additional expense to the Trust or its shareholders. NFD is a wholly-owned subsidiary of Foreside Distributors, LLC (“Foreside Distributors”), based in Boston, Massachusetts, and an indirect wholly-owned subsidiary of Foreside Financial Group, LLC. The Placement Agency Agreement provides that the Trust will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD’s breach of confidentiality.

Under a License Agreement with Foreside Distributors, Northern Trust Corporation agrees that the name “Northern Funds” may be used by Foreside Distributors and NFD in connection with providing services to the Trust on a royalty-free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name “Northern Funds” to any other person. The License Agreement provides that at such time as the License Agreement is no longer in effect, Foreside Distributors and NFD will cease using the name “Northern Funds.”

COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Drinker Biddle & Reath LLP, with offices at One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996 and 191 North Wacker Drive, Chicago, Illinois 60606-1698, serves as counsel to the Trust, as well as its non-interested Trustees.

Ernst & Young LLP, an independent registered public accounting firm, 155 North Wacker Drive, Chicago, Illinois 60606, has been appointed to serve as an independent registered public accounting firm for the Trust. In addition to audit services, Ernst & Young LLP reviews the Trust’s federal and state tax returns.

IN-KIND PURCHASES AND REDEMPTIONS

Payment for shares of the Portfolio may, in the discretion of Northern Trust, be made in the form of securities that are permissible investments for the Portfolio as described in the Prospectus. For further information about this form of payment, contact the Transfer Agent. In connection with an in-kind securities payment, the Portfolio will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Portfolio and that the Portfolio receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Portfolio; and that adequate information be provided concerning the basis and other tax matters relating to the securities.

Although the Portfolio generally will redeem shares in cash, the Portfolio reserves the right to pay redemptions by a distribution in-kind of securities (instead of cash) from the Portfolio. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Portfolio’s NAV per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

ACCOUNT FEES AND CHARGES

Shares of the Portfolio are sold and generally redeemed without any purchase or redemption charge imposed by the Trust. However, as described in the Prospectus, Northern Trust and other securities lending agents may charge their customers for services provided in connection with their investments.

The exercise of voting rights and the delivery to customers of shareholder communications from the Trust will be governed by the customers’ account agreements with Northern Trust or other securities lending agents. Customers should read the Prospectus in connection with any relevant agreement describing the services provided by Northern Trust or other securities lending agent and any related requirements and charges, or contact Northern Trust or other securities lending agent for further information.

EXPENSES

The Portfolio is responsible for the payment of its expenses. Such expenses include, without limitation, the fees and expenses payable to TNTC and NTI, brokerage fees and commissions, fees for the registration or qualification of Portfolio shares under federal or state securities laws, expenses of the organization of the Portfolio, taxes, interest, costs of liability insurance, fidelity bonds, indemnification or contribution, any costs, expenses or losses arising out of any liability of or claim for damages or other relief asserted against the Trust for violation of any law, legal, tax and auditing fees and expenses, expenses of preparing and printing prospectuses, statements of additional information, proxy materials, reports and notices and distributing of the same to the Portfolio’s shareholders and regulatory authorities, compensation and expenses of its Trustees, fees of industry organizations such as the Investment Company Institute, and miscellaneous and extraordinary expenses incurred by the Trust.

PERFORMANCE INFORMATION

Any fees imposed by Northern Trust on its customers in connection with investments in the Portfolio are not reflected in the Trust’s calculations of performance for the Portfolio.

The performance of shares of the Portfolio may be compared to the performance of other money market funds with similar investment objectives and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of shares may be compared to data prepared by iMoneyNet, Inc. or other independent mutual fund reporting services. Performance data as reported in national financial publications such as Money Magazine, Morningstar, Forbes, Barron’s, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of shares of the Portfolio.

From time to time, the Portfolio may advertise its “yield” and “effective yield.” These yield figures will fluctuate, are based on historical earnings and are not intended to indicate future performance. “Yield” refers to the net investment income generated by an investment in the Portfolio over a seven-day period identified in the advertisement. This net investment income is then “annualized.” That is, the amount of net investment income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment.

In arriving at quotations as to “yield,” the Trust first determines the net change, exclusive of capital changes, during the seven-day period in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, then divides such net change by the value of the account at the beginning of the period to obtain the base period return, and then multiplies the base period return by 365/7.

“Effective yield” is calculated similarly but, when annualized, the net investment income earned by an investment in the Portfolio is assumed to be reinvested. The “effective yield” will be slightly higher than the “yield” because of the compounding effect of this assumed reinvestment. The “effective yield” with respect to the shares of the Portfolio is computed by adding 1 to the base period return (calculated as above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

Quotations of yield and effective yield provided by the Trust are carried to at least the nearest hundredth of one percent. Any fees imposed by Northern Trust, its affiliates or correspondent banks or other securities lending agents on their customers in connection with investments in shares of the Portfolio are not reflected in the calculation of yields for the Portfolio.

The Portfolio’s yields may not provide a basis for comparison with bank deposits and other investments, which provide a fixed yield for a stated period of time. The Portfolio’s yields fluctuate, unlike bank deposits or other investments, which pay a fixed yield for a stated period of time. The annualization of one week’s income is not necessarily indicative of future actual yields. Actual yields will depend on such variables as portfolio quality, average portfolio maturity, the type of portfolio instruments acquired, changes in money market interest rates, portfolio expenses and other factors. Yields are one basis investors may use to analyze shares of the Portfolio as compared to comparable classes of shares of other money market funds and other investment vehicles. However, yields of other money market funds and other investment vehicles may not be comparable because of the foregoing variables, and differences in the methods used in valuing their portfolio instruments, computing NAV and determining yield.

The Portfolio may also quote, from time to time, the total return of its shares in accordance with SEC regulations. You may call 800-637-1380 to obtain the current 7-day yield and other performance information or visit northernfunds.com/institutional/liquidassets.

NET ASSET VALUE

As stated in the Prospectus, the Portfolio seeks to maintain a NAV of $1.00 per share and, in this connection, values its instruments on the basis of amortized cost pursuant to Rule 2a-7 under the 1940 Act. This method values a security at its cost on the date of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if the Portfolio sold the instrument. During such periods, the yield to investors in the Portfolio may differ somewhat from that obtained in a similar entity, which uses available indications as to market, value to value its portfolio instruments. For example, if the use of amortized cost resulted in a lower (higher) aggregate Portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher (lower) yield and ownership interest than would result from investment in such similar entity and existing investors would receive less (more) investment income and ownership interest. However, the Trust expects that the procedures and limitations referred to in the following paragraphs of this section will tend to minimize the differences referred to above.

Under Rule 2a-7, the Trust’s Board of Trustees, in supervising the Trust’s operations and delegating special responsibilities involving portfolio management to the Investment Adviser, has established procedures that are intended, taking into account current market conditions and the Portfolio’s investment objective, to stabilize the NAV of the Portfolio, as computed for the purposes of purchases and redemptions, at $1.00 per share. The Trustees’ procedures include periodic monitoring of the difference (the “Market Value Difference”) between the amortized cost value per share and the NAV per share based upon available indications of market value. Available indications of market value used by the Trust consist of actual market quotations or appropriate substitutes, which reflect current market conditions and include (i) quotations or estimates of market value for individual portfolio instruments and/or (ii) values for individual portfolio instruments derived from market quotations relating to varying maturities of a class of money market instruments. In the event the Market Value Difference of the Portfolio exceeds certain limits or NTI believes that the Market Value Difference may result in material dilution or other unfair results to investors or existing shareholders, the Trust will take action in accordance with the 1940 Act (e.g., selling portfolio instruments to shorten average portfolio maturity or to realize capital gains or losses, reducing or suspending shareholder income accruals, redeeming shares in-kind, or utilizing a NAV per share based upon available indications of market value which under such circumstances would vary from $1.00) to eliminate or reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from Market Value Differences. In particular, if losses were sustained by the Portfolio, the number of outstanding shares might be reduced in order to maintain a NAV per share of $1.00. Such reduction would be effected by having each shareholder proportionately contribute to the Portfolio’s capital the necessary shares to restore such NAV per share. Each shareholder will be deemed to have agreed to such contribution in these circumstances by investing in the Portfolio.

Rule 2a-7 requires that the Portfolio limit its investments to instruments which the Investment Adviser determines (pursuant to guidelines established by the Board of Trustees) to present minimal credit risks and which are “Eligible Securities” as defined by the SEC and described in the Prospectus. The Rule also requires that the Portfolio maintain a dollar-weighted average portfolio maturity (not more than 60 days) and a dollar-weighted average portfolio maturity without regard to maturity shortening provisions applicable to variable and floating rate securities (also known as dollar-weighted average portfolio life) of 120 days or less, appropriate to its policy of maintaining a stable NAV per share and precludes the purchase of any instrument deemed under the Rule to have a remaining maturity of more than 397 calendar days (as calculated pursuant to Rule 2a-7). Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 60 days, the Rule requires the Portfolio to invest its available cash in such a manner as to reduce such maturity to the prescribed limit as soon as reasonably practicable.

The Portfolio is required to comply with SEC requirements with respect to the liquidity of the Portfolio’s investments. Specifically, the Portfolio is required to hold at least 10% of its total assets in “daily liquid assets,” and at least 30% of its total assets in “weekly liquid assets.” Daily liquid assets include cash (including time deposits), U.S. Treasury securities and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within one business day. Weekly liquid assets include cash (including time deposits), U.S. Treasury securities, agency discount notes with remaining maturities of 60 days or less and securities (including time deposits) that will mature or are subject to a demand feature that is exercisable and payable within five business days.

TAXES

The following summarizes certain additional tax considerations generally affecting the Portfolio and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussions here and in the Prospectus are not intended as a substitute for careful tax planning. Potential investors should consult their tax advisers with specific reference to their own tax situations.

The discussions of the federal tax consequences in the Prospectus and this SAI are based on the Code and the regulations issued under it, and court decisions and administrative interpretations, as in effect on the date of this SAI. Future legislative or administrative changes or court decisions may significantly alter the statements included herein, and any such changes or decisions may be retroactive.

FEDERAL—GENERAL INFORMATION

The Portfolio intends to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1 of the Code. As a regulated investment company, the Portfolio generally is exempt from federal income tax on its net investment income and realized capital gains, which it distributes to shareholders. To qualify for treatment as a regulated investment company, it must meet three important tests each year.

First, the Portfolio must derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to the Portfolio’s business of investing in stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, generally, at the close of each quarter of the Portfolio’s taxable year, at least 50% of the value of the Portfolio’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers as to which (a) the Portfolio has not invested more than 5% of the value of its total assets in securities of the issuer; and (b) the Portfolio does not hold more than 10% of the outstanding voting securities of the issuer, and no more than 25% of the value of the Portfolio’s total assets may be invested in the securities of (1) any one issuer (other than U.S. government securities and securities of other regulated investment companies), (2) two or more issuers that the Portfolio controls and which are engaged in the same or similar trades or businesses or (3) one or more qualified publicly traded partnerships.

Third, the Portfolio must distribute an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss), before taking into account any deduction for dividends paid, and 90% of its tax-exempt income, if any, for the year.

The Portfolio intends to comply with these requirements. If the Portfolio were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Portfolio could be disqualified as a regulated investment company. If for any taxable year the Portfolio were not to qualify as a regulated investment company, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In that event, taxable shareholders would recognize dividend income on distributions to the extent of the Portfolio’s current and accumulated earnings and profits, and corporate shareholders could be eligible for the dividends-received deduction.

The Code imposes a non-deductible 4% excise tax on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses) by the end of each calendar year. The Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax.

For federal income tax purposes, the Portfolio is permitted to carry forward a net capital loss realized in a taxable year of the Portfolio beginning before December 23, 2010 to offset its own capital gains, if any, during the eight years following the year of the loss. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations.

As of November 30, 2010, the Portfolio had capital loss carry forwards approximating the amount (in thousands) indicated for federal tax purposes:

Portfolio:	Expiring November 30, 2017
Liquid Assets	$744

For capital losses realized in taxable years beginning after December 23, 2010, the eight-year limitation has been eliminated, so that any capital losses realized by the Portfolio in the taxable year beginning December 1, 2011 and in subsequent taxable years will be permitted to be carried forward indefinitely.

STATE AND LOCAL TAXES

Although the Portfolio expects to qualify as a “regulated investment company” and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.

TAXATION OF INCOME FROM CERTAIN FINANCIAL INSTRUMENTS AND PFICS

The tax principles applicable to transactions in certain financial instruments, including futures contracts and options, that may be engaged in by the Portfolio, and investments in passive foreign investment companies (“PFICs”), are complex and, in some cases, uncertain. Such transactions and investments may cause the Portfolio to recognize taxable income prior to the receipt of cash, thereby requiring the Portfolio to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

In addition, in the case of any shares of a PFIC in which the Portfolio invests, the Portfolio may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Portfolio fails to make an election to recognize income annually during the period of its ownership of the shares.

The foregoing discussion is based on federal tax laws and regulations which are in effect on the date of this SAI. Such laws and regulations may be changed by legislative or administrative action. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. Shareholders are advised to consult their tax advisors with specific reference to their own tax situation, including the application of state and local taxes.

DESCRIPTION OF SHARES

The Trust Agreement permits the Trust’s Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of one or more separate series representing interests in one or more investment portfolios. The Trustees or Trust may hereafter create series in addition to the Trust’s twenty-two existing series, which represent interests in the Trust’s twenty-two respective portfolios, one of which is discussed in this SAI. The Trust Agreement also permits the Board of Trustees to classify or reclassify any unissued shares into classes within a series.

Under the terms of the Trust Agreement, each share of the Portfolio is without par value, which represents a proportionate interest in the Portfolio with each other share of its class in the same Portfolio and is entitled to such dividends and distributions out of the income belonging to the Portfolio as are declared by the Trustees. Upon any liquidation of the Portfolio, shareholders of the Portfolio are entitled to share pro rata in the net assets belonging to that class available for distribution. Shares do not have any preemptive or conversion rights. The right of redemption is described under “Account Policies and Other Information” in the Prospectus. In addition, pursuant to the terms of the 1940 Act, the right of a shareholder to redeem shares and the date of payment by the Portfolio may be suspended for more than seven days (i) for any period during which the New York Stock Exchange is closed, other than the customary weekends or holidays, or trading in the markets the Portfolio normally utilizes is closed or is restricted as determined by the SEC, (ii) during any emergency, as determined by the SEC, as a result of which it is not reasonably practicable for the Portfolio to dispose of instruments owned by it or fairly to determine the value of its net assets, or (iii) for such other period as the SEC may by order permit for the protection of the shareholders of the Portfolio. The Trust also may suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions. In addition, shares of the Portfolio are redeemable at the unilateral option of the Trust. Shares when issued as described in the Prospectus are validly issued, fully paid and nonassessable, except as stated below. In the interests of economy and convenience, certificates representing shares of the Portfolio are not issued.

The proceeds received by the Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to and constitute the underlying assets of the Portfolio. The underlying assets of the Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to the Portfolio and with a share of the general liabilities of the Trust. Expenses with respect to the Portfolio of the Trust normally are allocated in proportion to the NAV of the respective investment portfolio except where allocations of direct expenses can otherwise be fairly made.

The Portfolio and other portfolios of the Trust entitled to vote on a matter will vote in the aggregate and not by portfolio, except as required by law or when the matter to be voted on affects only the interests of shareholders of a particular portfolio.

Rule 18f-2 under the 1940 Act provides that any matter required by the provisions of the 1940 Act or applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the investment portfolio affected by such matter. Rule 18f-2 further provides that an investment portfolio shall be deemed to be affected by a matter unless the interests of each investment portfolio in the matter are substantially identical or the matter does not affect any interest of the investment portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment portfolio only if approved by a majority of the outstanding shares of such investment portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees are exempt from the separate voting requirements stated above.

The Trust is not required to hold annual meetings of shareholders and does not intend to hold such meetings. In the event that a meeting of shareholders is held, each share of the Trust will be entitled, as determined by the

Trustees without the vote or consent of shareholders, either to one vote for each share or to one vote for each dollar of NAV represented by such shares on all matters presented to shareholders, including the election of Trustees (this method of voting being referred to as “dollar-based voting”). However, to the extent required by the 1940 Act or otherwise determined by the Trustees, series and classes of the Trust will vote separately from each other. Shareholders of the Trust do not have cumulative voting rights in the election of Trustees and, accordingly, the holders of more than 50% of the aggregate voting power of the Trust may elect all of the Trustees, irrespective of the vote of the other shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by the Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law.

Subject to the rights of the Trustees with respect to the Portfolio, the Trust Agreement authorizes the Trustees, without shareholder approval (except as stated in the next paragraph), to cause the Trust, or any series thereof, to merge or consolidate with any corporation, association, trust or other organization or sell or exchange all or substantially all of the property belonging to the Trust, or any series thereof. In addition, the Trustees, without shareholder approval, may adopt a “master-feeder” structure by investing substantially all of the assets of a series of the Trust in the securities of another open-end investment company or pooled portfolio.

Subject to the rights of the Trustees with respect to the Portfolio, the Trust Agreement also authorizes the Trustees, in connection with the merger, consolidation, termination or other reorganization of the Trust or any series or class, to classify the shareholders of any class into one or more separate groups and to provide for the different treatment of shares held by the different groups, provided that such merger, consolidation, termination or other reorganization is approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of each group of shareholders that are so classified.

The Trust Agreement permits the Trustees to amend the Trust Agreement without a shareholder vote. However, shareholders of the Trust have the right to vote on any amendment: (i) that would adversely affect the voting rights of shareholders; (ii) that is required by law to be approved by shareholders; (iii) that would amend the voting provisions of the Trust Agreement; or (iv) that the Trustees determine to submit to shareholders.

The Trust Agreement permits the termination of the Trust or of any series or class of the Trust: (i) by a majority of the affected shareholders at a meeting of shareholders of the Trust, series or class; or (ii) by a majority of the Trustees without shareholder approval if the Trustees determine that such action is in the best interest of the Trust or its shareholders. The factors and events that the Trustees may take into account in making such determination include: (i) the inability of the Trust or any series or class to maintain its assets at an appropriate size; (ii) changes in laws or regulations governing the Trust or any series or class thereof, or affecting assets of the type in which it invests; or (iii) economic developments or trends having a significant adverse impact on their business or operations.

Under the Delaware Statutory Trust Act (the “Delaware Act”), shareholders are not personally liable for obligations of the Trust. The Delaware Act entitles shareholders of the Trust to the same limitation of liability as is available to shareholders of private for-profit corporations. However, no similar statutory or other authority limiting statutory trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder is subject to the jurisdiction of courts in such other states, those courts may not apply Delaware law and may subject the shareholders to liability. To offset this risk, the Trust Agreement: (i) contains an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into or executed by the Trust or its Trustees and (ii) provides for indemnification out of the property of the applicable series of the Trust of any shareholder held personally liable for the obligations of the Trust solely by reason of being or having been a shareholder and not because of the shareholder’s acts or omissions or for some other reason. Thus, the risk of a shareholder incurring financial loss beyond his or her investment because of shareholder liability is limited to circumstances in which all of the following factors are present: (i) a court refuses to apply Delaware law; (ii) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (iii) the applicable series of the Trust is unable to meet its obligations.

The Trust Agreement provides that the Trustees will not be liable to any person other than the Trust or a shareholder and that a Trustee will not be liable for any act as a Trustee. However, nothing in the Trust Agreement protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trust Agreement provides for indemnification of Trustees, officers and agents of the Trust unless the recipient is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

The Trust Agreement provides that each shareholder, by virtue of becoming such, will be held to have expressly assented and agreed to the terms of the Trust Agreement and to have become a party thereto.

In addition to the requirements of Delaware law, the Trust Agreement provides that a shareholder of the Trust may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) shareholders eligible to bring such derivative action under Delaware law who hold at least 10% of the outstanding shares of the Trust, or 10% of the outstanding shares of the series or class to which such action relates, must join in the request for the Trustees to commence such action; and (ii) the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trust Agreement also provides that no person, other than the Trustees, who is not a shareholder of a particular series or class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such series or class. The Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

The Trustees may appoint separate Trustees with respect to one or more series or classes of the Trust’s shares (the “Series Trustees”). To the extent provided by the Trustees in the appointment of Series Trustees, Series Trustees: (i) may, but are not required to, serve as Trustees of the Trust or any other series or class of the Trust; (ii) may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees under the Trust Agreement with respect to such series or class; and/or (iii) may have no power or authority with respect to any other series or class. The Trustees are not currently considering the appointment of Series Trustees for the Trust.

The term “majority of the outstanding shares” of either the Trust or the Portfolio means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the vote of the lesser of (i) 67% or more of the shares of the Trust or such Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Trust or such Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Trust or such Portfolio.

As of March 1, 2011, substantially all of the Portfolio’s outstanding shares were held of record by Northern Trust for the benefit of its customers and the customers of its affiliates and correspondent banks that have invested in the Portfolio.

Northern Trust has advised the Trust that the following persons (whose mailing address is: c/o The Northern Trust Company, 50 South LaSalle, Chicago, IL 60603) beneficially owned 5% or more of the outstanding shares of the Portfolio’s classes as of March 1, 2011:

Liquid Assets Portfolio	Number of Shares	% of Fund
GUIDESTONE GROWTH EQUITY SEL	166,021,821.06	14.6%
GUIDESTONE SMALL CAP SELECT	151,313,251.21	13.3%
GUIDESTONE INTL EQUITY SELECT	104,418,256.86	9.1%
GUIDESTONE MED DURATION BOND	85,762,175.86	7.5%
GUIDESTONE VALUE EQUITY FUND	68,854,506.60	6.0%
GUIDESTONE LOW DURATION	63,237,168.41	5.5%

To the extent that any shareholder is the beneficial owner of more than 25% of the outstanding shares of the Portfolio, such shareholder may be deemed a “control person” of the Portfolio for purposes of the 1940 Act.

As of March 1, 2011, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Portfolio.

FINANCIAL STATEMENTS

The audited financial statements of the Portfolio and related report of Ernst & Young LLP, an independent registered public accounting firm, contained in the annual report to the Portfolio’s shareholders for the fiscal year ended November 30, 2010 (the “Annual Report”) are hereby incorporated by reference herein. No other parts of the Annual Report, including without limitation, “Management’s Discussion of Portfolio Performance,” are incorporated by reference herein. Copies of the Trust’s Semiannual Report and Annual Report may be obtained upon request and without charge, from the Transfer Agent by writing to the Northern Institutional Funds Center, P.O. Box 75986, Chicago, Illinois 60675-5986 or by calling 800-637-1380 (toll-free).

OTHER INFORMATION

Statements contained in the Prospectus or in this SAI as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which the Prospectus and this SAI form a part, each such statement being qualified in all respects by such reference. The Registration Statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C. or on the SEC’s Web site at sec.gov.

APPENDIX A

DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

A Standard & Poor’s short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor’s for short-term issues:

“A-1”—Obligations are rated in the highest category and indicate that the obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”—The obligor’s capacity to meet its financial commitment on the obligation is satisfactory. Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

“A-3”—Obligor has adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”—An obligation is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation. Ratings of “B1”, “B-2” and “B-3” may be assigned to indicate finer distinctions within the “B” category.

“B-1”—A short-term obligation rated “B-1” is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

“B-2”—A short-term obligation rated “B-2” is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

“B-3”—A short-term obligation rated “B-3” is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

“C”—Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

“R”—An obligor rated “R” is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

“SD” and “D”—an obligor rated “SD” (selective default) or “D” has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A “D” rating is assigned when Standard & Poor’s believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An “SD” rating is assigned when Standard & Poor’s believes that the obligor has selectively defaulted on a specific issue or class of obligations, excluding those that qualify as regulatory capital but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.

“NR”—An issuer designated “NR” is not rated.

Local Currency and Foreign Currency Risks—Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Moody’s Investors Service (“Moody’s”) short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1”—Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2”—Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3”—Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP”—Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term ratings scale is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention. Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in U.S. public finance markets. The following summarizes the rating categories used by Fitch for short-term obligations:

“F1”—Securities possess the highest short-term credit quality. This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2”—Securities possess good short-term credit quality. This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3”—Securities possess fair short-term credit quality. This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B”—Securities possess speculative short-term credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C”—Securities possess high short-term default risk. Default is a real possibility.

“RD”—Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

“D”—Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

The following summarizes the ratings used by Dominion Bond Rating Service Limited (“DBRS”) for commercial paper and short-term debt:

“R-1 (high)”—Short-term debt rated “R-1 (high)” is of the highest credit quality, and indicates an entity possessing exceptionally high ability to repay current liabilities as they fall due. Entities rated in this category are unlikely to be affected by future events.

“R-1 (middle)”—Short-term debt rated “R-1 (middle)” is of superior credit quality, and indicates an entity possessing very high ability to repay current liabilities as they fall due and, in most cases, ratings in this category differ from “R-1 (high)” credits by relatively modest degree. Entities rated in this category are unlikely to be significantly vulnerable to future events.

“R-1 (low)”—Short-term debt rated “R-1 (low)” is of good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

“R-2 (high)”—Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

“R-2 (middle)”—Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

“R-2 (low)”—Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer’s ability to meet such obligations.

“R-3”—Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

“R-4”—Short-term debt rated “R-4” is speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

“R-5”—Short-term debt rated “R-5” is highly speculative credit quality. There is a high level of uncertainty as to the capacity of the entity to meet short-term financial obligations as they fall due.

“D”—A security rated “D” implies a financial obligation has not been met or it is clear that a financial obligation will not be met in the near future, or a debt instrument has been subject to a distressed exchange. A downgrade to “D” may not immediately follow an insolvency or restructuring filing as grace periods, other procedural considerations, or extenuating circumstance may exist.

Long-Term Credit Ratings

The following summarizes the ratings used by Standard & Poor’s for long-term issues:

“AAA”—An obligor rated “AAA” has extremely strong capacity to meet its financial commitments. “AAA” is the highest issuer credit rating assigned by Standard & Poor’s.

“AA”—An obligor rated “AA” has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

“A”—An obligor rated “A” has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

“BBB”—An obligor rated “BBB” has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

“BB,” “B,” “CCC” and “CC”—Obligors rated “BB,” “B,” “CCC” and “CC” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “CC” the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”—An obligor rated “BB” is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments.

“B”—An obligor rated “B” is more vulnerable than the obligors rated “BB”, but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments.

“CCC”—An obligor rated “CCC” is currently vulnerable, and is dependent upon favorable business, financial and economic conditions to meet its financial commitments.

“CC”—An obligor rated “CC” is currently highly vulnerable.

Plus (+) or minus (-)—The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

“R”—An obligor rated “R” is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

“SD” and “D”—An obligor rated “SD” (selective default) or “D” has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A “D” rating is assigned when Standard & Poor’s believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An “SD” rating is assigned when Standard & Poor’s believes that the obligor has selectively defaulted on a specific issue or class of obligations, excluding those that qualify as regulatory capital, but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. A selective default includes the completion of a distressed exchange offer, whereby one or more financial obligation is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

“NR”—An issuer designated “NR” is not rated.

Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa”—Obligations rated “Aaa” are judged to be of the highest quality, with minimal credit risk.

“Aa”—Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A”—Obligations rated “A” are considered upper-medium grade and are subject to low credit risk.

“Baa”—Obligations rated “Baa” are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”—Obligations rated “Ba” are judged to have speculative elements and are subject to substantial credit risk.

“B”—Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa”—Obligations rated “Caa” are judged to be of poor standing and are subject to very high credit risk.

“Ca”—Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”—Obligations rated “C” are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following summarizes long-term ratings used by Fitch:

“AAA”—Securities considered to be of the highest credit quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”—Securities considered to be of very high credit quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”—Securities considered to be of high credit quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB”—Securities considered to be of good credit quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB”—Securities considered to be speculative. “BB” ratings indicate that there is an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

“B”—Securities considered to be highly speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

“CCC,” “CC” and “C”—A “CCC” rating indicates substantial credit risk, with default a real possibility. A “CC” rating indicates very high levels of credit risk. Default of some kind appears probable. “C” ratings signal exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill.

“RD”—indicates an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased business.

“D”—indicates an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a coercive debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a coercive debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” long-term rating category or to categories below “B”.

The following summarizes the ratings used by DBRS for long-term debt:

“AAA”—Long-term debt rated “AAA” is of the highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

“AA”—Long-term debt rated “AA” is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from “AAA” only to a small degree. Unlikely to be significantly vulnerable to future events.

“A”—Long-term debt rated “A” is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than “AA.” May be vulnerable to future events, but qualifying negative factors are considered manageable.

“BBB”—Long-term debt rated “BBB” is of adequate credit quality. The capacity for the payment of financial obligations is considered acceptable . May be vulnerable to future events.

“BB”—Long-term debt rated “BB” is defined to be speculative, non-investment grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

“B”—Long-term debt rated “B” is highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

“CCC”, “CC” and “C”—Long-term debt rated in any of these categories is very highly speculative credit quality and is in danger of defaulting on financial obligations. There is little difference between these three categories, although “CC” and “C” ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the “CCC” to “B” range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the “C” category.

“D”—A security rated “D” implies a financial obligation has not been met or it is clear that a financial obligation will not be met in the near future or a debt instrument has been subject to a distressed exchange. A downgrade to “D” may not immediately follow an insolvency or restructuring filing as grace periods or extenuating circumstances may exist.

(“high”, “low”)—Each rating category is denoted by the subcategories “high” and “low”. The absence of either a “high” or “low” designation indicates the rating is in the “middle” of the category. The “AAA” and “D” categories do not utilize “high”, “middle”, and “low” as differential grades.

Municipal Note Ratings

A Standard & Poor’s U.S. municipal note rating reflects Standard & Poor’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor’s analysis will review the following considerations:

•	Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

“SP-1”—The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

“SP-2”—The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3”—The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

Moody’s uses three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (“MIG”) and are divided into three levels—“MIG-1” through “MIG-3”. In addition, those short-term obligations that are of speculative quality are designated “SG”, or speculative grade. MIG ratings expire at the maturity of the obligation. The following summarizes the ratings used by Moody’s for these short-term obligations:

“MIG-1”—This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2”—This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG-3”—This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG”—This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or “VMIG” rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated “NR”, e.g., “Aaa/NR” or “NR/VMIG-1”.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

“VMIG-1”—This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2”—This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3”—This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG”—This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

About Credit Ratings

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Moody’s credit ratings must be construed solely as statements of opinion and not statements of fact or recommendations to purchase, sell or hold any securities.

Fitch’s credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Fitch credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. Fitch’s credit ratings cover the global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

DBRS credit ratings are opinions based on the quantitative and qualitative analysis of information sourced and received by DBRS, which information is not audited or verified by DBRS. Ratings are not buy, hold or sell recommendations and they do not address the market price of a security. Ratings may be upgraded, downgraded, placed under review, confirmed and discontinued.

PART C: OTHER INFORMATION

ITEM 28. EXHIBITS

The following exhibits are incorporated herein by reference to:

Post-Effective Amendment No. 31 to Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Accession No. 0000950130-96-001086),

Post-Effective Amendment No. 34 to such Registration Statement (Accession No. 0000950130-97-002471),

Post-Effective Amendment No. 35 to such Registration Statement (Accession No. 0000950131-97-005862),

Post-Effective Amendment No. 36 to such Registration Statement (Accession No. 0000950131-98-000216),

Post-Effective Amendment No. 38 to such Registration Statement (Accession No. 0000950131-98-002030),

Post-Effective Amendment No. 39 to such Registration Statement (Accession No. 0000950131-99-000461),

Post-Effective Amendment No. 41 to such Registration Statement (Accession No. 0000927405-99-000333),

Post-Effective Amendment No. 43 to such Registration Statement (Accession No. 0000927405-00-000027),

Post-Effective Amendment No. 44 to such Registration Statement (Accession No. 0000950131-00-002147),

Post-Effective Amendment No. 46 to such Registration Statement (Accession No. 0000950131-01-000262),

Post-Effective Amendment No. 47 to such Registration Statement (Accession No. 0000950131-01-000510),

Post-Effective Amendment No. 48 to such Registration Statement (Accession No. 0000950131-01-001670),

Post-Effective Amendment No. 49 to such Registration Statement (Accession No. 0000940180-02-000170),

Post-Effective Amendment No. 50 to such Registration Statement (Accession No. 0000940180-02-000671),

Post-Effective Amendment No. 51 to such Registration Statement (Accession No. 0000950131-03-001758),

Post-Effective Amendment No. 52 to such Registration Statement (Accession No. 0000950131-03-002944),

Post-Effective Amendment No. 53 to such Registration Statement (Accession No. 0001193125-04-052241),

Post-Effective Amendment No. 54 to such Registration Statement (Accession No. 0001193125-05-014394),

Post-Effective Amendment No. 55 to such Registration Statement (Accession No. 0001193125-05-065102),

Post-Effective Amendment No. 56 to such Registration Statement (Accession No. 0001193125-06-068444),

Post-Effective Amendment No. 57 to such Registration Statement (Accession No. 0001193125-07-070533),

Post-Effective Amendment No. 58 to such Registration Statement (Accession No. 0001193125-08-014509),

Post-Effective Amendment No. 59 to such Registration Statement (Accession No. 0001193125-08-057595),

Post-Effective Amendment No. 61 to such Registration Statement (Accession No. 0001193125-08-181539),

Post-Effective Amendment No. 62 to such Registration Statement (Accession No. 0001193125-09-066299),

Post-Effective Amendment No. 63 to such Registration Statement (Accession No. 0001193125-10-015597),

Post-Effective Amendment No. 64 to such Registration Statement (Accession No. 0001193125-10-070130),

Post-Effective Amendment No. 65 to such Registration Statement (Accession No. 0001193125-10-139567),

Post-Effective Amendment No. 66 to such Registration Statement (Accession No. 0001193125-11-053509),

Post-Effective Amendment No. 67 to such Registration Statement,

Amendment No. 50 under the Investment Company Act of 1940 to the Registration Statement (Accession No. 0000950131-01-502545), and

Amendment No. 69 under the Investment Company Act of 1940 to the Registration Statement (Accession No. 0001193125-08-071315):

(a)	(1)	Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 1 to Post- Effective Amendment No. 36 to Registrant’s Registration Statement on Form N- 1A, filed on January 16, 1998 (Accession No. 0000950131-98-00216) (“PEA No. 36”).

	(2)	Amendment No. 1 dated February 25, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(2) to Post-Effective Amendment No. 39 to Registrant’s Registration Statement on Form N-1A, filed on February 1, 1999 (Accession No. 0000950131-99-000461) (“PEA No. 39”).

	(3)	Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(3) to PEA No. 39.

	(4)	Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust filed as Exhibit (a)(4) to Post-Effective Amendment No. 41 to Registrant’s Registration Statement on Form N-1A, filed on October 14, 1999 (Accession No. 0000927405-99-000333) (“PEA No. 41”).

	(5)	Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(5) to Post-Effective Amendment No. 43 to Registrant’s Registration Statement on Form N-1A, filed on January 28, 2000 (Accession No. 0000927405-00-000027) (“PEA No. 43”).

	(6)	Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(6) to Post-Effective Amendment No. 46 to Registrant’s Registration Statement on Form N-1A, filed on January 17, 2001 (Accession No. 0000950131-01-000262) (“PEA No. 46”).

	(7)	Amendment No. 6 dated November 1, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(7) to PEA No. 46.

	(8)	Amendment No. 7 dated July 26, 2001 to the Agreement and Declaration of Trust filed as Exhibit (a)(8) to Amendment No. 50 under the Investment Company Act of 1940 to the Registration Statement, filed on July 31, 2001 (Accession No. 0000950131-01-502545) (“Amendment No. 50”).

	(9)	Amendment No. 8 dated April 29, 2003 to the Agreement and Declaration of Trust filed as Exhibit (a)(9) to Post-Effective Amendment No. 53 to Registrant’s Registration Statement on Form N-1A, filed on March 29, 2004 (Accession No. 0001193125-04-052241) (“PEA No. 53”).

	(10)	Amendment No. 9 dated May 6, 2005 to the Agreement and Declaration of Trust filed as Exhibit (a)(10) to Post-Effective Amendment No. 56 to Registrant’s Registration Statement on Form N-1A, filed on March 30, 2006 (Accession No. 0001193125-06-068444) (“PEA No. 56”).

	(11)	Amendment No. 10 dated November 3, 2006 to the Agreement and Declaration of Trust filed as Exhibit (a)(11) to Post-Effective Amendment No. 57 to Registrant’s Registration Statement on Form N-1A, filed on March 30, 2007 (Accession No. 0 001193125-07-070533) (“PEA No. 57”).

	(12)	Amendment No. 11 dated May 9, 2008 to the Agreement and Declaration of Trust filed as Exhibit (a)(12) to Post-Effective Amendment No. 61 to Registrant’s Registration Statement on Form N-1A, filed on August 20, 2008 (Accession No. 0001193125-08-181539) (“PEA No. 61”).

(13)

Amendment No. 12 dated September 24, 2008 to the Agreement and Declaration of Trust filed as Exhibit (a)(13) to Post-Effective Amendment No. 62 to Registrant’s Registration Statement on Form N-1A filed on March 30, 2009

(Accession No. 0001193125-09-066299) (“PEA No. 62”).

	(14)	Amendment No. 13 dated February 17, 2010 to the Agreement and Declaration of Trust filed as Exhibit (a)(14) to Post-Effective Amendment No. 65 to Registrant’s Registration Statement on Form N-1A, filed on June 15, 2010 (Accession No. 0001193125-10-139567).

	(15)	Amendment No. 14 dated July 31, 2010 to the Agreement and Declaration of Trust filed as Exhibit (a)(15) to Post-Effective Amendment No. 66 to Registrant’s Registration Statement on Form N-1A, filed on March 2, 2011 (Accession No. 0001193125-11-053509) (“PEA No. 66”).

	(16)	Amendment No. 15 dated February 18, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(16) to PEA No. 66.

(b)	(1)	Amended and Restated By-Laws adopted August 2, 2000 filed as Exhibit (b)(2) to PEA No. 46.

	(2)	Amendment No. 1 adopted July 29, 2003 to the Amended and Restated By-Laws filed as Exhibit (b)(2) to PEA No. 53.

	(3)	Amendment No. 2 adopted April 27, 2004 to the Amended and Restated By-Laws filed as Exhibit (b)(3) to Post-Effective Amendment No. 54 to Registrant’s

Registration Statement on Form N-1A, filed on January 28, 2005 (Accession No. 0001193125-05-014394) (“PEA No. 54”).

	(4)	Amendment No. 3 adopted July 27, 2004 to the Amended and Restated By-Laws filed as Exhibit (b)(4) to PEA No. 54.

	(5)	Amendment No. 4 adopted February 14, 2008 to the Amended and Restated By- Laws filed as Exhibit (b)(5) to Post-Effective Amendment No. 59 to Registrant’s Registration Statement on Form N-1A, filed on March 14, 2008 (Accession No. 0001193125-08-057595) (“PEA No. 59”).

	(6)	Amendment No. 5 adopted November 5, 2010 to the Amended and Restated By- Laws filed as Exhibit (b)(6) to PEA No. 66.

(c)		Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 1 to PEA No. 36.

(d)	(1)	Investment Advisory Agreement dated March 31, 1998 between the Registrant and The Northern Trust Company (the “Investment Advisory Agreement”) filed as Exhibit (d)(1) to PEA No. 39.

	(2)	Addendum No. 1 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(2) to PEA No. 39.

	(3)	Addendum No. 2 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(3) to PEA No. 39.

	(4)	Addendum No. 3 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(4) to PEA No. 39.

	(5)	Addendum No. 4 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(5) to PEA No. 39.

	(6)	Addendum No. 5 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(6) to PEA No. 39.

	(7)	Addendum No. 6 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(7) to PEA No. 39.

	(8)	Addendum No. 7 dated October 5, 1999 to the Investment Advisory Agreement filed as Exhibit (d)(8) to Post-Effective Amendment No. 49 to Registrant’s Registration Statement on Form N-1A, filed on January 29, 2002 (Accession No. 0000940180-02-000170) (“PEA No. 49”).

(9)	Assumption Agreement dated April 1, 1998 between The Northern Trust Company and Northern Trust Quantitative Advisors, Inc. filed as Exhibit (d)(8) to PEA No. 39.

(10)	Assumption Agreement dated January 1, 2001 between the Registrant, The Northern Trust Company and Northern Trust Investments, Inc. filed as Exhibit (d)(9) to Post-Effective Amendment No. 47 to Registrant’s Registration Statement on Form N-1A, filed on January 29, 2001 (Accession No. 0000950131-01-000510) (“PEA No. 47”).

(11)	Assumption Agreement dated May 2, 2001 between the Registrant, Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(12) to PEA No. 49.

(12)	Assumption Agreement dated April 1, 2002 between Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(15) to Post-Effective Amendment No. 50 to Registrant’s Registration Statement on Form N-1A, filed on March 29, 2002 (Accession No. 0000940180-02-000671) (“PEA No. 50”).

(13)	Assumption Agreement dated August 3, 2007 between Northern Trust Investments, N.A. and Northern Trust Global Investments Limited filed as Exhibit (d)(19) to Post-Effective Amendment No. 58 to Registrant’s Registration Statement on Form N-1A, filed on January 29, 2008 (Accession No. 0001193125-08-014509) (“PEA No. 58”).

(14)	Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(13) to PEA No. 50.

(15)	Fee Reduction Commitment dated March 1, 2005 by Northern Trust Investments, N.A. filed as Exhibit (d)(15) to Post-Effective Amendment No. 55 to Registrant’s Registration Statement on Form N-1A, filed on March 30, 2005 (Accession No. 0001193125-05-065102)(“PEA No. 55”).

(16)	Fee Reduction Commitment dated February 17, 2006 by Northern Trust Investments, N.A. filed as Exhibit (d)(16) to PEA No. 56.

(17)	Investment Advisory Agreement dated March 1, 2001 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (d)(10) to Post-Effective Amendment No. 48 to Registrant’s Registration Statement on Form N-1A, filed on March 30, 2001 (Accession No. 0000950131-01-001670) (“PEA No. 48”).

(18)	Addendum No. 1 dated August 20, 2003 to the Investment Advisory Agreement between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (d)(16) to PEA No. 53.

(19)	Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. filed as Exhibit (d)(14) to PEA No. 50.

(20)	Amended and Restated Investment Advisory Agreement dated January 29, 2008 between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. filed as Exhibit (d)(12) to PEA No. 59.

(21)	Amendment No. 1 dated May 9, 2008 to the Amended and Restated Investment Advisory Agreement between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. on behalf of the Large Cap Index Portfolio filed as Exhibit (d)(13) to PEA No. 61.

(22)	Amendment No. 2 dated September 24, 2008 to the Amended and Restated Investment Advisory Agreement between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. on behalf of the Treasury Portfolio filed as Exhibit (d)(22) to PEA No. 62.

(23)	Assumption Agreement dated July 31, 2010 among Northern Trust Investments, N.A. and Northern Trust Global Investments Limited filed as Exhibit (d)(23) to PEA No. 66.

(24)	Fee Reduction Commitment dated February 15, 2008 by Northern Trust Investments, N.A. filed as Exhibit (d)(19) to PEA No. 59.

(25)	Advisory Fee Waiver Agreement dated April 1, 2010 by and among the Registrant, Northern Trust Investments, N.A. and Northern Trust Global Investments Limited filed as Exhibit (d)(24) to Post-Effective Amendment No. 64 to Registrant’s Registration Statement on Form N-1A, filed on March 29, 2010 (Accession No. 0001193125-10-070130) (“PEA No. 64”).

(26)	Amendment No. 1 to the Advisory Fee Waiver Agreement dated August 5, 2010 by and among the Registrant and Northern Trust Investments, N.A. filed as Exhibit (d)(26) to PEA No. 66.

(27)	Investment Advisory Agreement dated July 31, 2001 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio filed as Exhibit (d) to Amendment No. 50.

(28)	Amended and Restated Investment Advisory Agreement dated January 29, 2008 between the Registrant and Northern Trust Investments, N.A. on behalf of the Liquid Assets Portfolio filed as Exhibit (d)(16) to Amendment No. 69 under the Investment Company Act of 1940 to the Registration Statement filed on March 31, 2008 (Accession No. 0001193125-08-071315) (“Amendment No. 69”).

	(29)	Assumption Agreement dated December 30, 2010 between Northern Trust Investments, N.A. and Northern Trust Investments, Inc. filed as Exhibit (d)(27) to PEA No. 66.

(e)		Not required.

(f)		Not Applicable

(g)	(1)	Custodian Agreement dated June 8, 1992 between the Registrant and The Northern Trust Company filed as Exhibit 8 to Post-Effective Amendment No. 38 to Registrant’s Registration Statement on Form N-1A, filed on March 27, 1998 (Accession No. 0000950131-98-002030) (“PEA No. 38”).

	(2)	Addendum No. 1 dated January 8, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(a) to Post-Effective Amendment No. 31 to Registrant’s Registration Statement on Form N-1A, filed on March 29, 1996 (Accession No. 0000950130-96-001086) (“PEA No. 31”).

	(3)	Addendum No. 2 dated July 1, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(b) to PEA No. 31.

	(4)	Addendum No. 3 dated October 8, 1996 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(c) to Post-Effective Amendment No. 34 to Registrant’s Registration Statement on Form N-1A, filed on May 16, 1997 (Accession No. 0000950130-97-002471) (“PEA No. 34”).

	(5)	Addendum No. 4 dated April 22, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(d) to Post-Effective Amendment No. 35 to Registrant’s Registration Statement on Form N-1A, filed on September 29, 1997 (Accession No. 0000950131-97-005862) (“PEA No. 35”).

	(6)	Addendum No. 5 dated December 1, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(e) to PEA No. 38.

	(7)	Addendum No. 6 dated January 27, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(f) to PEA No. 38.

	(8)	Addendum No. 7 dated March 31, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(8) to PEA No. 39.

(9)	Addendum No. 8 dated October 5, 1999 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(14) to Post-Effective Amendment No. 44 to Registrant’s Registration Statement on Form N-1A, filed on March 29, 2000 (Accession No. 0000950131-00-002147) (“PEA No. 44”).

(10)	Addendum No. 9 dated March 1, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(15) to PEA No. 48.

(11)	Addendum No. 10 dated July 31, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(11) to PEA No. 49.

(12)	Addendum No. 11 dated October 30, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(12) to PEA No. 49.

(13)	Addendum No. 12 dated April 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(19) to PEA No. 53.

(14)	Addendum No. 13 dated July 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(20) to PEA No. 53.

(15)	Addendum No. 14 dated May 9, 2008 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(15) to PEA No. 61.

(16)	Addendum No. 15 dated September 24, 2008 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(16) to PEA No. 62.

(17)	Foreign Custody Agreement between the Registrant and The Northern Trust Company dated March 1, 1994 filed as Exhibit 8(g) to PEA No. 38.

(18)	Addendum No. 1 dated January 22, 1997 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(f) to PEA No. 34.

(19)	Addendum No. 2 dated January 27, 1998 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(i) to PEA No. 38.

	(20)	Addendum No. 3 dated March 31, 1998 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(12) to PEA No. 39.

	(21)	Addendum No. 4 dated October 30, 2001 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(17) to PEA No. 49.

	(22)	Addendum No. 5 dated July 29, 2003 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(21) to PEA No. 53.

	(23)	Foreign Custody Monitoring Agreement dated May 1, 2001 between the Registrant and The Northern Trust Company filed as Exhibit (g)(18) to Post-Effective Amendment No. 51 to Registrant’s Registration Statement on Form N-1A, filed on March 28, 2003 (Accession No. 0000950131-03-001758) (“PEA No. 51”).

(h)	(1)	Revised and Restated Transfer Agency Agreement dated January 8, 1993 between the Registrant and The Northern Trust Company filed as Exhibit 9(a) to PEA No. 38.

	(2)	Addendum No. 1 dated July 1, 1993 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(b) to PEA No. 31.

	(3)	Addendum No. 2 dated March 25, 1994 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(c) to PEA No. 31.

	(4)	Addendum No. 3 dated January 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(d) to PEA No. 34.

	(5)	Addendum No. 4 dated April 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(e) to PEA No. 35.

	(6)	Addendum No. 5 dated January 27, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(f) to PEA No. 38.

	(7)	Addendum No. 6 dated March 31, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(8) to PEA No. 39.

(8)	Addendum No. 7 dated October 5, 1999 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 44.

(9)	Addendum No. 8 dated March 1, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 48.

(10)	Addendum No. 9 dated July 31, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to Amendment No. 50.

(11)	Addendum No. 10 dated October 30, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(11) to PEA No. 49.

(12)	Addendum No. 11 dated August 20, 2003 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 53.

(13)	Addendum No. 12 dated February 17, 2006 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 56.

(14)	Addendum No. 13 dated May 9, 2008 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(14) to PEA No. 61.

(15)	Addendum No. 14 dated September 24, 2008 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(15) to PEA No. 62.

(16)	Form of Addendum No. 15 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(16) to PEA No. 66.

(17)	Shareholder Servicing Plan for Class C and D Shares dated April 27, 1993, as amended on October 5, 1999 and filed as Exhibit (h)(9) to PEA No. 43 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit (h)(13) to PEA No. 53.

(18)	Service Plan for the Service and Premier Classes of Shares dated January 27, 1998, as amended on February 2, 2001 and filed as Exhibit (h)(10) to PEA No. 48 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit (h)(14) to PEA No. 53.

	(19)	Administration Agreement dated January 1, 2009 between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (h)(18) to PEA No. 62.

	(20)	Expense Reimbursement Agreement dated April 1, 2010 by and between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (h)(19) to PEA No. 64.

(i)		Not required.

(j)		Not required.

(k)		Not required.

(l)		None.

(m)		None.

(n)		None.

(o)		Reserved.

(p)	(1)	Amended Code of Ethics of the Trust adopted August 2, 2000, as revised February 19, 2009 filed as Exhibit (p)(1) to Post-Effective Amendment No. 63 to Registrant’s Registration Statement on Form N-1A, filed on January 28, 2010 (Accession No. 0001193125-10-015597).

	(2)	Amended Code of Ethics of Northern Trust Investments, N.A. dated February 1, 2010, filed as Exhibit (p)(2) to PEA No. 64.

	(3)	Amended Code of Ethics of Northern Trust Global Investments Limited dated September 13, 2006 filed as Exhibit (p)(4) to PEA No. 57.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT

Registrant is controlled by its Board of Trustees.

ITEM 30. INDEMNIFICATION

Section 3 of Article IV of the Registrant’s Agreement and Declaration of Trust dated July 1, 1997, as amended, provides for indemnification of the Registrant’s Trustees and officers under certain circumstances. A copy of such Agreement and Declaration of Trust was filed as Exhibit 1 to Post-Effective Amendment No. 36 to Registrant’s Registration Statement on Form N-1A and is incorporated herein by reference.

Paragraph 7 of the Amended and Restated Investment Advisory Agreement dated January 29, 2008 between the Registrant and Northern Trust Investments, Inc. (formerly known and conducting business as Northern Trust Investments, N.A.) (on behalf of the Liquid Assets Portfolio) provides for indemnification of Northern Trust Investments, Inc. or, in lieu thereof, contribution by the Registrant, under certain circumstances. A copy of the Amended and Restated Investment Advisory Agreement was filed as Exhibit (d)(16) to Amendment No. 69 under the Investment Company Act of 1940 to Registrant’s Registration Statement and is incorporated herein by reference.

Article 10 of the Administration Agreement dated January 1, 2009 among the Registrant and Northern Trust Investments, Inc. (formerly known and conducting business as Northern Trust Investments, N.A.) provides that the Registrant will indemnify Northern Trust Investments, Inc. (the “Administrator”) against all claims except those resulting from the willful misfeasance, bad faith, negligence or reckless disregard of the Administrator, or the Administrator’s breach of confidentiality. A copy of the Administration Agreement was filed as Exhibit (h)(18) to Post-Effective Amendment No. 62 to Registrant’s Registration Statement on Form N-1A and is incorporated herein by reference.

Paragraph 3 of the Distribution Agreement dated March 31, 2009 between the Registrant and Northern Funds Distributors, LLC (“NFD”) provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD’s breach of confidentiality. Paragraph 3 of the Distribution Agreement also provides that NFD will indemnify the Trustees and officers of the Registrant against certain liabilities relating to untrue statements or omissions of material fact resulting from the reliance on information furnished to the Registrant by NFD, and those liabilities resulting from NFD’s willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under the Distribution Agreement, or NFD’s breach of its confidentiality obligations under the Distribution Agreement. A copy of the Distribution Agreement was filed as Exhibit (e)(1) to Post-Effective Amendment No. 64 to Registrant’s Registration Statement on Form N-1A and is incorporated herein by reference.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy’s coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation, serves as investment adviser of each of the Portfolios. NTI is referred to as the “Investment Adviser.” NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603. NTI is an Illinois state bank and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. Most officers and directors of NTI hold comparable positions with The Northern Trust Company (other than as director), as indicated below, and certain other officers of NTI hold comparable positions with Northern Trust Bank, N.A., a wholly-owned subsidiary of Northern Trust Corporation.

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Abdul Karim, Walid T.	The Northern Trust Company	Vice President
Vice President

Adams, Bradford S.	The Northern Trust Company	Senior Vice President
Senior Vice President

Aitcheson, James A.	The Northern Trust Company	Senior Vice President
Senior Vice President

Alongi, David M.	The Northern Trust Company	Vice President
Vice President

Amaya, Luis	The Northern Trust Company	Vice President
Vice President

Anast, Angela H.	The Northern Trust Company	Vice President
Vice President

Anderson, Timothy	The Northern Trust Company	Vice President
Vice President

Antonacci, Jeffrey M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Atkins, Stephen G.	The Northern Trust Company	Vice President
Vice President

Ayres, Scott R.	The Northern Trust Company	Senior Vice President
Senior Vice President

Azar, Frederick A.	The Northern Trust Company	Vice President
Vice President

Baldwin, Florette L.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Balon, Jr., Richard E.	The Northern Trust Company	Senior Vice President
Senior Vice President

Bandar, Walid S.	The Northern Trust Company	Vice President
Vice President

Baras, Ellen G.	The Northern Trust Company	Vice President
Vice President

Baron, Tracy L.	The Northern Trust Company	Vice President
Vice President

Barr, Andrea C.	The Northern Trust Company	Vice President
Vice President

Bartczyszyn, Michael S.	The Northern Trust Company	Vice President
Vice President

Basso, Belinda M.	The Northern Trust Company	Vice President
Vice President

Beckman, Carl P.	The Northern Trust Company	Senior Vice President
Senior Vice President & Treasurer

Behar, Gregory S.	The Northern Trust Company	Senior Vice President
Senior Vice President

Benson, Jacquelyn M.	The Northern Trust Company	Vice President
Vice President

Bergson, Robert H.	The Northern Trust Company	Senior Vice President
Senior Vice President

Bieber, Christopher	The Northern Trust Company	Vice President
Vice President

Blair, Timothy P.	The Northern Trust Company	Vice President
Vice President

Bleecker, Ali K.	The Northern Trust Company	Senior Vice President
Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Boeckmann, Eric Vonn	The Northern Trust Company	Senior Vice President
Senior Vice President

Bohlin, Andrew P.	The Northern Trust Company	Vice President
Vice President

Browne, Kieran	The Northern Trust Company	Senior Vice President
Senior Vice President

Browne, Robert P.	The Northern Trust Company	Executive Vice President
Executive Vice President, Director and CIO

Buerckholtz, Elizabeth J.	The Northern Trust Company	Senior Vice President
Senior Vice President

Bugajski, James Edward	The Northern Trust Company	Vice President
Vice President

Bukoll, Martin B.	The Northern Trust Company	Senior Vice President
Senior Vice President

Burgul, Cevdet Sertan	The Northern Trust Company	Vice President
Vice President

Bursua, Brian M.	The Northern Trust Company	Vice President
Vice President

Carberry, Craig R.	The Northern Trust Company	Senior Attorney
Secretary

Carlson, Christopher W.	The Northern Trust Company	Executive Vice President
Executive Vice President and Chief Operating Officer

Carlson, Mark D.	The Northern Trust Company	Senior Vice President
Senior Vice President

Carlson, Robert A.	The Northern Trust Company	Vice President
Vice President

Carroll, Keith D.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Chico, Michael R.	The Northern Trust Company	Vice President
Vice President

Clark, Richard L.	The Northern Trust Company	Senior Vice President
Senior Vice President

Cohodes, Jeffrey D.	The Northern Trust Company	Executive Vice President
Executive Vice President, Director and Chief Operating Officer

Connellan, Kevin Anthony	The Northern Trust Company	Senior Vice President
Senior Vice President

Costello, Joseph H.	The Northern Trust Company	Vice President
Vice President

Cousins, Stephen J.	The Northern Trust Company	Senior Vice President
Senior Vice President

Cristello, John P.	The Northern Trust Company	Vice President
Vice President

Cubeles, Alain	The Northern Trust Company	Senior Vice President
Senior Vice President

Czochara, Susan C.	The Northern Trust Company	Senior Vice President
Senior Vice President

D’Arienzo, Louis R.	Northern Trust Bank, N.A.	Vice President
Vice President

Danaher, James	The Northern Trust Company	Senior Vice President
Senior Vice President

Dehnert, Melissa Ann	The Northern Trust Company	Vice President
Vice President

Dekhayser, Jordan D.	The Northern Trust Company	Vice President
Vice President

Delaney, Michael J.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Dennehy II, William	The Northern Trust Company	Vice President
Vice President

Dering, Michael C.	The Northern Trust Company	Vice President
Vice President

Detroy, Timothy J.	The Northern Trust Company	Vice President
Vice President

Diehl, Jr., Joseph R.	The Northern Trust Company	Senior Vice President
Senior Vice President

Dorsey, Jennifer Ann	The Northern Trust Company	Vice President
Vice President

Doucette, Mary S.	The Northern Trust Company	Senior Vice President
Senior Vice President

Doyle, Michael T.	The Northern Trust Company	Vice President
Vice President

Driscoll, Peter John	The Northern Trust Company	Vice President
Vice President

Drucker, Michael J.	The Northern Trust Company	Vice President
Vice President

Duvall, Margret Eva	The Northern Trust Company	Senior Vice President
Senior Vice President

Dwyer, Patrick E.	The Northern Trust Company	Vice President
Vice President

Ebel, Christopher John	The Northern Trust Company	Vice President
Vice President

Egizio, Michael P.	The Northern Trust Company	Vice President
Vice President

Evans, Megan Chapman	The Northern Trust Company	Senior Vice President
Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Everett, Steven R.	The Northern Trust Company	Senior Vice President
Senior Vice President

Ewing, Peter K.	The Northern Trust Company	Senior Vice President
Senior Vice President

Ferguson, Jr., John Allen	The Northern Trust Company	Vice President
Vice President

Finegan, Sean A.	The Northern Trust Company	Vice President
Vice President

Fletcher, Christina Lee	The Northern Trust Company	Vice President
Vice President

Flinn, John E.	The Northern Trust Company	Vice President
Vice President

Flood, Peter J.	The Northern Trust Company	Senior Vice President
Senior Vice President

Flowers, Joseph J.	The Northern Trust Company	Vice President
Vice President

Flynn, Mary Ann	The Northern Trust Company	Vice President
Vice President

Franklin, Carolyn D.	The Northern Trust Company	Vice President
Vice President

Freitag, Lee R.	The Northern Trust Company	Vice President
Vice President

Fronk, Christopher A.	The Northern Trust Company	Senior Vice President
Senior Vice President

Gayle III, Robert Harold	The Northern Trust Company	Vice President
Vice President

Geisler, Maria	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Gellen, Sophia S.	The Northern Trust Company	Vice President
Vice President

Geller, Stephanie L.	The Northern Trust Company	Senior Vice President
Senior Vice President

Geraghty, Kim Marie	The Northern Trust Company	Former Vice President
Vice President

Ginsberg, Lynne Noel	The Northern Trust Company	Vice President
Vice President

Gordon, Denise Christina	The Northern Trust Company	Vice President
Vice President

Gossett, Mark C.	The Northern Trust Company	Senior Vice President
Director, Executive Vice President & COO

Gould, Betty C.	The Northern Trust Company	Vice President
Vice President

Gregg, Laura Jean	The Northern Trust Company	Vice President
Vice President

Griffin, Michelle D.	The Northern Trust Company	Senior Vice President
Senior Vice President

Halter, Ann M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Hammer, Alice S.	The Northern Trust Company	Vice President
Vice President

Harrell, Alec	The Northern Trust Company	Vice President
Vice President

Harris, Nora J.	The Northern Trust Company	Vice President
Vice President

Hawkins, Sheri Barker	The Northern Trust Company	Senior Vice President
Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Hearty, Stephen Aprea	The Northern Trust Company	Senior Vice President
Senior Vice President

Hecimovich, Sandra M.	The Northern Trust Company	Vice President
Vice President

Heckler, Jennifer A.	The Northern Trust Company	Vice President
Vice President

Hersted, Jillian R.	The Northern Trust Company	Vice President
Vice President

Hest, Stefanie Jaron	The Northern Trust Company	Senior Vice President
Senior Vice President

Hickman, Joanne	The Northern Trust Company	Senior Vice President
Senior Vice President

Hill, Susan	The Northern Trust Company	Senior Vice President
Senior Vice President

Hockley, Jackson L.	The Northern Trust Company	Senior Vice President
Senior Vice President

Holland, Jean-Pierre	The Northern Trust Company	Vice President
Vice President

Honold, Christopher M.	The Northern Trust Company	Vice President
Vice President

Howe, Luke J.	The Northern Trust Company	Senior Vice President
Senior Vice President

Hudson, Ylondia M.	The Northern Trust Company	Vice President
Vice President

Hurley, William F.	The Northern Trust Company	Vice President
Vice President

Hyatt, William E.	The Northern Trust Company	Vice President
Vice President

Hynes, Daniel T.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Inzunza, Richard J.	The Northern Trust Company	Vice President
Vice President

Iwanicki, John W.	The Northern Trust Company	Senior Vice President
Senior Vice President

Jackson, John	The Northern Trust Company	Vice President
Vice President

Jackson, Tamara L.	The Northern Trust Company	Senior Vice President
Senior Vice President

Jacobs, Peter M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Jaeger, Christopher J.	The Northern Trust Company	Vice President
Vice President

Jaffe, Harry Y.	The Northern Trust Company	Vice President
Vice President

Jampani, Madhavi Choudary	The Northern Trust Company	Vice President
Vice President

Jenkins, John Scott	The Northern Trust Company	Vice President
Vice President

Johnson, Amy L.	The Northern Trust Company	Vice President
Vice President

Johnston, Lucia A.	The Northern Trust Company	Vice President
Vice President

Jorgensen, Joseph H.	The Northern Trust Company	Vice President
Vice President

Joves, Evangeline Mendoza	The Northern Trust Company	Vice President
Vice President

Kalp, Kathleen	The Northern Trust Company	Senior Vice President
Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Kalter, Kristin M.	The Northern Trust Company	Vice President
Vice President

Kane, James P.	The Northern Trust Company	Senior Vice President
Senior Vice President

Kanter, Ann F.	The Northern Trust Company	Senior Vice President
Senior Vice President

Katz, Evan S.	The Northern Trust Company	Vice President
Vice President

Katz, Naomi E.	The Northern Trust Company	Vice President
Vice President

Kazaz, Tayfun	The Northern Trust Company	Vice President
Vice President

Kennedy, Michael	The Northern Trust Company	Vice President
Vice President

Kenzer, David T.	The Northern Trust Company	Vice President
Vice President

King III, Archibald E.	The Northern Trust Company	Senior Vice President
Senior Vice President

Kinney, Lorne Ann	The Northern Trust Company	Vice President
Vice President

Klein, Stephanie K.	The Northern Trust Company	Senior Vice President
Senior Vice President

Koch, Deborah L.	The Northern Trust Company	Senior Vice President
Senior Vice President

Konstantos, John A.	The Northern Trust Company	Vice President
Vice President

Korytowski, Donald H.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Kotsogiannis, Nikolas	The Northern Trust Company	Vice President
Vice President

Kovacs, Michael R.	The Northern Trust Company	Senior Vice President
Senior Vice President

Krauter, Michael L.	The Northern Trust Company	Vice President
Vice President

Kresnicka, Kevin R.	The Northern Trust Company	Vice President
Vice President

LaBelle, John C.	The Northern Trust Company	Vice President
Vice President

Latella, Regina J.	The Northern Trust Company	Vice President
Vice President

Leahey, Jodie Terese	The Northern Trust Company	Senior Vice President
Senior Vice President

Ledford, Diana L.	The Northern Trust Company	Vice President
Vice President

Letts, Heather M.	The Northern Trust Company	Vice President
Vice President

Lico, Dennis	The Northern Trust Company	Vice President
Vice President

Lillis, James E.	The Northern Trust Company	Vice President
Vice President

Loftus, Julie M.	The Northern Trust Company	Vice President
Vice President

Logan, Lyle	The Northern Trust Company	Executive Vice President
Director & Executive Vice President

Ludwig, Jeanne M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Lukic, Mary	The Northern Trust Company	Vice President
Vice President

Lupi, Lisa Ann	The Northern Trust Company	Vice President
Vice President

Lyne, Cary J.	The Northern Trust Company	Senior Vice President
Senior Vice President

Lyons, William A.	The Northern Trust Company	Vice President
Vice President

Mastuantuono, Deborah A.	The Northern Trust Company	Senior Vice President
Senior Vice President

McCart, Mary Jane	The Northern Trust Company	Senior Vice President
Senior Vice President

McDonald, James D.	The Northern Trust Company	Senior Vice President
Senior Vice President

McDougal, Lisa M.	The Northern Trust Company	Vice President
Vice President

McEldowney, Douglas J.	The Northern Trust Company	Senior Vice President
Senior Vice President

McGregor, Timothy T.	The Northern Trust Company	Senior Vice President
Senior Vice President

Meadows III, Edmund C.	The Northern Trust Company	Vice President
Vice President

Mecca, Melinda S.	The Northern Trust Company	Senior Vice President
Senior Vice President

Mehta, Ashish R.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Merrit, Hollis E.	The Northern Trust Company	Vice President
Vice President

Meservey, Marilyn J.	The Northern Trust Company	Vice President
Vice President & Assistant Treasurer

Miller, Nathan D.	The Northern Trust Company	Vice President
Vice President

Mirante, John P.	The Northern Trust Company	Vice President
Vice President

Mitchell, James L.	The Northern Trust Company	Senior Vice President
Senior Vice President

Muench, Scott O.	The Northern Trust Company	Senior Vice President
Senior Vice President

Murphy, Shaun D.	The Northern Trust Company	Senior Vice President
Senior Vice President

Nass, Curtis A.	The Northern Trust Company	Vice President
Vice President

Nellans, Charles J.	The Northern Trust Company	Vice President
Vice President

Nelson, Daniel J.	The Northern Trust Company	Vice President
Vice President

Newman, Greg	The Northern Trust Company	Vice President
Vice President

Nickey III, William M.	The Northern Trust Company	Vice President
Vice President

Northfell, Catherine J.	The Northern Trust Company	Senior Vice President
Senior Vice President

O’Brien, Thomas E.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
O’Connor, Eileen M.	The Northern Trust Company	Vice President
Vice President

O’Connor, Michael P.	The Northern Trust Company	Vice President
Vice President

O’Rourke, Kevin P.	The Northern Trust Company	Vice President
Vice President

Ortega, Leigh Ann	The Northern Trust Company	Vice President
Vice President

O’Shaughnessy, Kevin J.	The Northern Trust Company	Vice President
Vice President

Padilla, Francis R. G.	The Northern Trust Company	Vice President
Vice President

Pedersen, Brad T.	The Northern Trust Company	Vice President
Vice President

Peron, Matthew	The Northern Trust Company	Senior Vice President
Senior Vice President

Personette, Daniel J.	The Northern Trust Company	Vice President
Vice President

Peters, Michael J.	The Northern Trust Company	Vice President
Vice President

Pincus, Jonathan S.	The Northern Trust Company	Senior Vice President
Senior Vice President

Plehn, Pamela	The Northern Trust Company	Vice President
Vice President

Pollak, Donald R.	The Northern Trust Company	Senior Vice President
Senior Vice President

Ponton, Mark S.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Potter, Ofelia M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Potter, Stephen N.	The Northern Trust Company	Executive Vice President
Chairman, President and Chief Executive Officer

Pries, Katie D.	The Northern Trust Company	Senior Vice President
Senior Vice President

Provanzana, Beth Marie	The Northern Trust Company	Senior Vice President
Senior Vice President

Provo, Brian Allen	The Northern Trust Company	Vice President
Vice President

Quinn, Patrick D.	The Northern Trust Company	Vice President
Vice President

Rakowski, Andrew F.	The Northern Trust Company	Vice President
Vice President

Rakvin, Chad M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Reeder, Brent D.	The Northern Trust Company	Senior Vice President
Senior Vice President

Rein, Randall	The Northern Trust Company	Senior Vice President
Senior Vice President

Reller, Jacqueline R.	The Northern Trust Company	Vice President
Vice President

Renaud, Donna Lee	The Northern Trust Company	Senior Vice President
Senior Vice President

Richardson, Kristina Anne	The Northern Trust Company	Senior Vice President
Senior Vice President

Robertson, Alan W.	The Northern Trust Company	Senior Vice President
Director and Executive Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Robertson, Colin A.	The Northern Trust Company	Senior Vice President
Senior Vice President

Rocha, Heather Parkes	The Northern Trust Company	Vice President
Vice President

Roncoroni, Jaime Lauren	The Northern Trust Company	Vice President
Vice President

Ryer, Alexander D.	The Northern Trust Company	Vice President
Vice President

St. Clair, Joyce	The Northern Trust Company	Executive Vice President
Director

Sampson, Jeffrey David	The Northern Trust Company	Vice President
Vice President

Santiccioli, Steven J.	The Northern Trust Company	Vice President
Vice President

Schweitzer, Eric K.	The Northern Trust Company	Senior Vice President
Senior Vice President

Sclafani, Guy J.	The Northern Trust Company	Senior Vice President
Senior Vice President

Severs, Matthew C.	The Northern Trust Company	Vice President
Vice President

Sewell, Vernessa	The Northern Trust Company	Vice President
Vice President

Shane, Adam Marshall	The Northern Trust Company	Vice President
Vice President

Shapley, Brian J.	The Northern Trust Company	Senior Vice President
Senior Vice President

Shipley, Christopher D.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Sodergren, Mark C.	The Northern Trust Company	Vice President
Vice President

Spartz, Carol J.	The Northern Trust Company	Vice President
Vice President

Staff, Maggie R.	The Northern Trust Company	Vice President
Vice President

Stewart, Allison Walpole	The Northern Trust Company	Vice President
Vice President

Stoeber, Kurt S.	The Northern Trust Company	Vice President
Vice President

Stolfi, James R.	The Northern Trust Company	Vice President
Vice President

Sullivan, Carol H.	The Northern Trust Company	Senior Vice President
Senior Vice President

Sullivan, Catherine M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Sullivan, Kevin P.	The Northern Trust Company	Senior Vice President
Senior Vice President

Szaflik, Carolyn B.	The Northern Trust Company	Senior Vice President
Senior Vice President

Szostak II, Jon E.	The Northern Trust Company	Vice President
Vice President

Szymanek, Frank D.	The Northern Trust Company	Senior Vice President
Senior Vice President

Taylor, Cynthia	The Northern Trust Company	Vice President
Vice President

Taylor, James C.	Northern Trust Securities, Inc.	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Thomas, Shundraun	The Northern Trust Company	Senior Vice President
Senior Vice President

Thomas, Wanda Williams	The Northern Trust Company	Vice President
Vice President

Thompson, Jane W.	The Northern Trust Company	Senior Vice President
Senior Vice President

Towle, Michael J.	The Northern Trust Company	Vice President
Vice President

Trafford, Edward	The Northern Trust Company	Vice President
Vice President

Tungol, John	The Northern Trust Company	Vice President
Vice President

Turner, Betsy Licht	The Northern Trust Company	Senior Vice President
Senior Vice President

Tushman, Matthew R.	The Northern Trust Company	Senior Vice President
Senior Vice President

Unger, David J.	The Northern Trust Company	Vice President
Vice President

Van Alstyne, Christopher W.	The Northern Trust Company	Senior Vice President
Senior Vice President

Varchetto, Brett A.	The Northern Trust Company	Vice President
Vice President

Vardas, Michael A.	The Northern Trust Company	Senior Vice President
Director

Vigsnes II, Richard Allan	The Northern Trust Company	Senior Vice President
Senior Vice President

Vinje, Jens A.	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Wagner, Christopher M.	The Northern Trust Company	Senior Vice President
Vice President

Warland, Jeff M.	The Northern Trust Company	Senior Vice President
Senior Vice President

Warner, Scott B.	The Northern Trust Company	Vice President
Vice President

Waters, Courtney	The Northern Trust Company	Vice President
Vice President

Weaver, Jacob C.	The Northern Trust Company	Senior Vice President
Senior Vice President

Wennlund, Lloyd A.	The Northern Trust Company	Executive Vice President
Director and Executive	Northern Trust Securities, Inc.	President
Vice President

Wilczek, Diane M.	The Northern Trust Company	Vice President
Vice President

Wilkins, Anthony E.	The Northern Trust Company	Senior Vice President
Senior Vice President

Williams, David R.	The Northern Trust Company	Vice President
Vice President

Williams, II, Gregory L.	The Northern Trust Company	Vice President
Vice President

Williams, Thomas C.	The Northern Trust Company	Vice President
Vice President

Winters, Marie C.	The Northern Trust Company	Vice President
Vice President

Wolfe, Joseph E.	The Northern Trust Company	Vice President
Vice President

Wright, Mary Kay	The Northern Trust Company	Vice President
Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Yi, Peter	The Northern Trust Company	Vice President
Vice President

ITEM 32. PRINCIPAL UNDERWRITERS

Not Applicable

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The Agreement and Declaration of Trust, By-laws and minute books of the Registrant and all other accounts, books and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules promulgated thereunder are in the physical possession of The Northern Trust Company and NTI, each located at 50 South LaSalle Street, Chicago, Illinois 60603. Records for Northern Funds Distributors, LLC, the distributor, are located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

ITEM 34. MANAGEMENT SERVICES

Not Applicable

ITEM 35. UNDERTAKINGS

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 79 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 28th day of March, 2011.

NORTHERN INSTITUTIONAL FUNDS

By:	/s/ Lloyd A. Wennlund
Lloyd A. Wennlund
President